UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

☑ Filed by the registrant	☐ Filed by a party other than the registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RENTECH, INC.

(Name of Registrant as Specified in Its Chapter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction.
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

RENTECH, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 1, 2014

You are cordially invited to attend the annual meeting of shareholders of Rentech, Inc.

Time and Date:	8:30 a.m. PDT on July 1, 2014. Check-in will begin at 7:30 a.m. PDT and you should allow ample time for the check-in procedures.

Place:	Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California 90045

Items of Business:	(1) To approve an increase of the size of the Board of Directors of Rentech from nine seats to ten seats (the “Board Expansion Proposal”);

(2) To elect three directors for terms of three years each;

(3) To approve an amendment to the bylaws of Rentech to implement a majority vote standard for uncontested elections of directors (the “Majority Voting Proposal”);

(4)   To approve an amendment (the “First Plan Amendment”) to the Second Amended and Restated Rentech, Inc. 2009 Incentive Award Plan (the “Second Restated Plan”) to increase the number of shares available under the Second Restated Plan (the “First Plan Amendment Proposal”);

(5) To approve on an advisory (nonbinding) basis named executive officer compensation (the “Say-on-Pay Approval”);

(6) To ratify the selection of PricewaterhouseCoopers LLP as Rentech’s independent registered public accounting firm (the “Auditor Ratification Proposal”); and

(7) To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a Rentech shareholder as of the close of business on May 15, 2014.

Meeting Admission:	You are entitled to attend the annual meeting only if you were a Rentech shareholder as of the close of business on the record date or hold a valid proxy for the annual meeting, or are a guest of the Company. You should be prepared to present photo identification for admittance. If you are a registered shareholder, an admission ticket is attached to your proxy card. Please detach and bring the admission ticket with you to the meeting. Shareholders who do not present admission tickets at the meeting will be admitted only upon verification of ownership. If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on the record date for voting. Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on the record date. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting.

Voting:	Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 30, 2014. Internet and telephone voting are available 24 hours per day. If you vote via Internet or telephone, you do not need to return a proxy card. You are invited to attend the meeting; however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

Los Angeles, California

Date: May 16, 2014

By Order of the Board of Directors,

Colin M. Morris

Secretary

YOUR VOTE IS IMPORTANT

This proxy statement is furnished in connection with the solicitation of proxies by Rentech on behalf of the Board of Directors, for the 2014 annual meeting of shareholders. The proxy statement and the related proxy form are first being distributed to shareholders on or about May 21, 2014. You can vote your shares using one of the following methods:

•	Vote through the Internet at the website shown on the proxy card.

•	Vote by telephone using the toll-free number shown on the proxy card.

•	Complete and return a written proxy card.

•	Attend Rentech’s 2014 annual meeting of shareholders and vote.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 30, 2014. Internet and telephone voting are available 24 hours per day. If you vote via Internet or telephone, you do not need to return a proxy card.

You are invited to attend the meeting; however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 1, 2014

The Notice of Annual Meeting of Shareholders, this Proxy Statement, a form of proxy, and our Annual Report on Form 10-K for the year ended December 31, 2013, will be available at the Investor Relations portion of www.rentechinc.com. You may request, at no charge, an email copy of the proxy materials, including this Proxy Statement, a form of proxy and our Annual Report, or you may request, at no charge, an additional paper copy of these proxy materials, by submitting a request via mail to our principal executive offices located at 10877 Wilshire Boulevard, 10th Floor, Los Angeles, California 90024, Attention: Investor Relations. Alternatively, such a request may be made by telephone to our proxy solicitors, MacKenzie Partners, Inc., at (800) 322-2885 or by email at proxy@mackenziepartners.com. In order to facilitate timely delivery of additional proxy materials, requests must be made by June 16, 2014. We are unable to guarantee the timely delivery of additional proxy materials, via email or in hard copy, for requests made after this date.

RENTECH, INC.

10877 Wilshire Blvd., 10th Floor

Los Angeles, California 90024

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 1, 2014

This proxy statement is furnished to shareholders in connection with the solicitation by the Board of Directors (the “Board”) of Rentech, Inc. (“Rentech,” the “Company,” “we,” “us” or “our”) of proxies for use at the annual meeting of shareholders to be held at the Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California,

on July 1, 2014 at 8:30 a.m. PDT, and at any adjournments or postponements of the meeting.

We anticipate that this proxy statement and the accompanying form of proxy will be first sent or given to our shareholders on or about May 21, 2014.

VOTING SECURITIES AND VOTING RIGHTS

Only shareholders of record at the close of business on May 15, 2014 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements of the meeting. On the record date, 227,707,374 shares of common stock par value $0.01 per share (the “Common Stock”), were outstanding held by 431 shareholders of record and 100,000 shares of Series E Convertible Preferred Stock, par value $10.00 per share (the “Series E Preferred Stock”), were outstanding held by eight shareholders of record. The shares of Series E Preferred Stock are convertible into an aggregate of 45,045,045 shares of Common Stock, subject to adjustment. Each share of Common Stock outstanding on the record date entitles the holder to one vote on each matter submitted to a vote at the meeting. Each share of series E Preferred Stock outstanding on the record date entitles the holder to a number of votes equal to the number of shares of Common Stock into which such share is convertible on each matter submitted to a vote at the meeting. Cumulative voting is not allowed. Shares may only be voted by or on behalf of the shareholder of record. If a holder’s shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the shareholder of record.

Shareholders may vote in person or by proxy at the annual meeting. All properly executed proxies received prior to the commencement of voting at the meeting, and which have not been revoked, will be voted in accordance with the directions given. If no specific instructions are given for a matter to be voted upon, the holders of the proxy cards will vote the shares covered by proxies received by them (i) FOR the election of all of the Board’s nominees to the Board; and (ii) FOR the Board Expansion Approval, Majority Voting Proposal, First Plan Amendment Proposal, Say-on-Pay Proposal, and Auditor Ratification Proposal.

A quorum for the transaction of business at the meeting requires the presence at the annual meeting, in person or by proxy, of the holders of not less than a majority of the voting power of the outstanding shares of stock. If a quorum is present, the three nominees for election as directors who receive the greatest number of votes in favor of their election at the meeting will be elected. Cumulative voting is not allowed for the election of directors. If a quorum is present: (i) the Board Expansion Proposal and Majority Voting Proposal will be approved if the holders of two-thirds or more of the voting power of the outstanding shares of stock that are entitled to vote on such proposals approve such proposals; and (ii) the Say-on-Pay Proposal, the First Plan Amendment Proposal and the Auditor Ratification Proposal will be approved if the votes cast favoring each proposal exceed the votes cast opposing such proposal.

If brokers have not received any instruction from their customers on how to vote the customer’s shares on a particular proposal, the brokers are allowed to vote on routine matters but not on non-routine proposals. The absence of votes by brokers on non-routine matters are “broker non-votes.” Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have

RENTECH, INC.  ï  2014 Proxy Statement    1

no effect on the election of directors, the Say-on-Pay Proposal, the First Plan Amendment Proposal or the Auditor Ratification Proposal. As the Auditor Ratification Proposal is a routine proposal, broker non-votes are not expected to result from this proposal. Abstention and broker non-votes will have the same effect as AGAINST votes on the Board Expansion Proposal and the Majority Voting Proposal.

Any shareholder giving a proxy pursuant to the present solicitation has the power to revoke it at any time before it is exercised. It may be revoked by giving a subsequent proxy or by mailing to our principal executive offices at 10877 Wilshire Boulevard, 10th Floor, Los Angeles, California 90024, Attn: Secretary, an instrument of revocation. If you vote electronically via the Internet or telephone, a proxy may be revoked by the submission of a later electronic proxy. A proxy may also be revoked by attending the meeting and giving our Secretary a vote in person (subject to the restriction that a shareholder holding shares in street name must bring to the meeting a legal proxy from the broker, bank, or other nominee holding that shareholder’s shares which confirms that shareholder’s beneficial ownership of the shares and gives the shareholder the right to vote the shares).

We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement. We will furnish copies of solicitation materials to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of our Common Stock that are held in their names. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. We have retained MacKenzie Partners, Inc. to assist us with the solicitation of proxies and will pay them a retainer fee of $30,000 plus expenses. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, and personal solicitation by our directors, officers, and other employees. No additional compensation will be paid to our directors, officers, or other employees for these services.

The purposes of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. As of the date of this proxy statement, management knows of no other business that will be presented for consideration at the meeting. However, if any such other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the best judgment of the persons acting under said proxies.

2    RENTECH, INC.  ï  2014 Proxy Statement

BOARD EXPANSION PROPOSAL

(Proxy Item 1)

We are asking our shareholders to approve an amendment to our articles of incorporation to authorize an increase in the maximum size of our Board from nine to ten directors.

Current Maximum Board Size

Currently, Article 6, Section 1 of our articles of incorporation provides that the number of directors of the Company shall be not less than three nor more than nine persons.

Proposed Expansion of Maximum Board Size

The proposed amendment to our articles of incorporation implementing the Board Expansion Proposal is reflected in Annex A attached hereto (the “Board Increase Amendment”). If the Board Increase Amendment is approved by the requisite vote, (i) we will so amend Article 6, Section 1 of our articles of incorporation and (ii) the Board will adopt a resolution amending Section 3.3 of our bylaws to similarly increase the maximum size of our Board from nine to ten directors.

We agreed to seek stockholder approval to expand the Board to ten members pursuant to the terms of our Settlement Agreement with Engaged Capital, LLC (“Engaged Capital”) and Lone Star Value Management, LLC (the “Settlement Agreement”). We further agreed in the Settlement Agreement that if the Board Increase Amendment is approved by the requisite vote, the resulting vacancy created on the Board shall be filled by a new director selected by the Board and subject to the consent of Engaged Capital LLC, such consent not to be unreasonably withheld. The new director will serve in the class of directors whose current terms expire at the 2015 annual meeting of shareholders. The Board supports the proposed expansion of its size and recommends the shareholders approve this proposal.

Vote Required

In order to effect the Board Increase Amendment, we must obtain the affirmative vote of the holders of two-thirds or more of the voting power of the outstanding shares of stock that are entitled to vote on the proposal.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE BOARD EXPANSION PROPOSAL.

RENTECH, INC.  ï  2014 Proxy Statement    3

ELECTION OF DIRECTORS

(Proxy Item 2)

There are currently nine positions on the Board. The Board currently is divided into three classes, one of which currently consists of four directors, one of which currently consists of two directors and one of which currently consists of three directors. If the Board Expansion Proposal is approved, there will be ten positions on the Board, which will be divided into three classes, one of which will consist of four directors, and two of which will consist of three directors each. The directors in each class are elected for three years and until the election and qualification of their successors.

Information Regarding Directors Elected by the Holders of Common Stock.

Michael S. Burke, General (ret) Wesley K. Clark and Ronald M. Sega have been nominated for election as directors for a term of three years each and until their successors have qualified and are elected. Messrs. Burke, Clark and Sega are presently members of the Board, elected at the 2011 annual meeting of shareholders. All other members of the Board will continue in office until the expiration of their respective terms at the 2015 or 2016 annual meetings of shareholders.

If your vote is properly submitted, it will be voted for the election of the nominees named above, unless contrary instructions are specified. Each nominee has consented to serve if elected. Although the Board has no reason to believe that any of the nominees will be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card will vote, unless the number of nominees or directors is reduced by the Board, for such other nominee or nominees as the Nominating and Corporate Governance Committee of the Board may propose and the Board approves.

Information Regarding Nominees for Election:

Michael S. Burke,

Director, Age 51—

Mr. Burke was appointed as a director of Rentech in March 2007 and was appointed as a director of Rentech Nitrogen GP, LLC in July 2011. He serves as chair of the Audit Committee and a member of the Compensation Committee. Mr. Burke also chairs the Audit Committee of Rentech Nitrogen GP, LLC. Mr. Burke was appointed Chief Executive Officer and President of AECOM Technology Corporation, or AECOM, on March 6, 2014. AECOM is a global provider of professional technical and management support services to government and commercial clients. From October 1, 2011 through March 5, 2014, Mr. Burke served as President of AECOM. From December 2006 through September 2011, Mr. Burke served as Executive Vice President, Chief Financial Officer of AECOM. Mr. Burke joined AECOM as Senior Vice President, Corporate Strategy in October 2005. From 1990 to 2005, Mr. Burke was with the accounting firm, KPMG LLP, where he served in various senior leadership positions, most recently as a Western Area Managing Partner from 2002 to 2005. Mr. Burke also was a member of the board of directors of KPMG from 2000 through 2005. While on the board of directors of KPMG, Mr. Burke served as the Chairman of the Board Process and Governance Committee and a member of the Audit and Finance Committee. Mr. Burke also serves on the boards of directors of various charitable and community organizations. Mr. Burke received a B.S. degree in accounting from the University of Scranton and a J.D. degree from Southwestern University. The Board has determined that

Mr. Burke brings to the Board extensive accounting, financial and business experience, including experience as an executive officer of a public company, and therefore he should serve on the Board.

General (ret) Wesley K. Clark,

Director, Age 69—

General (ret) Wesley Clark was appointed as a director of Rentech in December 2010 and he serves on the Audit Committee. General Clark is an active investment banker and strategic energy consultant in the oil, gas, biofuels, solar and wind industries in the United States, Europe, and Latin America. He serves as Chairman of UGR, LLC a boutique investment bank and consulting firm based in Washington, DC. In 2003 General Clark founded his own strategic consulting firm, Wesley K. Clark and Associates, where he currently serves as Chairman and Chief Executive Officer and from 2000 to 2003, General Clark was a managing director at Stephens, Inc., an investment banking firm based in Arkansas. He acts as a Senior Advisor to the Blackstone Group with a focus in the energy sector. General Clark currently and historically has served on several public and private company boards in the areas of energy, infrastructure and technology. He serves on the board of directors of the following publically traded companies: BNK Petroleum Inc., an energy company focused on the acquisition, exploration and production of large oil and gas reserves; Bankers Petroleum Ltd., a Canadian based oil and gas exploration and

4    RENTECH, INC.  ï  2014 Proxy Statement

production company; BNK Petroleum, Inc., an energy company focused on the acquisition, exploration and production of large oil and gas reserves; Amaya Gaming, a Canadian company in the electronic gaming industry, Petromanas Energy Inc., an international oil and gas company; and Premier Alliance, a business advisory and consulting firm. General Clark retired a four star general from the United States Army in 2000, as NATO Supreme Allied Commander, Europe, following a 38 year Army career. He is a recipient of numerous U.S. and foreign awards, including the Presidential Medal of Freedom and Honorary Knighthoods from The United Kingdom and Netherlands. He graduated first in his class from the United States Military Academy at West Point and attended Oxford University as a Rhodes Scholar earning degrees in philosophy, politics and economics. The Board has determined that General Clark brings to the Board extensive leadership experience, including having held high-ranking positions in the United States Army, and directorial and governance experience as a result of having served on boards of directors of numerous companies in the financial and energy sectors.

Ronald M. Sega,

Director, Age 61—

Dr. Sega was appointed as a director of Rentech in December 2007 and he serves as chair of the Nominating and Corporate Governance Committee. Currently Dr. Sega serves as Director, Systems Engineering Programs and Special Assistant to the Chancellor for Strategic Initiatives at Colorado State University. From 2010 to 2013 he served as Vice President and Enterprise Executive for Energy and the Environment for both Colorado State University (CSU) and The Ohio State University (OSU), two Land-Grant universities engaged in efficient, sustainable development of practical products using natural resources (e.g. land/crops, forests, water, natural gas, etc.) through education, research and outreach. At CSU, he served as chair of the Sustainability, Energy, and Environment Advisory Committee. Dr. Sega also served as chair of the President’s and the Provost’s Council on Sustainability at OSU. Since 2008, Dr. Sega has served as a member of the board of directors of Woodward Inc., a public company that designs, manufactures and services energy control systems and components for aircraft and industrial engines and turbines. From August 2005 to August 2007, Dr. Sega served as Under Secretary for the U.S. Air Force. In that capacity, he oversaw the recruiting, training and equipping of approximately 700,000 people and a budget of approximately $110 billion and was the first senior energy official for the Air Force. Designated as the Department of Defense (DoD) Executive Agent for Space, Dr. Sega developed, coordinated and integrated plans and programs for all Department of Defense space major defense acquisition programs. From August 2001 until July 2005, Dr. Sega was Director of Defense Research and Engineering, Office of the Secretary of Defense, serving as the Chief Technology Officer for the DoD. Dr. Sega worked for NASA from 1990 until 1996 and made two shuttle flights during his career as an astronaut. He serves on several non-profit boards: Alaska Aerospace Corporation, Energy Institute for 21st Century Energy of the U.S. Chamber of Commerce, Air University Board of Visitors, U.S. Army Science Board, and U.S. Space Foundation Board of Directors. Dr. Sega received a B.S. in mathematics and physics from the United States Air Force Academy in 1974, a master of science degree in physics from The Ohio State University in 1975, and a doctorate in electrical engineering from the University of Colorado in 1982. The Board has determined that Dr. Sega brings to the Board a strong background in sustainability, energy, environment, aerospace, technology research, and operations with significant experience in leadership positions, including those involving responsibility for large budgets, and therefore he should serve on the Board.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” ELECTION OF THE BOARD’S NOMINEES LISTED ABOVE.

Information Regarding Continuing Directors with Terms Expiring in 2015:

D. Hunt Ramsbottom,

Chief Executive Officer, President and Director, Age 56—

Mr. Ramsbottom was appointed President and as a director of Rentech in September 2005, and he was appointed Chief Executive Officer of Rentech in December 2005. Prior to his appointment, Mr. Ramsbottom had been serving as a consultant to Rentech since August 2005 under the terms of a Management Consulting Agreement that Rentech entered into with Management Resource Center, Inc. Mr. Ramsbottom has over 25 years of experience building and managing growth companies. Prior to accepting his position at Rentech, Mr. Ramsbottom held various key management positions including: from 2004 to 2005, as Principal and Managing

Director of Circle Funding Group, LLC, a buyout firm; from 1997 to 2004, as Chief Executive Officer and Chairman of M2 Automotive, Inc., an automotive repair venture; and from 1989 to 1997, as Chief Executive Officer of Thompson PBE, a supplier of paints and related supplies, which was acquired by FinishMaster, Inc. in 1997. On April 17, 2005, M2 Automotive, Inc. completed an assignment for the benefit of its creditors pursuant to a state law insolvency proceeding. Mr. Ramsbottom holds a B.S. degree from Plymouth State University. The Board has determined that Mr. Ramsbottom brings to the Board knowledge of our business and his historical understanding of our operations gained through his service as our President and Chief Executive Officer and experience with companies as their

RENTECH, INC.  ï  2014 Proxy Statement    5

chief executive officer, principal and/or managing director, and therefore he should serve on the Board. In July 2011, Mr. Ramsbottom was appointed Chief Executive Officer and as a member of the board of directors of Rentech Nitrogen GP, LLC, the general partner of Rentech Nitrogen Partners, L.P. (NYSE: RNF). Rentech Nitrogen GP, LLC is one of our indirect wholly-owned subsidiaries and Rentech Nitrogen Partners, L.P. is one of our indirect majority-owned subsidiaries.

Halbert S. Washburn,

Director and Chairman of the Board, Age 54—

Mr. Washburn was appointed as a director of Rentech in December 2005, and has served as Chairman of the Board since June 2011. He also serves on the Compensation Committee and the Finance Committee. In July 2011, Mr. Washburn was appointed as a director of Rentech Nitrogen GP, LLC. Mr. Washburn has over 25 years of experience in the energy industry. Since April 2010, Mr. Washburn has been the Chief Executive Officer of BreitBurn GP, LLC, the general partner of BreitBurn Energy Partners LP. From August 2006 until April 2010, he was the co-Chief Executive Officer and served on the board of directors of BreitBurn GP, LLC. In December 2011, he was reappointed as a member of the board of directors of BreitBurn GP, LLC. He has served as the Co-President and a director of BreitBurn Energy Corporation since 1988. He also has served as a co-Chief Executive Officer and a director for Pacific Coast Energy Holdings, LLC (formerly BreitBurn Energy Holdings, LLC) and as co-Chief Executive Officer and a director of PCEC (GP), LLC (formerly BEH (GP), LLC). Since September 2013, Mr. Washburn has served on the board of directors of Jones Energy, Inc., a publically traded oil and gas exploration and production company. Mr. Washburn previously served as Chairman on the Executive Committee of the board of directors of the California Independent Petroleum Association. He also served as Chairman of the Stanford University Petroleum Investments Committee and as Secretary and Chairman of the Wildcat Committee. The Board has determined that Mr. Washburn brings to the Board knowledge of our business, extensive experience in the field of energy and with the MLP structure, including his service as an executive officer and director of several BreitBurn entities, and familiarity with start-up and public energy companies, and therefore he should serve on the Board.

Information Regarding Continuing Directors with Terms Expiring in 2016:

Edward M. Stern,

Director, Age 55—

Mr. Stern was appointed as a director of Rentech in December 2006. He serves as chair of the Compensation Committee and as a member of the Finance Committee and the Nominating and Corporate Governance Committee. He has nearly 30 years of experience leading the successful development, financing and operation of major energy and infrastructure projects. Mr. Stern is the President and Chief Executive Officer of PowerBridge, LLC, the leading developer of non-utility, privately financed electric transmission systems in the U.S. PowerBridge has developed, financed, constructed and now operates more than 1300 megawatts of transmission capacity, with a total investment in excess of $1.5 billion. Under Mr. Stern’s guidance, PowerBridge has developed and built the Neptune Regional Transmission System, completed in 2007, and the Hudson Transmission Project, completed in 2013, both on budget and ahead of schedule. Mr. Stern is also responsible for several other major energy infrastructure projects currently under development by PowerBridge. From 1991 through 2004, Mr. Stern was employed by Enel North America, Inc., a subsidiary of Enel SpA, an Italian electric utility company, and its predecessor, CHI Energy, Inc., an energy company that owned or operated nearly one hundred power plants in seven countries, specializing in renewable energy technologies including hydroelectric projects and wind farms. While at Enel North America, Inc. and CHI Energy, Inc., Mr. Stern served as General Counsel and, commencing in 1999, as President,

Director and Chief Executive Officer. Prior to joining CHI, Mr. Stern was a vice president with BayBanks, Inc., a Boston-based $10 billion financial services organization, where for six years he specialized in energy project finance, real estate restructurings and asset management. Mr. Stern also currently serves on the board of directors of CAN Capital, Inc., a financial services company. He is on the board of managers of Deepwater Wind, a developer of offshore wind projects and serves on the Advisory Board of Starwood Energy Group Global, LLC, a private equity firm specializing in energy and infrastructure investments. Mr. Stern received B.A., J.D. and M.B.A. degrees from Boston University. He is a member of the Massachusetts Bar and the Federal Energy Bar. The Board has determined that Mr. Stern brings to the Board significant management and legal experience at energy companies, including substantial project development experience, and his directorial and governance experience as a director at numerous companies, and therefore he should serve on the Board.

John A. Williams,

Director, Age 71—

Mr. Williams was appointed as a director of Rentech in November 2009. He serves on the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Williams has over 40 years of business experience, principally in the real estate and banking industries. Since January 2004, Mr. Williams has served as the Chief Executive Officer, President and Managing Member of Corporate

6    RENTECH, INC.  ï  2014 Proxy Statement

Holdings, LLC, a diversified holdings company, and since November 2004, he has served as Chief Executive Officer and Managing Member of Williams Realty Advisors, LLC, a real estate fund advisor to over $3 billion in assets. Mr. Williams is currently Chairman and Chief Executive Officer of Preferred Apartment Communities, Inc., a real estate investment trust. In 1970, Mr. Williams founded Post Properties, Inc., a developer, owner and manager of upscale multifamily apartment communities in selected markets in the United States. Mr. Williams served as Chief Executive Officer of Post Properties from 1970 until 2002, and he served on its board from inception until 2004. Mr. Williams served as

Chairman for Post Properties from inception until February 2003 and Chairman Emeritus from February 2003 until August 2004. Mr. Williams currently serves on the board of directors of the Atlanta Falcons of which he is also a minority owner. He previously served on a variety of boards of directors, including those of NationsBank Corporation, Barnett Banks, Inc. and Crawford & Company. Mr. Williams hold a B.S. degree in industrial management from Georgia Tech. The Board has determined that Mr. Williams brings to the Board over 40 years of business experience and directorial and governance experience on boards of directors, and therefore he should serve on the Board.

Information Regarding Directors Elected by the Holders of Series E Preferred Stock.

Issuance of Series E Preferred Stock; Board Designation Rights

On April 9, 2014, we filed Articles of Amendment (the “Articles of Amendment”) to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Colorado, which provided for the Series E Preferred Stock. Under the Articles of Amendment, in the election of directors to the Board:

•

for so long as the initial holders (or their Permitted Transferees (as defined in the Articles of Amendment)) of the outstanding shares of Series E Preferred Stock as of the original issue date own at least 85% of the shares of Series E Preferred Stock issued on the original issue date, the holders of the outstanding shares of Series E Preferred Stock, voting as a separate class, are entitled to elect two individuals to the Board (each, a “Series E Director”); and

•

for so long as the initial holders (or their Permitted Transferees) of the outstanding shares of Series E Preferred Stock as of the original issue date own at least 42.5% of the shares of Series E Preferred Stock issued on the original issue date, the holders of the outstanding shares of Series E Preferred Stock, voting as a separate class, are entitled to elect one Series E Director.

On April 9, 2014, Messrs. Dennis L. Yakobson and Michael F. Ray resigned from the Board. On the same date, the holders of the Series E Preferred Stock designated Messrs. Patrick J. Moore and Douglas I. Ostrover to fill the vacancies created by the resignations of Messrs. Ray and Yakobson, respectively.

Information Regarding Series E Director Designated to 2014 Class of Directors:

Douglas I. Ostrover,

Age 52—

Mr. Ostrover was appointed as a director of Rentech in April 2014 and he chairs the Finance Committee. Mr. Ostrover is a Senior Managing Director of The Blackstone Group and a Founder of GSO Capital Partners. Before co-founding GSO in 2005, Mr. Ostrover was a Managing Director of Credit Suisse First Boston (CSFB) and Chairman of the Leveraged Finance Group of CSFB. Prior to that, he was Global Co-Head of the Leveraged Finance Group of CSFB. He was responsible for all of CSFB’s origination, distribution and trading activities relating to high yield securities, leveraged loans, high yield credit derivatives and distressed securities.

Mr. Ostrover was also a member of CSFB’s Management Council and the Fixed Income Operating Committee. Mr. Ostrover joined CSFB in November 2000 when CSFB acquired DLJ, where he was a Managing Director in charge of High Yield and Distressed Sales, Trading and Research. Mr. Ostrover had been a member of DLJ’s high yield team since he joined the firm in 1992. Mr. Ostrover received a BA in Economics from the University of Pennsylvania and an MAM from the Stern School of Business of New York University. He is on the board of directors of the Michael J. Fox Foundation. The Board has determined that Mr. Ostrover brings to the Board extensive financial and business experience, including having managerial and directorial experience, and therefore he should serve on the Board.

RENTECH, INC.  ï  2014 Proxy Statement    7

Information Regarding Series E Director Designated to 2016 Class of Directors:

Patrick J. Moore,

Age 59—

Mr. Moore was appointed as a director of Rentech in April 2014 and he serves on the Finance Committee. Mr. Moore has been the President and CEO of PJM Advisors, LLC, a private equity investment and advisory firm since June, 2011. From June 2010 to May 2011, he was the chief executive officer of Smurfit-Stone Container Corporation, and from 2002 until June 2010, he was its chairman and chief executive officer. The company was an industry leader in the manufacturing of integrated containerboard and corrugated packaging products and one of the world’s largest paper recyclers. With over $7 billion in annual revenue, Smurfit-Stone Container Corporation was a complex industrial company with over 17,000 employees, 100 corrugated container plants, 12 containerboard mills and 30 recycling plants. During his 24 year career with the company, he also acted as Chief Financial Officer as well as other senior operating and financial positions. Smurfit-Stone Container Corporation and its U.S. and Canadian subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009 and completed the reorganization in June 2010. Earlier in his career, Mr. Moore held positions in corporate lending, international banking and corporate administration at Continental Bank in Chicago. Mr. Moore serves on the board of directors for Archer Daniels Midland Company, a global food processing and commodities trading company, and Exelis Inc., a global aerospace, defense, information and services company. Mr. Moore also serves on the North American Review Board of American Air Liquide Holdings, Inc. and on the boards of the Metropolitan YMCA of St. Louis, Boys Hope/Girls Hope, St. Louis Zoological Society and the Big Shoulders Fund. Mr. Moore holds a bachelor’s degree in business administration from De Paul University. The Board has determined that Mr. Moore brings to the Board extensive business and leadership experience, including significant wood fibre industry experience having served as chief executive officer of Smurfit-Stone Container Corporation, and therefore he should serve on the Board.

Executive Officers

Information concerning the business experience of Mr. Ramsbottom, who serves as our President and Chief Executive Officer, is provided above.

Dan J. Cohrs,

Executive Vice President, Chief Financial Officer and Treasurer, Age 61—

Mr. Cohrs was appointed Executive Vice President and Chief Financial Officer of Rentech in October 2008. Mr. Cohrs was also Treasurer of Rentech from October 2008 until November 2009 and was re-appointed Treasurer in October 2010. Mr. Cohrs has more than 25 years of experience in corporate finance, strategy and planning, and mergers and acquisitions. From April 2008 through September 2008, Mr. Cohrs served as Chief Development and Financial Officer of Agency 3.0, LLC, a private digital advertising and consulting agency in Los Angeles, California and he was a Partner and a Board Member of Agency 3.0, LLC until September 2009. From August 2007 through September 2008, he served as Chief Development & Financial Officer of Skycrest Ventures, LLC, a private investment and consulting firm in Los Angeles that was related to Agency 3.0, LLC. From June 2006 to May 2007, Mr. Cohrs served as a consultant for finance and corporate development, as well as Interim Chief Financial Officer for several months during that period of time for Amp’d Mobile, a private mobile media entertainment company in Los Angeles. From 2003 to 2007, Mr. Cohrs worked as an independent consultant and advised companies regarding financings, investor presentations and business plans. Also, from November 2005 to March 2006, Mr. Cohrs served as a

Visiting Senior Lecturer at Cornell University’s Johnson School of Management in the area of corporate governance. From May 1998 to June 2003, Mr. Cohrs served as Executive Vice President and Chief Financial Officer of Global Crossing Ltd. Prior to being employed at Global Crossing Ltd., Mr. Cohrs held senior positions in finance and strategy at Marriot Corporation, Northwest Airlines, Inc. and GTE Corporation, a predecessor of Verizon Communications, Inc. Mr. Cohrs earned M.S. and Ph.D. degrees in finance, economics and public policy from Cornell University’s Johnson Graduate School of Management and a B.S. degree in Engineering from Michigan State University. Mr. Cohrs was appointed Chief Financial Officer of Rentech Nitrogen GP, LLC, the general partner of Rentech Nitrogen Partners, L.P., in July 2011.

On June 1, 2007, Amp’d Mobile, Inc. filed a petition for bankruptcy under chapter 11 of title 11 of the United States Code, 11 U.S.C. § 101, et seq. (the “Bankruptcy Code”), with the United States Bankruptcy Court for the District of Delaware. On January 28, 2002, Global Crossing Ltd., and certain of its direct and indirect subsidiaries, filed a petition for bankruptcy under chapter 11 of title 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. On April 11, 2005, the Securities and Exchange Commission (“SEC”), Global Crossing Ltd., Mr. Cohrs (at the relevant time, the Chief Financial Officer of Global Crossing Ltd.) and other members

8    RENTECH, INC.  ï  2014 Proxy Statement

of Global Crossing Ltd.’s senior management reached a settlement related to an SEC investigation regarding alleged violations of the reporting provisions of Section 13(a) of the Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations thereunder. The parties to the agreement (other than the SEC) agreed not to cause any violations of such reporting provisions in the future, and in connection with a parallel civil action, Mr. Cohrs agreed to pay a $100,000 civil penalty. In the SEC order, none of the allegations related to fraud, no party admitted liability and no other violations of securities laws were alleged. Also in connection with Global Crossing, Ltd., on July 16, 2004, Mr. Cohrs and the Secretary of the United States Department of Labor entered into a settlement agreement, the relevant restrictions of which expired on July 16, 2009, pursuant to which Mr. Cohrs agreed, among other things, that he would give notice to the Secretary, and if the Secretary objected, then he would not serve in a fiduciary capacity with respect to any plan covered by the Employee Retirement Income Security Act.

Sean Ebnet,

Senior Vice President of Business Development, Age 47—

Mr. Ebnet was appointed Senior Vice President of Business Development of Rentech in October 2012, and subsequently retitled to Senior Vice President of Wood Fibre at Rentech on March 2, 2013. Mr. Ebnet oversees all of Rentech’s operations in the wood fibre business and is responsible for executing the company’s growth objectives in that area. Mr. Ebnet began his career in 1988 working as a Biologist with the United States Forest Service in Washington State. From 1990 to 1992, Mr. Ebnet worked at Weyerhaeuser’s Technology Center in Federal Way performing a variety of fibre related development work and research. In 1993, Mr. Ebnet began working as a private consultant to numerous forest products companies, power utilities, indigenous tribes, and government agencies. The consulting firm Mr. Ebnet helped launch was eventually sold to Duke Energy, where Mr. Ebnet remained as Senior Manager before eventually leaving the company in 1999. From 2000 to 2008, Mr. Ebnet served as an Executive Director of Alternative Energy Investment Group (“AEIG”) where he was responsible for the screening and development of privately funded renewable power projects. Mr. Ebnet’s oversight focused primarily on biomass projects, which included his role as President of Green Island Energy Ltd, a Canadian subsidiary of AEIG in British Columbia. From 2008 to 2012, Mr. Ebnet served as a Commercial Director with the British utility Drax Power Ltd. and spearheaded the company’s transition of the 4,000 megawatt coal plant into one of the largest biomass co-firing power stations in the world. In this capacity Mr. Ebnet was responsible for global biomass origination, procurement and logistics as well as engineering and commercial oversight of new dedicated biomass developments within the U.K. Mr. Ebnet graduated with a B.S. degree from the University of Washington.

Harold A. Wright,

Senior Vice President and Chief Technology Officer, Age 49—

Mr. Wright was appointed Senior Vice President and Chief Technology Officer of Rentech in March 2007. Mr. Wright served as Vice President of Technology for Eltron Research & Development, a developer of technologies for the energy, chemical and water services industries, from June 2005 until February 2007. From 1991 to 2005, Mr. Wright worked at ConocoPhillips, during which time Mr. Wright served in various capacities including Director of Gas-To-Liquids, or GTL, Research and Development from February 2004 to June 2005 and director of Synthesis Gas Development from July 2000 to February 2004. In these positions, Mr. Wright was responsible for synthesis gas technology development, GTL commercial reactor design, directing GTL catalyst development and product upgrading technology development. Mr. Wright oversaw all aspects of the company’s scale-up of GTL technology, which resulted in a 400 barrel per day demonstration plant in Ponca City, Oklahoma. With 30 United States patents issued to his credit, Mr. Wright is also a registered patent agent and is authorized to practice patent law before the United States Patent and Trademark Office. Mr. Wright received a B.S. in chemical engineering, cum laude, from the University of Missouri in 1986 and a Ph.D. in chemical engineering from Purdue University in 1991.

Colin M. Morris,

Vice President and General Counsel, Age 41—

Mr. Morris was appointed as Senior Vice President and General Counsel of Rentech in October 2011. From June 2006 to October 2011, Mr. Morris served as Vice President and General Counsel. Mr. Morris practiced corporate and securities law at the Los Angeles office of Latham & Watkins LLP from June 2004 to May 2006. From September 2000 to May 2004, Mr. Morris practiced corporate and securities law in the Silicon Valley office of Wilson, Sonsini, Goodrich and Rosati. Prior to that Mr. Morris practiced corporate and securities law in the Silicon Valley office of Pillsbury Winthrop Shaw Pittman LLP. Mr. Morris received an A.B. degree in government from Georgetown University and a J.D. from the University of California, Berkeley, Boalt Hall School of Law. Mr. Morris was appointed Senior Vice President, General Counsel and Secretary of Rentech Nitrogen GP, LLC, the general partner of Rentech Nitrogen Partners, L.P., in October 2011, and from July 2011 to October 2011, Mr. Morris served as Vice President, General Counsel and Secretary.

RENTECH, INC.  ï  2014 Proxy Statement    9

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of April 16, 2014 by (i) each director and named executive officer (an “NEO”), identified in the tables under “— Compensation Discussion and Analysis — Executive Compensation,” (ii) by all current executive officers and directors as a group and (iii) all owners known to us to beneficially own more than 5% of the issued and outstanding shares of our voting stock:

Name of Beneficial Owner (1)(2)(3)	Common Stock		Series E Preferred Stock		Shares of Common Stock on an As-Converted Basis
	Amount and Nature of Beneficial Ownership	Percentage Of Outstanding Shares of Class (4)	Amount and Nature of Beneficial Ownership	Percentage Of Outstanding Shares of Class	Amount and Nature of Beneficial Ownership	Percentage Of Outstanding Shares of Class (5)
Michael S. Burke	361,605	*	0	0	361,605	*
General Wesley K. Clark	181,501	*	0	0	181,501	*
Dan J. Cohrs	1,242,294	*	0	0	1,242,294	*
Sean Ebnet	129,086	*	0	0	129,086	*
Patrick J. Moore	20,000	*	0	0	20,000	*
Colin M. Morris	748,903	*	0	0	748,903	*
Douglas I. Ostrover (6)	0	0	100,000	100%	45,045,045	16.5%
D. Hunt Ramsbottom (7)	2,580,128	1.1%	0	0	2,580,128	*
Ronald M. Sega	361,387	*	0	0	361,387	*
Edward M. Stern	403,343	*	0	0	403,343	*
Halbert S. Washburn	413,842	*	0	0	413,842	*
John A. Williams	47,232	*	0	0	47,232	*
Harold A. Wright	504,943	*	0	0	504,943	*
All current directors and executive officers as a group (13 persons)	6,994,264	3.0%	0	0	52,039,309	19.1%
Funds affiliated with GSO Capital Partners LP (6)	0	0	100,000	100%	45,045,045	16.5%
Park West Asset Management, LLC (8)	18,396,197	8.1%	0	0	18,396,197	6.7%
Ariel Investments, LLC (9)	16,495,310	7.2%	0	0	16,495,310	6.0%
The Vanguard Group (10)	12,833,603	5.6%	0	0	12,833,603	4.7%

*	Less than 1%
(1)

Except as otherwise noted and subject to applicable community property laws, each shareholder has sole or shared voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Rentech, Inc., 10877 Wilshire Blvd., 10th Floor, Los Angeles, CA 90024. Information with respect to beneficial ownership is based upon information furnished by each shareholder or contained in filings with the SEC. Messrs. Ray and Yakobson resigned from the Board on April 9, 2014 and their holdings are not included.

(2)

If a person has the right to acquire shares of Common Stock subject to options, time-vesting restricted stock units, or RSUs, or other convertible or exercisable securities within 60 days of April 16, 2014, then such shares are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The following shares of Common Stock that may be acquired within 60 days of April 16, 2014 and are included in the table above:

•	Michael S. Burke — 44,616 under options;
•	General Wesley K. Clark — 21,501 under options;
•	Dan J. Cohrs — 442,687 under options;
•	Sean Ebnet – 66,666 RSUs;
•	Colin M. Morris — 257,706 under options;
•	Patrick J. Moore — 20,000 under options;
•	D. Hunt Ramsbottom — 1,021,340 under options;
•	Ronald M. Sega — 44,616 under options;
•	Edward M. Stern — 21,501 under options;
•	Halbert S. Washburn — 44,616 under options;
•	John A. Williams — 28,490 under options; and
•	all current directors and named executive officers as a group — 1,947,073 under options and 66,667 RSUs.
(3)	The Security Ownership table above does not include the following:

(A) Performance-vesting restricted stock units, or PSUs, held by our NEOs that vest upon each of the first three anniversaries of the grant date based on the level of total shareholder return over the average fair market value for the thirty trading-day period through the grant date (the numbers below represent the target number of PSUs that may be issued to the NEOs):

•	Dan J. Cohrs — 442,603 PSUs;

10    RENTECH, INC.  ï  2014 Proxy Statement

•	Sean Ebnet — 170,213 PSUs;
•	Colin M. Morris — 286,418 PSUs;
•	D. Hunt Ramsbottom — 897,989 PSUs; and
•	Harold Wright — 256,841 PSUs;

(B) unvested RSUs, deferred stock units, restricted stock and/or options that will vest assuming the continued employment of the officer or director beyond each applicable vesting date:

•	Michael S. Burke — 9,590 shares of restricted stock;
•	General Wesley K. Clark — 6,283 shares of restricted stock;
•	Dan J. Cohrs — 265,228 RSUs;
•	Sean Ebnet — 495,808 RSUs;
•	Patrick J. Moore — 6,548 deferred stock units;
•	Colin M. Morris — 174,275 RSUs;
•	D. Hunt Ramsbottom — 472,001 RSUs;
•	Ronald M. Sega — 6,614 deferred stock units;
•	Edward M. Stern — 9,259 deferred stock units;
•	Halbert S. Washburn — 10,582 deferred stock units;
•	John A. Williams — 5,952 deferred stock units; and
•	Harold Wright — 142,964 RSUs.
(4)	Based on 227,661,788 shares of Common Stock outstanding as of April 16, 2014.
(5)	Based on 227,661,788 shares of Common Stock outstanding as of April 16, 2014, plus 45,045,045 shares of Common Stock issuable upon conversion of all the Series E preferred stock.
(6)

Based on information in a Schedule 13D filed with the SEC on April 21, 2014 by GSO Cactus Credit Opportunities Fund LP (“GSO Cactus”), Steamboat Credit Opportunities Master Fund LP (“Steamboat”), GSO Coastline Credit Partners LP (“GSO Coastline”), GSO Aiguille des Grands Montets Fund II LP (“GSO Aiguille”), GSO Special Situations Fund LP (“GSO SSF”), GSO Special Situations Overseas Master Fund Ltd. (“GSO SSOMF”), GSO Palmetto Opportunistic Investment Partners LP (“GSO Palmetto”), GSO Credit A-Partners LP, (“GSO Credit”), GSO Palmetto Opportunistic Associates LLC (“GSO Palmetto OA”), GSO Credit-A Associates LLC (“GSO Credit-A”), GSO Holdings I L.L.C. (“GSO Holdings I”), GSO Capital Partners LP (“GSO Capital Patners LP”), Bennett J. Goodman, J. Albert Smith III, Douglas I. Ostrover, Stephen A. Schwarzman, GSO Advisor Holdings L.L.C. (“GSO Advisor”), Blackstone Holdings I L.P. (“Blackstone Holdings I”), Blackstone Holdings I/II GP Inc. (“Blackstone Holdings I/II”), The Blackstone Group L.P. (“Blackstone Group L.P.”) and Blackstone Group Management L.L.C. (“Blackstone Group LLC”) (together, the “GSO Persons”). GSO Cactus directly holds 9,885.3043 shares of Series E Preferred Stock convertible into approximately 4,452,839 shares of Common Stock, Steamboat directly holds 3,840.2958 shares of Series E Preferred Stock convertible into approximately 1,729,862 shares of Common Stock, GSO Coastline directly holds 3,843.1304 shares of Series E Preferred Stock convertible into approximately 1,731,139 shares of Common Stock, GSO Aiguille directly holds 12,991.4871 shares of Series E Preferred Stock convertible into approximately 5,852,021 shares of Common Stock, GSO Palmetto directly holds 6,666.6667 shares of Series E Preferred Stock convertible into approximately 3,003,003 shares of Common Stock, GSO Credit directly holds 16,121.7415 shares of Series E Preferred Stock convertible into approximately 7,262,045 shares of Common Stock, GSO SSF directly holds 28,751.3742 shares of Series E Preferred Stock convertible into approximately 12,951,069 shares of Common Stock and GSO SSOMF directly holds 17,900.0000 shares of Series E Preferred Stock convertible into approximately 8,063,063 shares of Common Stock. GSO Palmetto OA is the general partner of GSO Palmetto. GSO Credit-A is the general partner of GSO Credit. GSO Holdings I is the managing member of each of GSO Palmetto OA and GSO Credit-A. GSO Capital Partners LP serves as the investment manager of each of GSO Cactus, Steamboat, GSO Coastline, GSO Aiguille, GSO SSF and GSO SSOMF. GSO Advisor is the general partner of GSO Capital Partners LP. Blackstone Holdings I is the sole member of each of GSO Holdings I and GSO Advisor. Blackstone Holdings I/II is the general partner of Blackstone Holdings I. Blackstone Group L.P. is the controlling shareholder of Blackstone Holdings I/II. Blackstone Group LLC is the general partner of Blackstone Group L.P. Blackstone Group LLC is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. In addition, each of Bennett J. Goodman, J. Albert Smith III and Douglas I. Ostrover may be deemed to have shared voting power and/or investment power with respect to the securities held by the GSO Funds. Each of such GSO Persons (other than each of GSO Cactus, Steamboat, GSO Coastline, GSO Aiguille, GSO Palmetto, GSO Credit, GSO SSF and GSO SSOMF (together, the “GSO Partnerships”) to the extent of their respective direct holdings) may be deemed to beneficially own the shares beneficially owned by the GSO Partnerships directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. The principal business office for GSO Capital Partners LP and affiliates is 345 Park Avenue, New York, New York 10154.

(7)

Includes 83,000 shares held for the benefit of Mr. Ramsbottom’s children as to which Mr. Ramsbottom disclaims beneficial ownership and 10,000 shares held by the L.E. Ramsbottom Living Trust owned by Mr. Ramsbottom’s spouse as to which Mr. Ramsbottom disclaims beneficial ownership.

(8)

Based on information in a Schedule 13G filed by Park West Asset Management, LLC, or Park West, with the SEC on February 14, 2014 for its holdings as of December 31, 2013, Park West reported that it has sole power to vote and dispose of 18,396,197 shares. Park West’s principal business office address is 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939.

(9)

Based on information in a Schedule 13G filed by Ariel Investments, LLC, or Ariel, with the SEC on February 14, 2014 for its holdings as of December 31, 2013, Ariel reported that it has sole power to vote 11,219,051 shares, and that it has the sole power to dispose of 16,495,310 of its shares. Ariel’s principal business office address is 200 East Randolph Drive, Suite 2900, Chicago, IL 60601.

(10)

Based on information in a Schedule 13G filed by The Vanguard Group, or Vanguard, with the SEC on February 12, 2014 for its holdings as of December 31, 2013, Vanguard reported that it has sole power to vote 314,577 shares, and that it has the sole power to dispose of 12,532,926 of its shares and the shared power to dispose 300,677 of its shares. Vanguard’s principal business office address is 100 Vanguard Blvd., Malvern, PA 19355.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013 with respect to our compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	14,803,000	$0.37	4,483,000
Equity compensation plans not approved by security holders	17,000	—	—
Total	14,820,000	$0.37	4,483,000

RENTECH, INC.  ï  2014 Proxy Statement    11

The equity securities issued as compensation under shareholder approved compensation plans consist of stock options, RSUs and performance shares. The equity securities issued as compensation without shareholder approval consist of RSUs. The stock options have exercise prices equal to the fair market value of our Common Stock, as reported by NASDAQ, as of the date the securities were granted. The options may be exercised for a term ranging from five to ten years after the date they were granted.

Ownership of Common Units of RNP

On December 18, 2013, each of Messrs. Ramsbottom, Cohrs and Morris were granted phantom units of Rentech Nitrogen Partners, L.P., a publicly traded Delaware limited partnership and one of our indirectly majority owned subsidiaries, or RNP, common units in the amounts of 13,945, 7,554 and 4,648, respectively. Such phantom units will vest in three equal parts on each of the next three anniversaries of December 14, 2013. Further, on June 4, 2013, each of Messrs. Burke, Ray and Washburn were granted 400 phantom units of RNP common units that will vest on June 4, 2014. In addition, on June 4, 2013, each of Messrs. Burke, Ray and Washburn were granted 790 RNP common units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities (collectively, the “Insiders”) to file initial reports of ownership and reports of changes in ownership with the SEC. Insiders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on its review of the copies of such reports furnished to us and/or written representations that no other reports were required to be filed during fiscal year 2013, all filing requirements under Section 16(a) applicable to the Insiders were satisfied timely, except in the following instances. Mr. Ray and Mr. Wright exercised 32,252 stock options in April 2013 and 177,075 stock options in December of 2013 respectively, but failed to timely report such transaction on a Form 4. Mr. Ray reported the option exercise one day after such Form 4 was due and Mr. Wright reported his option exercise five business days after such Form 4 was due. Additionally, Mr. Williams sold 37,000 shares of Rentech stock in August 2013 and reported such sale two days after the Form 4 was due.

Meetings and Committees of the Board

The Board held eight meetings during the year ended December 31, 2013. Actions were also taken during the year by written consent. Each of our directors attended at least 75% of the aggregate of (i) meetings of the Board held during the period for which he has been a director and (ii) meetings of committees of the Board on which he served during the period that he served. All nine of our then incumbent directors attended the annual meeting of shareholders held in 2013. Our directors are reimbursed for expenses incurred in attending meetings. We encourage all incumbent directors and director nominees to attend our annual meetings of shareholders. We have adopted a Corporate Governance Policy which provides that each member of the Board shall attend the annual meeting of shareholders in person, absent good cause.

The Board had three standing committees in 2013, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board has determined that all the members of our Board, other than Mr. Ramsbottom, are “independent” within the meaning of the listing standards of NASDAQ, including each member of our Audit Committee, Compensation Committee, and Nominating

and Corporate Governance Committee. The Board has also determined that each member of the Audit Committee is “independent” within the meaning of the rules of the SEC. The Board formed the Finance Committee in 2014 as an additional standing committee.

The charters of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee are available on the Corporate Governance section of our website at http://www.rentechinc.com. The Board regularly reviews developments in corporate governance and modifies these policies and charters as warranted. Modifications are reflected on our website at the address previously given. Information contained on our website is not incorporated into and does not constitute a part of this proxy statement. Our website address referenced above is intended to be an inactive textural reference only and not an active hyperlink to the website.

The Audit Committee of the Board has been delegated responsibility for reviewing with the independent auditors the plans and results of the audit engagement; reviewing the adequacy, scope and results of the internal accounting

12    RENTECH, INC.  ï  2014 Proxy Statement

controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors’ fees; and recommending the engagement of the auditors to the full Board. The Audit Committee consists of Mr. Burke, Mr. Clark and, prior to his resignation, Mr. Ray, and thereafter, Mr. Williams. Our Board has determined that Mr. Burke, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee met four times during the fiscal year ended December 31, 2013. Actions were also taken during the year by written consent.

The Compensation Committee is currently chaired by Mr. Stern, and includes Mr. Burke and Mr. Washburn. None of these individuals has ever served as our officer or employee or an officer or employee of any of our subsidiaries. None of our executive officers has served as a director or member of the compensation committee of another entity at which an executive officer of such entity is also one of our directors. The Compensation Committee reviews and approves executive officer compensation and equity grants, administers our equity plans, and establishes compensation philosophy for executive officers. Please see our Compensation Discussion and Analysis section beginning on page 14 of this proxy statement for a detailed description of the roles of our Compensation

Committee, compensation consultants and Chief Executive Officer in determining compensation for our named executive officers, or NEOs. The Compensation Committee met four times during the fiscal year ended December 31, 2013. Actions were also taken during the year by written consent.

The Nominating and Corporate Governance Committee currently consists of Mr. Sega, Mr. Stern and Mr. Williams and consisted throughout 2013 of Messrs. Sega and Stern. The primary duty of the Nominating and Corporate Governance Committee is to make recommendations to the Board regarding recruitment of new directors and re-election of incumbent directors. The Nominating and Corporate Governance Committee met twice during the fiscal year ended December 31, 2013. Actions were also taken during the year by written consent.

The Finance Committee is currently chaired by Mr. Ostrover, and includes Mr. Moore, Mr. Stern and Mr. Washburn. The primary purpose of the Finance Committee is to assist the Board in overseeing and making decisions regarding the Company’s capital structure, financing needs and alternatives, strategic investments (including mergers, acquisitions and capital expenditure plans) and related financial matters. The Finance Committee was formed in 2014 and did not meet in the fiscal year ended December 31, 2013.

Board Leadership and Role in Risk Oversight

Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for us at that time. Our Board has reviewed our current Board’s leadership structure in light of the composition of the Board, our size, the nature of our business, our peer group and other relevant factors. Considering these factors, we have determined to have a separate Chief Executive Officer and Chairman of the Board. We have determined that this structure is currently the most appropriate board leadership structure for us. After carefully considering the benefits and risks of separating the roles of the Chairman of the Board and Chief Executive Officer, the Board has determined that having an independent director serve as the Chairman of the Board is the most appropriate leadership structure for us and is in the best interest of our shareholders at this time. Separating the roles of the Chairman of the Board and Chief Executive Officer enables the independent directors to participate meaningfully in the leadership of the Board. The Board believes this structure provides an appropriate degree of oversight over our Chief Executive Officer and senior management. At the same time, the current Chairman of the Board is a director who has experience with other public companies, including publicly traded limited partnerships, and therefore has a strong understanding of organizations such as ours. For this reason, our Chairman of the Board is able to understand the unique challenges faced by management and serve as a liaison between the Board and management.

We face a variety of risks. An effective risk management system will identify the material risks we face in a timely manner, communicate necessary information to senior executives and the Board related to those material risks, implement appropriate and responsive strategies to manage those risks, and integrate the process of risk management into regular decision-making. The Board has designated the Audit Committee to take the lead in overseeing risk management as the Audit Committee regularly reviews our internal audit reports, independent compliance audit reports, regulatory examination reports and financial information of us. In addition to the Audit Committee, the Board encourages management to promote a corporate culture that incorporates risk management into our strategies and day-to-day operations. The Compensation Committee is responsible for the assessment of risks related to the Company’s compensation programs. In March 2013, our Compensation Committee approved, and we adopted, a clawback policy pursuant to which, in the event of an accounting restatement due to material non-compliance with any financial reporting requirements under the securities law, we will be entitled (but

RENTECH, INC.  ï  2014 Proxy Statement    13

not required) to recoup from executive officers all cash bonuses and all contingent equity that would not have been paid if performance had been measured in accordance with the restated financials. This policy only applies to incentives paid (i) within three years of the date that the accounting restatement is required (ii) on or after January 1, 2013.

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides an overview and analysis of our executive compensation program during the fiscal year ended December 31, 2013, or 2013, for our named executive officers, or NEOs. Our executive compensation program is designed to align executive pay with individual performance on both short- and long-term bases; to link executive pay to specific, measurable financial, technological and development achievements intended to create value for shareholders; and to utilize compensation as a tool to attract and retain the high-caliber executives that are critical to our long-term success. The NEO compensation program in 2013 emphasized equity compensation over cash compensation, particularly as compared to other companies in our peer group (as discussed below). Further, a majority of the equity compensation provided was contingent on achieving total shareholder return (“TSR”) over the next three years, with such contingent equity awards forfeited if our TSR, as determined by reference to the sum of our stock price increase and dividends over such period, does not equal or exceed a minimum of 25% during the three-year period.

2013 Highlights

We endeavor to structure our executive compensation program in a manner that reflects good corporate governance practices and aligns our NEOs’ pay with our performance, both operating and stock price. Highlights of our 2013 executive compensation program included the following:

•

Cash Incentives Linked to Performance Goals. During 2013, our executive officers were eligible to earn bonuses based on the Company’s and the individual executive officers’ achievement of a wide range of challenging, pre-established performance goals (discussed in detail below). The actual bonuses paid in 2013 followed a funding formula based on goal achievement.

•

Equity Awards Subject to Time- and Performance-Vest Conditions. We believe that our equity compensation program supports long-term performance by aligning the interests of our executives and our shareholders. During 2013, 60% of the equity awards granted to named executive officers were subject to rigorous performance-vest conditions, including the achievement of a target level of TSR (i.e., at least +25%), which provides strong alignment between the interests of our executives and our shareholders. In addition to the performance vesting component, all equity incentive awards granted to our NEOs include a continued service requirement to provide meaningful retention, in addition to the link to shareholder value.

•

Change in Control Double-Trigger Severance. None of our compensation arrangements provide for any “single trigger” cash payments in connection with a change in control. Rather, change in control related cash severance is paid only if the executive is involuntarily terminated in connection with the change in control. This severance format provides reasonable executive protections while our NEOs negotiate with potential acquirers on behalf of shareholders, while also encouraging executives to remain employed and focus on our post-transaction success.

•

Stock Ownership Guidelines. In April 2013, we adopted stock ownership guidelines for our executives officers and non-employee directors, pursuant to which they must accumulate and hold equity of the Company valued at three times (3x) (or six times (6x) in the case of our Chief Executive Officer) their annual base salary (with respect to our executive officers) or their annual cash retainer (with respect to our non-employee directors) within the earlier of (i) five years after the adoption of these guidelines or (ii) five years after becoming an executive officer of the Company (with respect to our executive officers) or five years after joining the Board (with respect to our non-employee directors). If, after the five year period set forth above, an individual fails to satisfy the above ownership requirements, then he or she will be required to retain 100% of any of our shares acquired through stock option exercise or vesting of any performance stock units, restricted stock units and restricted stock awards (net of shares sold or withheld to satisfy taxes and, in the case of stock options, the exercise price) until such time that he or she meets the ownership requirements.

•

Clawback Policy. In March 2013, we adopted a clawback policy pursuant to which, in the event of an accounting restatement due to material non-compliance with any financial reporting requirements under the securities law, we would be entitled to recoup from executive officers all cash bonuses and all contingent equity that would not have been paid if performance had been measured in accordance with the restated financials.

14    RENTECH, INC.  ï  2014 Proxy Statement

Pay for Performance

Pay for performance is a key component of our compensation philosophy. Consistent with this focus, our compensation program includes (i) annual performance-based incentives and (ii) long-term equity compensation that is performance-linked both in that its value derives from stock price appreciation and in that 60% of the 2013 long-term equity incentive awards granted to our NEOs condition vesting on the attainment of challenging three-year TSR performance goals (the target is 50% TSR over three years and the minimum threshold for any vesting of these awards is 25% TSR over this period). For 2013, approximately 50% of our NEOs’ aggregate compensation came from variable performance-based pay consisting of performance-based cash bonuses and performance-based restricted stock units.

The below chart, representing the 2013 target total direct compensation (“TDC”) for our Chief Executive Officer, Mr. Ramsbottom, demonstrates the emphasis on incentive compensation and performance-contingent compensation elements for 2013. These elements are described in greater detail below:

*	55% of Mr. Ramsbottom’s target TDC is in the form of incentive compensation tied to the achievement of specific, pre-established performance goals.
[1]

“RSUs” refer to time-vesting RSUs, and “PSUs” refer to performance-vesting RSUs, as described below. Equity measures are based on grant date values as set forth in the “Grants of Plan-Based Awards” table below.

RENTECH, INC.  ï  2014 Proxy Statement    15

Elements of Compensation

The following table sets forth the key elements of our NEOs’ compensation, along with the primary objectives associated with each element of compensation:

Compensation Element	Primary Objective
Base salary	To recognize performance of job responsibilities, provide stable income and attract and retain experienced individuals with superior talent.
Annual incentive compensation	To promote achievement of short-term performance objectives and reward individual contributions to their completion.
Long-term equity incentive awards	To encourage decision-making keyed to long-term performance, align the interests of our NEOs with the interests of our shareholders, encourage the maximization of shareholder value and retain key executives.
Severance and change in control benefits	To encourage the continued attention and dedication of our NEOs and provide reasonable individual security to enable our NEOs to focus on our best interests, particularly when considering strategic alternatives.
Retirement savings (401(k) plan)	To provide an opportunity for tax-efficient savings and matching contributions by us.
Other elements of compensation and perquisites	To attract and retain talented executives in a cost-efficient manner by providing benefits with perceived values that exceed their cost.

To serve the foregoing objectives, our overall compensation program is generally designed to be flexible rather than purely formulaic. In alignment with the objectives set forth above, the Compensation Committee and the Board have generally determined the overall compensation of our NEOs and its allocation among the elements described above, relying on the analyses and advice provided by the Compensation Committee’s compensation consultant. The Compensation Committee has generally made these determinations in executive sessions without our management team present, but has also sought input from our Chief Executive Officer with regard to individual NEO performance and compensation besides his own.

Our compensation decisions for our NEOs with respect to 2013 are discussed in detail below. This discussion is intended to be read in conjunction with the executive compensation tables and related disclosures that follow this Compensation Discussion and Analysis.

Compensation Program Objectives

The following discussion and analysis describes our compensation objectives and policies for each of NEOs for 2013, who consisted of:

•	D. Hunt Ramsbottom, Chief Executive Officer;

•	Dan J. Cohrs, Chief Financial Officer;

•	Sean Ebnet, Senior Vice President — Business Development;

•	Colin M. Morris, Senior Vice President, General Counsel and Secretary; and

•	Harold A. Wright, Senior Vice President and Chief Technology Officer.

To succeed in achieving our key operational goals, we need to recruit and retain a highly talented and seasoned team of executive, technical, sales, marketing, operations, financial and other business professionals. As such, our compensation packages are designed to incentivize the achievement of these goals, and to recruit, reward and retain our employees, including our NEOs.

We have focused on building an experienced management team that is capable of managing our day-to-day operations during a period of growth while working to achieve our long-term operational goals. We believe it is important both to retain our key executives, including our NEOs, and to recruit the additional talent we need to expand the Company and attain our organizational objectives. Accordingly, our policy is to hire executives who are not only highly qualified for their positions at our current size, but who also have the skills we believe are necessary to perform their roles at the same high standard if we are successful in our commercial development, and we achieve significantly greater size and complexity.

Each of the key elements of our executive compensation program is discussed in more detail below under “— Core Components of Executive Compensation.”

16    RENTECH, INC.  ï  2014 Proxy Statement

Compensation Consultant

During 2013, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Cook”), as an independent compensation consultant to analyze our existing executive compensation programs, assist with the design of future compensation programs that more closely align our executive officers’ interests with those of our shareholders, and ensure that the levels and types of compensation provided to our executives (including our NEOs) and directors continue to reflect market practices. Cook serves at the discretion of the Compensation Committee and Cook may be terminated by the Compensation Committee in its discretion. The Compensation Committee has assessed the independence of Cook pursuant to the rules prescribed by the SEC and has concluded that no conflict of interest existed in 2013 or currently exists that would prevent Cook from serving as an independent consultant to the Compensation Committee.

Services Provided With Respect to 2013 Compensation

Services provided by Cook in 2013 included the following:

•	Analyzing our peer group companies and advising on appropriate changes to such companies so that they align with our business mix and size;

•	Reviewing and analyzing officer and non-employee director compensation data and providing analysis with regard to the amounts of such compensation, its alignment with performance, and its consistency with good governance practice; and

•	Analyzing our compensation components, and incentive designs, to calibrate the compensation opportunities of directors and officers relative to our peer group companies.

Comparison to Market Practices

The Compensation Committee provides levels and elements of executive compensation, including base salaries, target annual incentives as a percentage of salary, total cash compensation, long-term incentives and total direct compensation, based on information gathered from the public filings of our peer group companies as well as industry-specific published survey data (discussed in more detail below).

For the second half of 2012 through August 2013, our peer group was comprised of companies selected in 2012 based on discussions among the members of the Compensation Committee, certain of our executive officers and Cook (the “2012 Peer Group”). In September 2013, the Compensation Committee, certain of our executive officers and Cook reviewed and discussed the composition of the 2012 Peer Group. The discussions considered the manner in which the Company’s business had changed since the 2012 Peer Group was constructed. Based on these discussions, changes were made to our peer group in order to (i) remove seven companies that were no longer appropriate to our peer group based on size, industry and/or market value, and (ii) add seven companies that are more similar to us in terms of industry, revenue and market value. In general, the peers removed were more closely aligned with our alternative energy technologies, which constitute a decreasing component of our business, By contrast, the peers added tended to focus on wood-related and paper-related lines of business, which comprise an increasing component of our business. We refer to our current peer group (after giving effect to the changes discussed above) as the “New 2013 Peer Group.”

Our 2012 Peer Group consisted of alternative energy, energy, energy technology, chemical and fertilizer companies, in each case, with (i) annual revenues ranging from approximately $50 million to $1 billion and (ii) market values ranging from about $100 million to $1.5 billion at the time the peers were chosen. Following are the companies that comprised our 2012 Peer Group:

ADA-ES, Inc.	Fuel Tech
Advanced Energy Industries	Fuelcell Energy
American Vanguard Corp.	Hawkins Inc.
Amyris Inc.	LSB Industries
Arabian American Development Co.	Maxwell Technologies
Balchem Corp.	Quaker Chemical
Clean Energy Fuels Corp.	REX American Resources
EnerNoc Inc.	Vicor Corp.
Flotek Industries	Zoltek

RENTECH, INC.  ï  2014 Proxy Statement    17

Our New 2013 Peer Group consists of alternative energy, energy, energy technology, chemical, fertilizer and wood fiber companies, in each case, with (i) annual revenues ranging from approximately $160 million to $1.3 billion and (ii) market values ranging from approximately $170 million to $2.0 billion at the time the peer group was selected. Following are the companies that comprise our New 2013 Peer Group:

ADA-ES, Inc.	KapStone Paper
Advanced Energy Industries	LSB Industries
American Vanguard Corp.	Maxwell Technologies
Balchem Corp.	Minerals Technologies
Clean Energy Fuels Corp.	Neenah Paper
EnerNoc Inc.	Penford Corp.
FutureFuel	REX American Resources
Hawkins Inc.	Wausau Paper
Intrepid Potash	Zoltek

In September 2013, the Compensation Committee conducted a review of compensation data provided by Cook with regard to the levels and types of compensation provided to our NEOs and directors. The information provided by Cook included data gathered from the public filings of our New 2013 Peer Group (instead of our 2012 Peer Group). The Compensation Committee considered this data when determining the final incentive awards earned by our NEOs for 2013 under our annual incentive compensation programs and the levels and types of equity awards granted to our NEOs during 2013. We expect to continue to use our New 2013

Peer Group for purposes of assessing our compensation programs through at least mid-2014.

During its 2013 review, the Compensation Committee reviewed the compensation of our NEOs relative to the New 2013 Peer Group with respect to total compensation and for individual components of compensation and determined it was within the desired market position and in line with our compensation philosophy. The study provided by Cook to the Committee found that base salaries and target total cash, including base salaries and target bonus opportunities, were below the 25th percentile of similarly situated executives in our New 2013 Peer Group companies for our CEO and were near the median for our four other NEOs on average. A comparison of long-term equity incentives showed (i) above-median equity award levels for our NEOs (with respect to the New 2013 Peer Group), and (ii) that our NEOs’ December 2013 annual awards were weighted considerably more toward performance-based vesting than the equity awards granted to similarly-situated executives of our New 2013 Peer Group (i.e., 60% of long-term incentives at Rentech versus about 30% for peer company officers on average). The resulting target total direct compensation values were, on average, near the median for the CEO and the other NEOs, as demonstrated by the table below. This total compensation level, which included an expectation that peer companies would increase their equity award values by 15% following fairly high shareholder return since their last disclosed equity compensation grants, was achieved with a greater emphasis on equity based compensation than on fixed salaries compared to the New 2013 Peer Group companies.

2013 Target Compensation Relative to the Market (Percentile 1)
Name	Position	Salary	+	Target Total Cash	+	Dec. 2013 LTI Value [2]		=	Target Total Direct Comp. Value
Ramsbottom, D. H.	CEO	10P		10P		85P			45P
n/a	Average for Other NEOs	55P		50P		60P	[3]		50P

[1]	Rounded to the nearest five percentile points.
[2]	Measured against projected competitive long-term incentive values, which are expected to increase by 15% because peer stock prices are up a median of 15% — 50% since their last disclosed grant.
[3]	Ebnet’s value excludes June 2013 promotion award.

Core Components of Executive Compensation

Through the Compensation Committee, we design the principal components of our executive compensation program to fulfill one or more of the principles and objectives described above. Compensation of our NEOs consists of the following elements:

•	Cash compensation comprised of base salary and annual cash incentive compensation;

•	Equity incentive compensation;

•	Certain severance and change in control benefits;
•	Health and welfare benefits and certain limited perquisites and other personal benefits; and

•	Retirement savings (401(k)) plan.

We view each component of our executive compensation program as related but distinct, and we have historically reassessed the total compensation of our NEOs periodically to ensure that overall compensation objectives are met. In addition, in determining the appropriate level for each compensation component, we have considered, but not

18    RENTECH, INC.  ï  2014 Proxy Statement

exclusively relied on, our understanding of the competitive market based on the collective experience of members of the Compensation Committee (and our Chief Executive Officer with regard to the other NEOs), our recruiting and retention goals, our view of internal equity and consistency, the length of service of our executives, our overall financial and operational performance and other relevant considerations.

We have not adopted any formal or informal policies or guidelines for allocating compensation between currently-paid and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. Generally, we offer a competitive, but balanced, total compensation package that provides the stability of a competitive, fixed income while affording our executives the opportunity to be appropriately rewarded through cash and equity incentives if we attain our goals and perform well over time.

Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are intended to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our compensation objectives.

Cash Compensation

We provide our NEOs with cash compensation in the form of base salaries and annual cash incentive awards. Our cash compensation is structured to provide a market-level base salary for our NEOs while creating an opportunity to exceed market levels for total cash compensation if short- and long-term performance exceeds expectations. We believe that this mix appropriately combines the stability of non-variable compensation (in the form of base salary) with variable performance awards (in the form of annual cash incentives) that reward the performance of the Company and individual contributions to the success of the business.

Base Salary

Base salaries for our NEOs were initially set in arm’s-length negotiations during the hiring processes. These base salaries have historically been reviewed annually by the Compensation Committee (with input from our Chief Executive Officer with respect to the other NEOs) and were again reviewed at the end of 2013 for purposes of determining 2014 salaries. Our NEOs are not entitled to any contractual or other formulaic base salary increases. The Compensation Committee increased the base salaries of our NEOs, effective January 13, 2014, in connection with its annual salary review at the end of our fiscal year 2013. Effective January 13, 2014, Mr. Ramsbottom’s base salary increased by approximately 18% to $650,000 in recognition of his leadership of both us and RNP, and in order to bring his base salary closer to the median for chief executive officers of our peer group companies (although it is still below the 25th percentile). Mr. Cohrs’ base salary also increased in January 2014 by approximately 3% to $464,000 in recognition of his effective capital raising efforts on behalf of us, his efforts in facilitating and completing the Fulghum Acquisition, and his continued leadership as the Chief Financial Officer of two publicly traded entities. Mr. Ebnet’s salary was increased by approximately 5% to $295,000, effective January 13, 2014, in recognition of his performance and his efforts in facilitating and completing the Fulghum Acquisition, the Wawa Project and the Atikokan Project. Mr. Morris’ salary was increased 5% to $315,000, effective January 13, 2014, in recognition of his superior performance during 2013. Mr. Wright’s salary was not increased for 2014.

The base salaries for our NEOs, both during 2013 and following their salary increases in January 2014, are set forth in the following table:

Name	2013 Base Salary (Before Increase) ($)	2014 Base Salary (After Increase) ($)
D. Hunt Ramsbottom.	550,000	650,000
Dan J. Cohrs	450,000	464,000
Sean Ebnet	280,000	295,000
Colin M. Morris	300,000	315,000
Harold A. Wright	295,000	295,000

RENTECH, INC.  ï  2014 Proxy Statement    19

Annual Incentive Compensation

We maintain an annual incentive program to reward executive officers, including our NEOs, based on our financial and operational performance, achievement of specific milestones related to technology, financing and project development work associated with our business, operation and expansion of our nitrogen fertilizer business, and the individual NEO’s relative contributions to that performance during the year

(referred to below as the our “annual incentive program”). We recognize that successful completion of short-term objectives is critical in achieving our planned level of growth and attaining our long-term business objectives. Accordingly, our annual incentive program is designed to reward executives for successfully taking the immediate steps necessary to implement our long-term business strategy.

Annual Incentive Program

During 2013, each of our NEOs was eligible to receive an incentive payment pursuant to our annual incentive program. Under our annual incentive programs, cash incentives were determined and paid by reference to (i) the achievement of certain pre-established operational and financial goals and technology, commercial and project development criteria, and (ii) target bonus amounts (as set forth in the NEOs’ respective employment agreements). The goals are weighted based on importance for the year. In the beginning of 2013, as in prior fiscal years, our CEO and other senior officers developed a series of broad objectives for us, which were then reviewed and revised by the Compensation Committee and the Board. Following that review, the Board set the 2013 performance goals for our annual incentive program, but retained discretion based on input from the Compensation Committee (and our

Chief Executive Officer with respect to the other NEOs) to increase or decrease annual incentive award payouts to levels as high as 200% of the NEO’s target bonus and as low as zero, in each case, based on performance during the relevant period. The goals were designed to be challenging with no guarantee that any portion of the target award would actually be earned. The 2013 annual incentive awards were targeted for Messrs. Ramsbottom, Cohrs, Ebnet, Wright and Morris at 100%, 60%, 50%, 50% and 50% of their respective base salaries (in accordance with their respective employment agreements). Payment of annual incentive awards to our NEOs was based on the achievement by us of the specific targets and goals set forth below for the applicable annual incentive program, as well as the performance of the individual executive (and was subject to adjustment as described above).

Annual Incentive Program Performance Goals

The 2013 performance goals applicable to our NEOs under our annual incentive program are set forth below, along with determinations as to the attainment of these goals (parentheticals following the description of each goal provide guidelines indicating the approximate weight given to the attainment of each goal).

1.	Goal: Environmental, Health, Safety & Sustainability, or EHS&S, goals, including:

•

A continued strong safety record at Rentech’s facilities, including RNP’s facilities, with an OSHA recordable rate below a target rate of 3.75 and fewer than 8.0 environmental and Federal Railroad Administration compliance incidents.*

Result: Goal attained. Rentech completed fiscal year 2013 with an OSHA recordable rate of approximately 1.58 recordable incidents for every 200,000 hours worked at Rentech facilities and two environmental and Federal Railroad Administration compliance incidents.

•	Completion of mandated EHS&S training.*

Result: Goal attained. We completed all required training.

•	Completion of EHS&S process review action items.*

Result: Goal attained. We completed required process review action items.

*	These Goals are not weighted in arriving at the initial award amounts under the annual incentive program, but failure to attain these Goals can result in a reduction of the final pool by up to 20%.

2.	Goal: Operations goals, including:

•	Total ammonia production ranging from approximately 265,000 tons to 290,000 tons, targeted at approximately 280,000 tons (5% weight).

Result: Goal not attained. Total ammonia production for the fiscal year ending December 31, 2013 equaled approximately 244,000 tons.

•	Concurrently decrease nitrogen production and increase ammonia production in amounts ranging from approximately 135,000 tons to 150,000 tons, targeted at approximately 145,000 tons (5% weight).

Result: Goal not attained. Total decrease in nitrogen production and corresponding increase in ammonia production for the fiscal year ending December 31, 2013 equaled approximately 130,000 tons.

20    RENTECH, INC.  ï  2014 Proxy Statement

•	Total ammonium sulfate production ranging from approximately 525,000 tons to 575,000 tons, targeted at approximately 555,000 tons (5% weight).

Result: Goal not attained. Total ammonium sulfate production for the fiscal year ending December 31, 2013 equaled approximately 465,000 tons.

•	Total sulfuric acid production ranging from approximately 540,000 tons to 590,000 tons, targeted at approximately 570,000 tons (5% weight).

Result: Goal not attained. Total sulfuric acid production for the fiscal year ending December 31, 2013 equaled approximately 478,000 tons.

3.	Goal: Consolidated EBITDA ranging from approximately $80.0 million to $105.0 million, targeted at approximately $90.0 million (20% weight).

Result: Goal not attained. Consolidated EBITDA for fiscal year 2013 equaled approximately $32 million.

4.	Goal: Technology achievements, including:

•	Successful completion of the Department of Energy grant requirements and the mothballing of the PDU by April 28, 2013 (5% weight).

Result: Goal attained. The Department of Energy grant requirements and mothballing of the PDU were successfully completed prior to April 28, 2013.

•	Successful completion of smooth wind-down of PDU (5% weight).

Result: Goal attained. We completed the orderly wind-down of the PDU.

5.	Goal: Commercial achievements, including:

•	Execution of definitive agreements and sales contracts for, and start construction on pellet plants (15% weight).

Result: Goal attained. Off-take agreements were executed and construction began on two pellet plants.

•	Complete acquisitions and/or partnerships, including all necessary material definitive agreements, that lead to a cash-flowing wood processing business (15% weight).

Result: Goal attained. On May 1, 2013, Rentech acquired Fulghum.

6.	Goal: Other factors which contribute to the success of Rentech as determined by Rentech’s Compensation Committee and board of directors (20% weight).

Result: The Compensation Committee exercised its discretion to recognize Rentech’s preservation of shareholder value during a tumultuous nitrogen fertilizer market and in light of unanticipated challenges at both operating plants, including the fire and foundation crack at the East Dubuque Facility. In addition, the Compensation Committee recognized that significant long-term shareholder value was created with the significant progress achieved in pursuing the Company’s new wood fibre processing business.

At the end of 2013, our Chief Executive Officer completed his own evaluation of his direct reports (including the other NEOs) compared to certain pre-established individual goals, taking into consideration any key accomplishments outside of the set goals for the year. Final incentive payments for our NEOs were determined based on our performance compared to the set goals under the annual incentive program, together with the individual assessments made by our Chief Executive Officer of the other NEOs. Messrs. Ramsbottom, Cohrs, Ebnet, Morris and Wright received 2013 annual incentive payments equal to approximately 80%, 80%, 80%, 80% and 70% of their respective target bonuses based on the performance results described above (or 80%, 48%, 40%, 40% and 35% of their respective base salaries). For Messrs. Ramsbottom, Cohrs, Ebnet and Morris, these payments were determined based on the achievement of the formulaic goals set forth above for each NEO with no bonus adjustment based on individual assessment. Mr. Wright’s bonus was determined based on the achievement of the formulaic goals set forth above and was adjusted downwards by 10% based on his individual assessment.

Long-Term Equity Incentive Awards

The Compensation Committee and the Board believe that senior executives, including our NEOs, should have an ongoing stake in the success of their employer to closely align their interests with those of its shareholders. The Compensation Committee also believes that equity awards provide meaningful retention and performance incentives that appropriately encourage our executive officers, including our NEOs, to remain employed with us and put forth their best efforts and performance at all times. Accordingly, long-term equity incentive awards covering shares of our Common Stock have historically been a key component of our compensation program, including during 2013, as these

RENTECH, INC.  ï  2014 Proxy Statement    21

awards create an ownership stake for management that aligns the interests of our NEOs with those of our shareholders and incentivize our NEOs to work toward increasing value for our shareholders. During 2013, we granted equity awards under our 2009 Incentive Award Plan, which are intended to provide incentives for a broad group of service providers including employees (both NEOs and other employees), directors and consultants, in each case, who are critical to the success of the Company and the creation of shareholder value. In addition, RNP granted awards under its 2011 Long-Term Incentive Plan to Messrs. Ramsbottom, Cohrs and Morris. The CEO’s equity awards were above the median of the New 2013 Peer Group to help compensate for his below-median cash compensation levels in a way that promotes alignment of the CEO’s interests with those of shareholders.

During 2013, in order to promote the share ownership, performance and retention goals described above, we granted equity awards to our NEOs comprised of time-vesting restricted stock units (“RSUs”) and performance-vesting restricted stock units (“PSUs”), and RNP granted awards of time-vesting RNP phantom units to Messrs. Ramsbottom, Cohrs and Morris (collectively, the “2013 Awards”). Each RSU, PSU and phantom unit confers upon its holder the right to receive one share of our Common Stock or , in the case of phantom units, one common unit of RNP, in each case, without payment of any purchase price, thereby delivering the full grant-date value of the underlying shares or units, as well as any post-grant share price appreciation. Awards were granted at the end of 2013 in order to allow the amounts to be calibrated to reflect total shareholder return performance during the year and performance versus internal goals.

Overall, our NEOs received 2013 Awards with an aggregate value that was comprised 60% of PSUs which are only earned upon the achievement of challenging future TSR performance criteria and 40% of time-vested RSUs or, in the case of Messrs. Ramsbottom, Cohrs and Morris, 20% of time-vested RSUs and 20% of time-vested RNP phantom units, which we believe puts a shareholder-oriented emphasis on the shareholder return improvement before NEOs’ awards are earned and paid (the 60%/40% performance-to- time vested equity award mix excludes the time-vested RSUs granted to Mr. Ebnet in 2013 in connection with his promotion, as described in the “Grants of Plan-Based Awards” table below). The study of peer practice provided by Cook shows that the 60%/40% mix of performance-based awards to time-based awards is significantly more performance-based than awards granted to the average New 2013 Peer Group company executive officers, which is approximately 30% performance-based and 70% time-based.

RSUs

The RSUs granted as 2013 Awards vest in substantially equal, annual increments over a period of three years, subject to continued service through the applicable vesting date.

RSUs are tied to time-vesting requirements in order to provide a retention incentive to our NEOs through the applicable vesting period. As noted above, time-vested RSUs represented only 40% of the 2013 Awards granted to our NEOs during 2013. We emphasized PSUs, as described below, which required significant total shareholder return to be achieved as a condition to vesting and payment. Each RSU also confers upon its holder the right to dividend equivalent payments for dividends declared over periods during which such RSU is outstanding, payable as and when such dividends are paid to our shareholders generally (without regard to the vested status of the underlying RSU).

PSUs

The PSUs granted to our NEOs as 2013 Awards require both continued service and the attainment of challenging TSR performance criteria as conditions to vesting, thereby providing both retention and enhanced performance incentives. Specifically, PSUs granted as 2013 Awards confer upon the NEOs the right receive a number of stock-settled PSUs determined based on our TSR over a three-year performance period beginning on December 14, 2013 (the “Vesting Commencement Date”). PSUs are forfeited if we do not attain TSR of at least +25% during the performance period, and target PSUs are earned only if we attain TSR of +50% or more during the three-year performance period. As noted above, PSUs comprised 60% of the value of the 2013 Awards granted to our NEOs in 2013 (excluding Mr. Ebnet’s promotion award of time-vested RSUs). Each PSU also confers upon its holder the right to dividend equivalent payments for dividends declared over the portion of the performance period during which such PSU is outstanding; however, such dividends are payable only if and when the underlying PSUs vests following TSR achievement (i.e., accumulated dividends are forfeited if the underlying PSUs are not earned based on actual TSR performance). The Compensation Committee determined to grant PSUs that vest based on our TSR achievement because it believes that long-term TSR is a key measure of our performance for our shareholders.

Pursuant to their respective PSU award agreements, each NEO is eligible to earn a specified number of target PSUs, based on 100% attainment of the TSR goal and satisfaction of the continued service vesting conditions described below. Actual PSU payouts (if any) range from 0% to 175% of the target PSU levels depending on the actual level of TSR attained. For purposes of the PSUs, TSR is calculated as the per share increase in value equal to the sum of (i) our per share stock price increase plus (ii) our aggregate per share dividends, in each case, over the performance period (or relevant portion thereof), with stock price generally calculated as the trailing thirty trading-day stock price average through the date on which TSR is measured. There is a payout cap of five times target PSUs, which limits the potential for a windfall for the NEOs if TSR performance is extraordinary.

22    RENTECH, INC.  ï  2014 Proxy Statement

Generally, one-third of the target PSUs are eligible to vest on each of the first three anniversaries of the Vesting Commencement Date based on our per share TSR (and the executive’s continued service) through the applicable anniversary (each such anniversary, a “measurement date”). The number of PSUs that vest on the applicable measurement date is determined based on the increase in our stock price over the one-year, two-year or three-year period, as applicable, following the Vesting Commencement Date. Any PSUs that are not earned on the one-year or two-year anniversary of the Vesting Commencement Date remain eligible to vest on the third anniversary of the Vesting Commencement Date based on the increase in per share TSR over the full three-year performance period (but only if the TSR achieved as of the third measurement date exceeds the

TSR achieved as of the first and second measurement dates), as demonstrated by the chart below.

The Compensation Committee believes that this vesting structure emphasizes long-term stock TSR performance, which is the ultimate goal, without penalizing our NEOs if short-term stock performance is below target levels.

The number of PSUs that actually vest on each of the first, second and third anniversaries of the Vesting Commencement Date is determined based on the increase of our per share TSR from the date of grant through the applicable measurement date. The table below sets forth the percentage of target PSUs that will vest and be distributed upon our attainment of per share TSR at threshold, target and maximum levels (e.g., upon the increase in our per share TSR by 25%, 50% and 100%, respectively, through the applicable measurement date).

Achievement Level	TSR Increase Through the Applicable Measurement Date (%)	Percent of Target PSUs That Actually Vest
Maximum	100% or more	175%
Between Target and Maximum	More than 50% and less than 100%	Between 100% and 175% (determined pro rata based on the percentage of actual TSR increase)
Target	50%	100%
Between Threshold and Target	More than 25% and less than 50%	Between 50% and 100% (determined pro rata based on the percentage of actual TSR increase)
Threshold	25%	50%
Below Threshold	Less than 25%	0%

As indicated above, we must achieve an increase in our per share TSR of at least 25% through the applicable measurement dates (the “threshold” level) in order for any PSUs to vest on any such dates. Upon our achievement of per share TSR at the threshold, target or maximum level (e.g., an increase in our per share TSR of 25%, 50% and 100%, respectively, through the applicable measurement date), the number of PSUs that will vest on the applicable measurement date equals 50%, 100% or 175%, respectively, of the target PSUs eligible to vest on such date. If we achieve an increase in our per share TSR between these specified achievement levels, the number of PSUs that will vest on the applicable measurement date is determined pro rata based on the actual increase in our TSR achieved within the range of applicable achievement levels. For example, if we achieve an increase in our per share TSR of 25% as of an applicable measurement date, the number of PSUs that will vest equals (a) one-third of the target PSUs multiplied by (b) 50%. If we instead achieve an increase in our per share TSR between 25% and 50% as of an applicable measurement date, the number of PSUs that will vest equals (a) one-third of the target PSUs multiplied by (b) a percentage ranging from 50% to 100% (with such percentage determined pro rata based on the actual increase in our TSR as of the applicable measurement date).

PSUs will be paid to our NEOs in shares of our Common Stock as and when they are earned and vest, subject to the NEO’s continued service through the applicable measurement date. Dividend equivalents that become payable with respect to earned and vested PSUs will generally be paid in cash upon or shortly after vesting of the underlying PSU to which such dividend equivalents relate (only if and when the underlying PSU ultimately vests).

RENTECH, INC.  ï  2014 Proxy Statement    23

RNP Phantom Units.

During 2013, RNP also granted phantom units, which include distribution equivalent rights for dividends paid by RNP, to each of Messrs. Ramsbottom, Cohrs and Morris under its 2011 Long-Term Incentive Plan to compensate these executives for their services as officers of RNP, which is a separate publicly traded fertilizer master limited partnership in which Rentech owns a 59.8% equity stake, and to create incentives aligned with the interests of the unit holders of RNP. These RNP units were considered part of each officer’s total compensation package by the Compensation Committee and are included in the 40% time-vested portion of their 2013 equity incentive awards. The values of these phantom units are included in the figures and tables reported herein. These phantom units vest in annual installments over a three-year period, subject to continued service through the applicable vesting date and, like our equity awards, are intended to provide retention incentives linked to equity value and to encourage equity ownership in order to align the interests of these executives with those of RNP’s unit holders (including the Company). For more information on these phantom unit awards, please see RNP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 17, 2014.

The 2013 Awards are subject to accelerated vesting only in connection with certain qualifying terminations of employment in connection with a change in control and in the case of death or disability (as described under “—Potential Payments upon Termination or Change-in-Control” below). We believe that the applicable vesting periods provide an important retention incentive, while accelerated vesting (where appropriate) protects executives against forfeiture of their awards in appropriate circumstances and aligns management’s incentives more closely with the interests of our shareholders.

2013 Awards Table

In determining appropriate levels of equity grants for the 2013 Awards, we considered, among other things, the role(s) and responsibilities of each NEO and the perceived need to reward and retain the NEO. The table below sets forth the 2013 Awards that we and RNP granted to our NEOs during 2013. All grants were made on December 18, 2013, other than a grant of 200,000 RSUs to Mr. Ebnet, which was made on June 3, 2013 in connection with his promotion to assume full leadership responsibilities for our wood fibre business:

Name	Restricted Stock Units		Performance Stock Units(1)	Partnership Phantom Units
D. Hunt Ramsbottom	143,713		510,638	13,945
Dan J. Cohrs	77,844		276,596	7,554
Sean Ebnet	295,808	(2)	170,213	—
Colin Morris	47,904		170,213	4,648
Harold Wright	83,832		148,936	—

(1)	Performance units reflect target amounts.
(2)	Includes a June 3, 2013 promotion award of 200,000 RSUs, although these are excluded from the calculation of his equity mix as 40% time-vested and 60% performance-vested, as discussed above.

The table below sets forth the grant date fair values of the 2013 Awards that we and RNP granted to our NEOs during 2013.

	Grant Date Fair Value
Name	Restricted Stock Units	Performance Stock Units	Partnership Phantom Units	Total
D. Hunt Ramsbottom	$240,001	$738,723	$239,993	$1,218,717
Dan J. Cohrs	$129,999	$400,142	$130,004	$660,145
Sean Ebnet	$609,999	$246,241	$—	$856,240
Colin Morris	$80,000	$246,241	$79,992	$406,233
Harold Wright	$139,999	$215,461	$—	$355,460

24    RENTECH, INC.  ï  2014 Proxy Statement

Employment Contracts; Severance Benefits

We believe that vulnerability to termination of employment at the senior executive level, both within and outside of the change in control context, creates concern and uncertainty for our NEOs that is appropriately addressed by providing severance protections which enable and encourage these executives to focus their attention on their work duties and responsibilities in all situations. We operate in a volatile and acquisitive industry that heightens this vulnerability in the change-in-control context. Accordingly, in order to attract and retain our key managerial talent, we enter into employment agreements with our NEOs which provide for specified severance payments and benefits in connection with certain qualifying terminations of employment. In addition, we believe that change in control and severance benefits are essential in order to fulfill our objective of attracting and retaining key managerial talent. We are party to employment agreements with each of Messrs. Ramsbottom, Cohrs, Ebnet, Morris and Wright. For a description of the specific terms and conditions of each agreement, see “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “—Potential Payments upon Termination or Change-in-Control” below.

Benefits and Perquisites

We maintain a standard complement of health and retirement benefit plans for our employees, including our NEOs, that provide medical, dental, and vision benefits, flexible spending accounts, a 401(k) savings plan (including an employer-match component), short-term and long-term disability insurance, accidental death and dismemberment insurance and life insurance coverage. These benefits are generally provided to our NEOs on the same terms and conditions as they are provided to our other employees. We believe that these health and retirement benefits comprise key elements of a comprehensive compensation program. Our health benefits help provide stability and peace of mind to our NEOs, thus enabling them to better focus on their work responsibilities, while our 401(k) plan provides a vehicle for tax-preferred retirement savings with additional compensation in the form of an employer match that adds to the overall desirability of our executive compensation package. Our employee benefits programs are designed to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We periodically review and adjust these employee benefits programs as needed based upon regular monitoring of applicable laws and practices in the competitive market.

As part of the compensation package, we also provide our NEOs with a monthly car allowance and these executives (other than Messrs. Ebnet and Wright) also receive reimbursement of certain financial advisor costs. We also provided our NEOs with supplemental group term life insurance coverage and long-term disability insurance during 2013. The purpose of these benefits and perquisites is to ensure that our NEOs are able to devote their full business time to our affairs, to project the proper corporate image for Rentech, and to make employment at Rentech attractive at a relatively modest cost for shareholders.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any individual remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of its other named executive officers, other than its chief financial officer. However, remuneration in excess of $1 million may be deducted if it qualifies as “performance-based compensation” within the meaning of the Internal Revenue Code.

Where reasonably practicable, to the extent that the Section 162(m) deduction disallowance becomes applicable to our NEOs, the Compensation Committee may seek to qualify the variable compensation paid to our NEOs for an exemption from such deductibility limitations. As such, in approving the amount and form of compensation for our NEOs, the Compensation Committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the Internal Revenue Code. The Compensation Committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deductibility limit in Section 162(m) of the Internal Revenue Code, as it has under its 2013 annual incentive program, when it believes that such payments are appropriate to attract and retain executive talent.

Section 280G of the Internal Revenue Code

Section 280G of the Internal Revenue Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are

RENTECH, INC.  ï  2014 Proxy Statement    25

compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Internal Revenue Code based on the executive’s prior compensation. In approving compensation arrangements for our NEOs in the future, we expect to consider all elements of the cost of providing such compensation, including the potential impact of Section 280G of the Internal Revenue Code. However, we may authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Internal Revenue Code and the imposition of excise taxes under Section 4999 of the Internal Revenue Code if we feel that such arrangements are appropriate to attract and retain executive talent.

Under their employment agreements with us, which were not entered into or amended during 2013, our NEOs, excluding Mr. Ebnet who started with Rentech in October 2012, are entitled to gross-up payments in the event that any excise taxes are imposed on them. We have historically provided these protections to these senior executives to ensure that they will be properly incentivized in the event of a potential change in control of the Company to maximize shareholder value in a transaction while minimizing concern for potential consequences of the transaction to these executives. The need for such protection is enhanced by our emphasis on performance-based equity compensation, which has higher values if accelerated in connection with a successful transaction than if the equity compensation awards had been time-vested. We have committed not to provide any new tax gross-up rights to any executives that do not currently have such protection.

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, substantial additional taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefit plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, RSUs and other equity-

based awards under equity incentive award plans have been and will be accounted for under ASC Topic 718. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

The Role of Our Shareholder Say-on-Pay Vote

At our annual meeting of shareholders held in May 2011, we provided our shareholders with the opportunity to cast an advisory vote on our executive compensation program, or a “say-on-pay proposal”. A significant majority of the votes cast on our say-on-pay proposal at that meeting (81.1%) were voted in favor of the proposal. The Compensation Committee believes this affirms our shareholders’ support of our approach to executive compensation, and, accordingly, did not materially change its approach to executive compensation during 2013 in connection with the say-on-pay proposal. However, the Compensation Committee is always open to improving the Company’s compensation governance practices and believes that each of the primarily performance-based equity grant program in 2013, the new clawback policy and the new stock ownership guidelines are meaningful improvements for shareholders. The Compensation Committee expects to take into consideration the outcome of our shareholders’ future say-on-pay proposal votes when making future compensation decisions for our NEOs. Our Board previously determined to hold a say-on-pay advisory vote on the compensation of our NEOs every three years. Accordingly, we expect that our next say-on-pay proposal will

26    RENTECH, INC.  ï  2014 Proxy Statement

be submitted to shareholders for an advisory vote at our annual meeting of shareholders in 2014.

The Compensation Committee reviews our executive compensation program annually to ensure that our NEOs’ compensation remains tied to our long-term and short-term performance. During 2013, as described above in “—Long-Term Equity Incentive Awards,” we granted 60% of our 2013 Awards to our NEOs subject to performance-based vesting

(excluding Mr. Ebnet’s June 2013 promotional award of time-vested RSUs). In addition, an average of 50% of the aggregate target total compensation paid to our NEOs in respect of 2013 services was paid in the form of variable, performance-based incentive compensation. Performance-based vesting has also been an important component of certain of our long-term incentive awards historically. Each of these factors demonstrates a strong alignment between performance and compensation for our NEOs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, the Compensation Committee determined that the Compensation Discussion and Analysis should be included in this proxy statement.

Edward M. Stern, Chairman

Michael S. Burke

Halbert S. Washburn

RENTECH, INC.  ï  2014 Proxy Statement    27

Summary Compensation Table

On February 1, 2012, we changed our fiscal year-end from September 30 to December 31 to coincide with the end of the calendar year. The following table summarizes the compensation for the calendar years ended December 31, 2013 and 2012, the three months ended December 31, 2011, or the Transition Period (under the heading “3Mo 2011”), and the fiscal year ended September 30, 2011 for each of our NEOs.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
D. Hunt Ramsbottom,	CY2013	$550,000	$—	$1,218,717	$—	$440,000	$265,074	$2,473,791
Chief Executive Officer (6)	CY2012	$497,200	$—	$1,398,708	$—	$932,250	$287,271	$3,115,429
	3 Mo 2011	$116,417	$—	$2,911,343	$—	$—	$4,129	$3,031,889
	FY2011	$434,750	$—	$241,783	$457,258	$220,000	$43,244	$1,397,035
Dan J. Cohrs,	CY2013	$450,000	$—	$660,145	$—	$216,000	$169,549	$1,495,694
Chief Financial Officer (6)	CY2012	$426,575	$—	$599,444	$—	$479,897	$201,171	$1,707,087
	3 Mo 2011	$99,880	$—	$1,702,870	$—	$—	$3,166	$1,805,916
	FY2011	$373,875	$—	$142,226	$268,975	$113,250	$40,528	$938,854
Sean Ebnet,	CY2013	$266,250	$30,000	$856,240	$—	$106,960	$72,816	$1,332,266
SVP, Business Development
Colin M. Morris,	CY2013	$300,000	$—	$406,233	$—	$120,000	$114,228	$940,461
SVP, General Counsel (6)	CY2012	$288,030	$—	$419,611	$—	$270,028	$151,555	$1,129,224
	3 Mo 2011	$65,696	$—	$1,102,205	$—	$—	$5,438	$1,173,339
	FY2011	$245,350	$—	$56,890	$107,590	$62,100	$39,409	$511,339
Harold A. Wright,	CY2013	$295,000	$—	$355,460	$—	$103,250	$61,548	$815,258
Senior Vice President and	CY2012	$286,350	$—	$389,639	$—	$268,453	$49,868	$994,310
Chief Technology Officer	3 Mo 2011	$69,500	$—	$378,868	$—	$—	$4,582	$452,950
	FY2011	$276,000	$—	$56,890	$107,590	$55,600	$24,243	$520,323

(1)	“3 Mo 2011” refers to the three-month Transition Period from October 1, 2011 through December 31, 2011.
(2)	Amount represents a one-time employment commencement payment to Mr. Ebnet.
(3)

Amounts disclosed for CY 2013 reflect the aggregate grant date fair value of the 2013 PSUs and 2013 RSUs granted to our NEOs and, with respect to Messrs. Ramsbottom, Cohrs and Morris, the grant date fair value of 2013 RNP phantom units. All equity award values described in this Note have been calculated in accordance with ASC Topic 718, except for RNP phantom units calculated in accordance with ASC Topic 505. There can be no assurance that awards will vest or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 718 or ASC Topic 505. We provide information regarding the assumptions used to calculate the value of all of our stock awards made to executive officers in Note 15 to our consolidated financial statements included in this Annual Report. RNP provides information regarding the assumptions used to calculate the value of all RNP unit awards made to executive officers in Note 10 to its consolidated financial statements included in Part II—Item 8 “Financial Statements and Supplementary Data” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 17, 2014.

(4)

Each of our NEOs participated in our annual incentive program during 2013 and received an annual incentive award based on the achievement of certain financial and other performance criteria and determined by reference to target bonuses set forth in their respective employment agreements. Messrs. Ramsbottom, Cohrs, Ebnet, Morris and Wright received 2013 annual incentive payments equal to approximately 80%, 80%, 80%, 80% and 70% of their respective target bonuses (or 80%,48%,40%,40% and 35% of their respective base salaries). For additional information, please see “Annual Incentive Compensation” above.

(5)

Amounts under the “All Other Compensation” column for the year ended December 31, 2013 consist of (i) 401(k) matching contributions of $10,959, $17,873, $7,650, $11,250 and $12,782 for Messrs. Ramsbottom, Cohrs, Ebnet, Morris and Wright, respectively; (ii) perquisites consisting of company-paid auto allowances, long-term disability and supplemental life insurance, housing allowance and financial and tax planning benefits; (iii) payments made to Messrs. Ramsbottom, Cohrs, Morris and Wright of $152,119, $75,584, $36,100 and $36,100, respectively, with respect to their earned PSUs as a result of our declaration of a special cash distribution in December 2012, and (iv) payments made to Messrs. Ramsbottom, Cohrs, and Morris of $65,843, $42,278 and $32,950, respectively, with respect to their outstanding phantom units as a result of RNP’s declaration of cash distributions during 2013, as described in RNP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 17, 2014. The following table identifies and quantifies our NEOs’ perquisites for the calendar year 2013.

28    RENTECH, INC.  ï  2014 Proxy Statement

Perquisites

Name	Auto Allowance	Long-Term Disability	Supplemental Life Insurance	Housing Allowance	Financial and Tax Planning	Total
D. Hunt Ramsbottom	14,400	420	246	—	21,087	36,153
Dan J. Cohrs	12,000	420	246	—	21,148	33,814
Sean Ebnet	12,000	420	246	52,500	—	65,166
Colin Morris	12,000	420	246	—	21,262	33,928
Harold Wright	12,000	420	246	—	—	12,666

(6)	Since RNP’s initial public offering in 2011, Messrs. Ramsbottom, Cohrs and Morris have dedicated a portion of their work time to RNP’s business and affairs. The portion of the compensation included in the Summary Compensation Table with respect to Messrs. Ramsbottom and Cohrs which is allocable RNP is disclosed in RNP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 17, 2014. In accordance with applicable SEC disclosure rules, the compensation figures attributable to Messrs. Ramsbottom, Cohrs and Morris in this Summary Compensation Table reflect the full amount of the compensation paid by both Rentech and RNP. The estimated percentage of time allocable to RNP for Messrs. Ramsbottom, Cohrs and Morris during calendar year 2013 were 48%, 35% and 35%, respectively.

Grants of Plan-Based Awards

The following table sets forth information with respect to our NEOs concerning the grant of plan-based awards from our and RNP’s plans during 2013.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)(2)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)(2)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
D. Hunt Ramsbottom	12/18/2013		—	—	—	—	—	—	143,713	(3)	—	—	$240,001
	12/18/2013		—	—	—	255,319	510,638	893,617			—	—	$738,723	(4)
	12/18/2013		—	—	—	—	—	—	13,945	(5)	—	—	$239,993
	2013 Annual Non- Equity Incentive		$—	$550,000	$1,100,000	—	—	—	—		—	—	—
Dan J. Cohrs	12/18/2013		—	—	—	—	—	—	77,844	(3)	—	—	$129,999
	12/18/2013		—	—	—	138,298	276,596	484,043			—	—	$400,142	(4)
	12/18/2013		—	—	—	—	—	—	7,554	(5)	—	—	$130,004
	2013 Annual Non-Equity Incentive		$—	$270,000	$540,000	—	—	—	—		—	—	—
Sean Ebnet	6/3/2013		—	—	—	—	—	—	200,000	(6)	—	—	$450,000
	12/18/2013		—	—	—	—	—	—	95,808	(3)	—	—	$159,999
	12/18/2013		—	—	—	85,107	170,213	297,873			—	—	$246,241	(4)
	2013 Annual Non- Equity Incentive		$—	$140,000	$280,000	—	—	—	—		—	—	—
Colin M. Morris	12/18/2013		—	—	—	—	—	—	47,904	(3)	—	—	$80,000
	12/18/2013		—	—	—	85,107	170,213	297,873			—	—	$246,241	(4)
	12/18/2013		—	—	—	—	—	—	4,648	(5)	—	—	$79,992
	2013 Annual Non- Equity Incentive		$—	$150,000	$300,000	—	—	—	—		—	—	—
Harold A. Wright	12/18/2013		—	—	—	—	—	—	83,832	(3)	—	—	$139,999
	12/18/2013		—	—	—	74,468	148,936	260,638	—		—	—	$215,461	(4)
	2013 Annual Non- Equity Incentive	(3)	$—	$147,500	$295,000	—	—	—	—		—	—	—
(1)	All Rentech PSU and RSU grants to NEOs were made under Rentech’s Amended and Restated 2009 Incentive Award Plan. Amounts reflect the full grant date fair value of Rentech RSUs and PSUs granted during calendar year 2013, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO. We provide information regarding the assumptions used to calculate the fair value of all compensatory equity awards made to executive officers in Note 15 to our consolidated financial statements included in Part II—Item 8 “Financial Statements and Supplementary Data” in this Annual Report. There can be no assurance that awards will vest (and, absent vesting no value will be realized by the executive for the unvested award), or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 718.
(2)

All RNP equity grants were made under the Rentech Nitrogen Partners, L.P. 2011 Long-Term Incentive Plan. Amounts reflect the full grant date fair value of Partnership phantom units granted during calendar year 2013, computed in accordance with ASC Topic 505, rather than the amounts paid to or realized by the NEO. RNP provides information regarding the

RENTECH, INC.  ï  2014 Proxy Statement    29

assumptions used to calculate the fair value of all compensatory equity awards made to executive officers in Note 10 to its consolidated financial statements included in Part II—Item 8 “Financial Statements and Supplementary Data” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 17, 2014. There can be no assurance that awards will vest (and, absent vesting no value will be realized by the executive for the unvested award), or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 505.
(3)	These RSUs were granted on December 18, 2013 and vest in three substantially equal installments on December 14, 2014, 2015 and 2016, subject to the executive’s continued employment through the applicable vesting date and further subject to accelerated vesting (i) in full upon the executive’s termination of employment by the employer without cause or by the executive for good reason, in either case, within sixty days prior to or eighteen months following a change in control, or (ii) in full upon the executive’s death or disability.
(4)	These PSUs were granted on December 18, 2013 and vest on each of the first three anniversaries of December 14, 2013 based on the level of total shareholder return over the average fair market value for the thirty trading-day period through the grant date, subject to the executive’s continued employment through the applicable vesting date and further subject to accelerated vesting in connection with (i) the executive’s termination of employment by the employer without cause or by the executive for good reason in connection with a change in control of Rentech or (ii) the executive’s death or disability. The value of the PSUs reported in this column represents the fair value of these awards based upon the probable outcome of the applicable performance conditions on the grant date.
(5)	These RNP phantom units were granted on December 18, 2013 and vest in three substantially equal installments on December 14, 2014, 2015 and 2016, subject to the executive’s continued employment through the applicable vesting date and further subject to accelerated vesting (i) in full upon the executive’s termination of employment by the employer without cause or by the executive for good reason, in either case, within sixty days prior to or eighteen months following a change in control, or (ii) in full upon the executive’s death or disability.
(6)	These RSUs were granted on June 3, 2013 and vest in three substantially equal annual installments on June 3, 2014, 2015 and 2016, subject to the executive’s continued employment through the applicable vesting date and further subject to accelerated vesting (i) in full upon the executive’s termination of employment by the employer without cause or by the executive for good reason, in either case, within sixty days prior to or eighteen months following a change in control, or (ii) in full upon the executive’s death or disability.

Narrative Disclosure to Summary Compensation Table

and Grants of Plan-Based Awards Table

Employment Agreements

The employment agreements for Messrs. Ramsbottom, Cohrs, Ebnet, Morris and Wright continue through December 31, 2014, October 22, 2014, November 3, 2014, November 3, 2014, and November 3, 2014, respectively, subject in each case to automatic one-year renewals absent 90-days’ advance notice from either party to the contrary. Under these employment agreements, Messrs. Ramsbottom, Cohrs, Ebnet, Morris and Wright are entitled, respectively, to (i) current base salaries, effective January 13, 2014, of $650,000, $464,000, $295,000, $315,000, and $295,000, and (ii) annual incentive bonuses targeted at 100%, 60%, 50%, 50% and 50% of applicable base salary (with actual bonus eligibility for each executive ranging from zero to twice the applicable target).

The employment agreements entitle our NEOs to certain severance payments upon qualifying terminations of employment. The employment agreements also entitle each executive, excluding Mr. Ebnet who commenced employment with Rentech in October 2012, to a “gross-up” payment from the Company equal to any excise taxes that the executive incurs by operation of Internal Revenue Code Section 280G (and any taxes on such gross-up payment) in connection with a change in control of the Company, but we note that these gross-up payments are legacy rights and that none of these employment agreements were entered into or amended in any way during 2013. In addition, the employment agreements provide for monthly auto allowances, as well as customary indemnification, health, welfare, retirement and vacation benefits. The agreements also contain customary confidentiality and other restrictive covenants. Each of the executives covered by an employment agreement has also executed a corporate confidentiality and proprietary rights agreement. Though not addressed in the employment agreements, each of our NEOs is entitled to accelerated vesting of certain equity awards in the event of a change in control of the Company. For a discussion of the severance and change-in-control benefits for which our NEOs are eligible under their employment agreements, see “— Potential Payments upon Termination or Change-in-Control” below.

30    RENTECH, INC.  ï  2014 Proxy Statement

Outstanding Equity Awards at December 31, 2013

The following table sets forth information with respect to our NEOs, concerning the outstanding equity awards from us and RNP as of December 31, 2013. Footnotes to the table describe the generally applicable vesting conditions for each award. For a description of applicable accelerated vesting provisions, see “— Potential Payments upon Termination or Change-in-Control” below.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)	Notes
D. Hunt Ramsbottom	268,733	—	—	$3.87	7/13/2016	—	—	—	—	(2)
	752,567	—	—	$0.89	10/4/2020	—	—	—	—	(3)
	—	—	—	—	—	—	—	1,000,000	$1,750,000	(4)
	—	—	—	—	—	145,033	$253,808	—	—	(5)
	—	—	—	—	—	133,959	$234,428	—	—	(6)
	—	—	—	—	—	11,091	$195,202	—	—	(7)
	—	—	—	—	—	49,296	$86,268	—	—	(8)
	—	—	—	—	—	—	—	193,676	$338,933	(9)
	—	—	—	—	—	3,733	$65,701	—	—	(10)
	—	—	—	—	—	143,713	$251,498	—	—	(11)
	—	—	—	—	—	—	—	255,319	$446,808	(12)
	—	—	—	—	—	13,945	$245,432	—	—	(13)
Dan J. Cohrs	442,687	—	—	$0.89	10/4/2020	—	—	—	—	(3)
	—	—	—	—	—	—	—	700,000	$1,225,000	(4)
	—	—	—	—	—	100,944	$176,652	—	—	(5)
	—	—	—	—	—	65,312	$114,296	—	—	(6)
	—	—	—	—	—	7,720	$135,872	—	—	(7)
	—	—	—	—	—	21,127	$36,972	—	—	(8)
	—	—	—	—	—	—	—	83,004	$145,257	(9)
	—	—	—	—	—	1,600	$28,160	—	—	(10)
	—	—	—	—	—	77,844	$136,227	—	—	(11)
	—	—	—	—	—	—	—	138,298	$242,022	(12)
	—	—	—	—	—	7,554	$132,950	—	—	(13)
Sean Ebnet	—	—	—	—	—	95,808	$167,664	—	—	(11)
	—	—	—	—	—	—	—	85,107	$148,936	(12)
	—	—	—	—	—	200,000	$350,000	—	—	(14)
	—	—	—	—	—	200,000	$350,000	—	—	(15)
Colin M. Morris	80,631	—	—	$3.87	7/13/2016	—	—	—	—	(2)
	177,075	—	—	$0.89	10/4/2020	—	—	—	—	(3)
	—	—	—	—	—	—	—	300,000	$525,000	(4)
	—	—	—	—	—	79,916	$139,853	—	—	(5)
	—	—	—	—	—	31,666	$55,416	—	—	(6)
	—	—	—	—	—	6,112	$107,571	—	—	(7)
	—	—	—	—	—	14,789	$25,881	—	—	(8)
	—	—	—	—	—	—	—	58,103	$101,680	(9)
	—	—	—	—	—	1,120	$19,712	—	—	(10)
	—	—	—	—	—	47,904	$83,832	—	—	(11)
	—	—	—	—	—	—	—	85,107	$148,936	(12)
	—	—	—	—	—	4,648	$81,805	—	—	(13)
Harold A. Wright	—	—	—	—	—	—	—	350,000	$612,500	(4)
	—	—	—	—	—	31,666	$55,416	—	—	(6)
	—	—	—	—	—	27,465	$48,064	—	—	(8)
	—	—	—	—	—	—	—	53,953	$94,418	(9)
	—	—	—	—	—	83,832	$146,706	—	—	(11)
	—	—	—	—	—	—	—	74,468	$130,319	(12)
(1)	Rentech equity award values were calculated based on the $1.75 closing price of Rentech’s Common Stock on December 31, 2013 and RNP phantom unit values were calculated based on the $17.60 closing price of RNP’s common units on December 31, 2013.
(2)	Represents a stock option award granted on July 14, 2006 that vested in three equal annual installments on each of July 14, 2007, 2008 and 2009.

RENTECH, INC.  ï  2014 Proxy Statement    31

(3)	Represents stock options granted on October 4, 2010, which vested in one-third installments on October 4, 2011, 2012 and 2013.
(4)	Represents RSUs granted on November 17, 2009 that are eligible to vest upon the attainment of milestones related to the development, construction and operation of Rentech’s Rialto Project or another comparable project designated by Rentech’s Compensation Committee. Subject to the executive’s continued employment through the applicable vesting date, 60 percent (60%) of the shares underlying each RSU award will vest upon the closing of financing for the project, twenty percent (20%) of the shares underlying each RSU award will vest upon completion of construction and initial operation of the project facility and twenty percent (20%) of the shares underlying each RSU award will vest upon sustained operation of the project facility (these RSUs are referred to below as the “2009 Performance-Vest RSUs”).
(5)	Represents RSUs granted on December 13, 2011, which vested in one-third installments on November 9, 2012 and 2013, and the remaining unvested one-third of which will vest on November 9, 2014, subject to the executive’s continued employment through the applicable vesting date (these RSUs are referred to below as the “2011 IPO RSUs”).
(6)	Represents RSUs granted on December 13, 2011, which vested in one-third installments on October 12, 2012 and 2013, and the remaining unvested one-third of which will vest on October 12, 2014, subject to the executive’s continued employment through the applicable vesting date (these RSUs are referred to below as the “2011 Time-Vest RSUs”).
(7)	Represents RNP phantom units granted on December 13, 2011, which vested in one-third installments on November 9, 2012 and 2013, and the remaining unvested one-third of which will vest on November 9, 2014, subject to the executive’s continued employment through the applicable vesting date (these units are referred to below as the “2011 IPO Units”).
(8)	Represents RSUs granted on December 14, 2012, which vested as to one-third on December 14, 2013, and the remaining unvested two-thirds of which will vest in two substantially equal installments on December 14, 2014 and 2015, subject to the executive’s continued employment through the applicable vesting date (these RSUs are referred to below as the “2012 RSUs”).
(9)	Represents the threshold number of PSUs granted on December 14, 2012, vesting on each of the first three anniversaries of the grant date based on the level of total shareholder return over the average fair market value for the thirty trading-day period through the grant date, subject to the executive’s continued employment through the applicable vesting date (these PSUs are referred to below as the “2012 PSUs”).
(10)	Represents RNP phantom units granted on December 14, 2012, which vested as to one-third on December 14, 2013, and the remaining unvested two-thirds of which will vest in two substantially equal installments on December 14, 2014 and 2015, subject to the executive’s continued employment through the applicable vesting date (these units are referred to below as the “2012 Phantom Units”).
(11)	Represents RSUs granted on December 18, 2013, vesting in three substantially equal annual installments on December 14, 2014, 2015 and 2016, subject to the executive’s continued employment through the applicable vesting date (these RSUs are referred to below as the “2013 RSUs”).
(12)	Represents the threshold number of PSUs granted on December 18, 2013, vesting on each of the first three anniversaries of December 14, 2013 based on the level of total shareholder return over the average fair market value for the thirty trading-day period through the grant date, subject to the executive’s continued employment through the applicable vesting date, as described in more detail in “— Long-Term Equity Incentive Awards” above (these PSUs are referred to below as the “2013 PSUs”).
(13)	Represents RNP phantom units granted on December 18, 2013, vesting in three substantially equal annual installments on December 14, 2014, 2015 and 2016, subject to the executive’s continued employment through the applicable vesting date (these units are referred to below as the “2013 Phantom Units”).
(14)	Represents RSUs granted on September 26, 2012, which vested as to one-third on September 17, 2013, and the remaining unvested two-thirds of which will vest in two substantially equal installments on September 17, 2014 and 2015, subject to the executive’s continued employment through the applicable vesting date (these RSUs are referred to below as the “2012 Ebnet RSUs”).
(15)	Represents RSUs granted on June 3, 2013, vesting in three substantially equal annual installments on June 3, 2014, 2015 and 2016, subject to the executive’s continued employment through the applicable vesting date (these RSUs are referred to below as the “2013 Ebnet RSUs”).

Option Exercises, Stock Vested and Units Vested

The following table sets forth information with respect to our NEOs concerning the option exercises and stock vested under our equity plan(s) and the phantom units vested under RNP’s plan during calendar year 2013.

	Option Awards		Stock Awards		Unit Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($) (3)
D. Hunt Ramsbottom	—	—	1,204,263	$3,228,646	12,958	$249,780
Dan J. Cohrs	—	—	633,456	$1,666,794	8,519	$165,056
Sean Ebnet	—	—	100,000	$216,000	—	$—
Colin M. Morris	—	—	332,506	$844,968	6,671	$129,382
Harold A. Wright	177,075	$139,889	258,929	$720,370	—	$—
(1)	Amount shown is based on the fair market value of Rentech’s Common Stock on the exercise date less the exercise price.
(2)	Amounts shown are based on the fair market value of Rentech’s Common Stock on the applicable vesting date.
(3)	Amounts shown are based on the fair market value of RNP’s common units on the applicable vesting date.

Potential Payments upon Termination or Change-in-Control

Our NEOs are entitled to certain payments and benefits upon qualifying terminations of employment and, in certain cases, in connection with a change in control at the Company or at RNP. The following discussion describes the terms and conditions of these payments and benefits and the circumstances in which they will be paid or provided. All severance payments are conditioned upon the executive’s execution of a general release of claims against the Company. In the event that any severance payment to our NEOs is subject to “golden parachute” excise taxes under Internal Revenue Code Section 280G, each NEO is entitled to receive a gross-up payment from us for any such excise taxes plus any excise, income or payroll taxes owed on the gross-up payment.

32    RENTECH, INC.  ï  2014 Proxy Statement

For purposes of the following discussion, “change in control” refers to a change in control of us or RNP, as follows: with respect to (i) the severance payments and benefits provided to our NEOs pursuant to their respective employment agreements, (ii) the 2013 RSUs, (iii) the 2013 PSUs, (iv) the 2012 RSUs, (v) the 2012 PSUs, (vi) the 2011 Time-Vest RSUs, (vii) the 2011 IPO RSUs, (viii) the 2009 Performance-Vest RSUs and (ix) in the case of Mr. Ebnet, the 2013 Ebnet RSUs and the 2012 Ebnet RSUs, a change in control refers to a change in control of us. With respect to (a) the 2013 Phantom Units, (b) the 2012 Phantom Units and (c) the 2011 IPO Units, a change in control refers to a change in control of RNP.

Termination Not in Connection with a Change in Control

Under our NEOs’ employment agreements, upon termination of the executive’s employment by us without cause, by the executive with good reason or, in the case of Mr. Ramsbottom only, due to a non-renewal of his employment term by us (each as defined in the employment agreements), the executive is entitled to receive: (i) an amount equal to three times (in the case of Mr. Ramsbottom) or one times (in the case of the other NEOs) base salary, payable in substantially equal installments over a two-year period (for Mr. Ramsbottom) or a one-year period (for the other NEOs) following termination, plus (ii) in the case of our NEOs other than Mr. Ramsbottom, payment of the executive’s target annual bonus on the date that annual bonuses are paid generally for the year in which termination occurs, and (iii) Company-paid continuation health benefits for up to eighteen months following the date of termination. Upon termination of the employment of our NEOs (other than Mr. Ramsbottom) due to our non-renewal of their respective employment terms, these NEOs will be entitled to receive an amount equal to one times base salary, payable over the one-year period following termination, and, at our discretion, an annual bonus for the fiscal year preceding the non-renewal.

In addition, our NEOs will be entitled to the following enhanced vesting provisions with respect to qualifying terminations occurring outside of the context of a change in control:

•

The 2013 RSUs, 2013 Ebnet RSUs, 2013 Phantom Units, 2012 RSUs, 2012 Ebnet RSUs, 2012 Phantom Units and 2011 Time-Vest RSUs held by the executive will accelerate and vest in full upon a termination of employment due to the applicable executive’s death or disability.

•

The 2013 PSUs and 2012 PSUs held by the executive will accelerate and vest upon a termination of employment due to the applicable executive’s death or disability occurring more than sixty days prior to a change in control based on deemed attainment of the performance-vesting conditions applicable to the 2013 PSUs and 2012 PSUs at target levels with respect to any PSUs that are unvested as of the date of such death or disability.

•

The 2011 IPO RSUs and the 2011 IPO Units held by the executive will (i) accelerate and vest in full upon the executive’s termination of employment without cause or for good reason, or due to the executive’s death or disability, and (ii) vest with respect to a pro rata portion of the number of unvested RSUs or units that would have vested on the next subsequent vesting date upon any other termination of employment other than a termination for cause.

•

The 2009 Performance-Vest RSUs held by the executive will, following the executive’s termination due to his death or disability, remain outstanding and eligible to vest for a period of six months following such termination and will vest if and to the extent that applicable vesting milestones are attained during such period.

Change in Control (No Termination)

The NEOs are not entitled to any cash payments based solely on the occurrence of a change in control (absent any qualifying termination). In addition, the 2013 RSUs, 2013 Ebnet RSUs, 2013 Phantom Units, 2012 Ebnet RSUs, 2012 RSUs, 2012 Phantom Units, 2011, IPO RSUs, 2011 Time-Vest RSUs and 2011 IPO Units are not impacted by a change in control alone and require a qualifying termination in connection with such change in control to vest. With respect to the 2013 PSUs and 2012 PSUs, the applicable performance period ends upon a change in control, which may, depending upon performance through the change in control, result in the final vesting of awards with respect to which time-vesting requirements were previously satisfied, but performance-vesting requirements were not; however, as of December 31, 2013, none of the PSUs subject to these awards met these criteria and, accordingly, none were eligible for accelerated vesting upon a change in control.

Termination in Connection with a Change in Control

If our NEOs terminate employment without cause, for good reason or due to a non-renewal of the applicable employment term by us, in any case, within three months before or two years after a change in control of us, then the terminated executive will receive the severance described above, except that (i) the base salary component of the executive’s severance will be paid in a lump sum and (ii) if the executive’s actual annual bonus for the year immediately preceding the change in control exceeds his target bonus for the year in which the termination occurs, (A) in the case of Mr. Ramsbottom, he will receive two times base salary plus the amount of such prior-year bonus (instead of three times his base salary) and (B) in the case of the remaining NEOs, each NEO will receive one times base salary plus the amount

RENTECH, INC.  ï  2014 Proxy Statement    33

of such prior-year bonus (instead of base salary plus target annual bonus). The NEOs’ employment agreements entitle each of these executives to a “gross-up” payment covering all taxes, penalties and interest associated with any “golden parachute” excise taxes that are imposed on the executives by reason of Internal Revenue Code Section 280G in connection with a change in control of us.

In addition, our NEOs will be entitled to the following enhanced vesting provisions with respect to qualifying terminations occurring in connection with a change in control:

•	The 2011 Time-Vest RSUs will vest in full if the executive terminates employment without cause or for good reason, in either case, within 60 days prior to or one year after the change in control.

•

The 2013 RSUs, 2013 Ebnet RSUs, 2013 Phantom Units, 2012 RSUs, 2012 Ebnet RSUs and 2012 Phantom Units will vest in full if the executive terminates employment without cause or for good reason, in either case, within sixty days prior to or eighteen months after the change in control.

•	The 2013 PSUs and 2012 PSUs will vest on an accelerated basis (to the extent then unvested) based on actual performance levels through the change in control if the executive terminates employment (i) without cause or for good reason, in either case, within sixty days prior to or eighteen months after the change in control, or (ii) due to the executive’s death or disability, in either case, within sixty days prior to, or upon or after the change in control.

•

As noted above, the 2011 IPO RSUs and 2011 IPO Units will vest in full upon a termination without cause or for good reason, or due to the executive’s death or disability (whether or not in connection with a change in control). In addition, these awards will vest with respect to a pro rata portion of the number of unvested RSUs or units that would have vested on the next subsequent vesting date upon any other termination of employment other than a termination for cause (whether or not in connection with a change in control).

•

The 2009 Performance-Vest RSUs held by the executive will remain outstanding and eligible to vest for a period of six months following the executive’s termination without cause or for good reason, in either case, occurring within 60 days prior to or one year after the change in control, and these RSUs will vest if and to the extent that applicable vesting milestones are attained during such period.

34    RENTECH, INC.  ï  2014 Proxy Statement

The following table summarizes the change-in-control and/or severance payments and benefits to which we expect that our NEOs would have become entitled if the relevant event(s) had occurred on December 31, 2013, in accordance with applicable disclosure rules. For purposes of the following table, we have assumed that a change in control of each relevant entity, whether Rentech and/or RNP, occurred on December 31, 2013, in order to provide a complete representation of the payments and benefits that each NEO would have become entitled to receive upon the occurrence of the relevant event(s).

Name	Benefit	Termination without Cause or for Good Reason ($)		Termination due to Non- Renewal ($)		Termination due to Death/ Disability ($)		Qualifying Termination in Connection with a Change in Control		Other Terminations
D. Hunt Ramsbottom	Cash Severance	$1,950,000	(1)	$1,950,000	(1)	—		$1,740,000	(2)		—
	Value of Accelerated Stock Awards(3)	$253,808	(4)	$253,808	(5)	$2,397,483	(6)	$2,576,002	(7)		$36,159	(8)
	Value of Accelerated Units(9)	$195,202	(10)	$195,202	(5)	$506,334	(11)	$506,334	(12)		$27,810	(13)
	Value of Healthcare Premiums	$22,482	(14)	$22,482	(14)	—		$22,482	(14)		—
	Total	$2,421,492		$2,421,492		$2,903,817		$4,844,818	(15)		$63,969
Dan J. Cohrs	Cash Severance	$742,400	(16)	$464,000	(17)	—		$680,000	(18)		—
	Value of Accelerated Stock Awards(3)	$176,652	(19)	$176,652	(5)	$1,238,703	(20)	$1,689,147	(21)		$25,167	(22)
	Value of Accelerated Units(9)	$135,872	(23)	$135,872	(5)	$296,982	(24)	$296,982	(25)		$19,357	(26)
	Value of Healthcare Premiums	$22,482	(14)	—		—		$22,482	(14)		—
	Total	$1,077,406		$776,524		$1,535,685		$2,688,611	(15)		$44,524
Sean Ebnet	Cash Severance	$442,500	(16)	$295,000	(17)	—		$401,960	(18)		—
	Value of Accelerated Stock Awards(3)	—		—		$1,165,537	(27)	$867,664	(28)		—
	Value of Healthcare Premiums	$22,482	(14)	—		—		$22,482	(14)		—
	Total	$464,982		$295,000		$1,165,537		$1,292,106		$
Colin M. Morris	Cash Severance	$472,500	(16)	$315,000	(17)	—		$435,000	(18)		—
	Value of Accelerated Stock Awards(3)	$139,853	(29)	$139,853	(5)	$806,213	(30)	$829,981	(31)		$19,924	(32)
	Value of Accelerated Units(9)	$107,571	(33)	$107,571	(5)	$209,088	(34)	$209,088	(35)		$15,325	(36)
	Value of Healthcare Premiums	$7,744	(14)	—		—		$7,744	(14)		—
	Total	$727,668		$562,424		$1,015,301		$1,481,813	(15)		$35,249
Harold A. Wright	Cash Severance	$442,500	(16)	$295,000	(17)	—		$398,250	(18)		—
	Value of Accelerated Stock Awards(3)	—		—		$699,657	(37)	$862,685	(38)		—
	Value of Healthcare Premiums	$22,482	(14)	—		—		$22,482	(14)		—
	Total	$464,982		$295,000		$699,657		$1,283,417	(15)		$—
(1)	Represents three times Mr. Ramsbottom’s annual base salary, payable over the two-year period after his termination date.
(2)	Represents two times Mr. Ramsbottom’s annual base salary plus target bonus which equals the prior year’s bonus, payable in a lump sum upon termination.
(3)	Value of RSUs determined by multiplying the number of accelerating RSUs by the fair market value of Rentech’s Common Stock on December 31, 2013 ($1.75).
(4)	Represents the aggregate value of 145,033 unvested 2011 IPO RSUs that would have vested on an accelerated basis upon Mr. Ramsbottom’s termination without cause or for good reason on December 31, 2013.
(5)

The applicable award agreements do not address acceleration upon a non-renewal of the applicable executive’s employment agreement. Additionally, none of the NEOs’ employment agreements was up for renewal as of December 31, 2013. However, for purposes of this column, we have assumed that, if a non-renewal of the applicable executive’s employment agreement had occurred on December 31, 2013 (had a non-renewal been possible on such date), these equity awards would be treated as though the applicable executive’s employment was terminated without cause on December 31, 2013. Pursuant to the terms of the applicable award agreements, 2011 IPO RSUs and 2011 IPO Units vest in full upon a termination of employment without cause. Accordingly, (i) amounts described under “Value of Accelerated Stock Awards” represent the value of the accelerated 2011 IPO RSUs described in Notes 4, 19 and 29 for Messrs. Ramsbottom, Cohrs and Morris, respectively, and (ii) amounts described under “Value of Accelerated Units” represent the value of the accelerated 2011 IPO Units described in Notes 10, 23 and 33 for Messrs. Ramsbottom, Cohrs and Morris, respectively.

None of the 2013 RSUs, 2013 Ebnet RSUs, 2013 PSUs, 2013 Phantom Units, 2012 RSUs, 2012 Ebnet RSUs, 2012 PSUs, 2012 Phantom Units, 2011 Time-Vest RSUs and 2009 Performance-Vest RSUs are subject to accelerated vesting upon a termination of the applicable executive’s employment without cause (absent a change in control) and, as a result, no acceleration of such awards would have occurred in connection with a non-renewal of the applicable executive’s employment agreement on December 31, 2013.

RENTECH, INC.  ï  2014 Proxy Statement    35

(6)

Represents the aggregate value of 143,713 unvested 2013 RSUs, 510,638 unvested 2013 PSUs, 49,296 unvested 2012 RSUs, 387,351 unvested 2012 PSUs, 145,033 unvested 2011 IPO RSUs and 133,959 unvested 2011 Time-Vest RSUs held by Mr. Ramsbottom that would have vested on an accelerated basis upon Mr. Ramsbottom’s termination due to death or disability on December 31, 2013. We have assumed for purposes of this calculation that Rentech achieved target performance with respect to the 2013 PSUs and 2012 PSUs on December 31, 2013.

(7)

Represents the aggregate value of 143,713 unvested 2013 RSUs, 49,296 unvested 2012 RSUs, 145,033 unvested 2011 IPO RSUs, 133,959 unvested 2011 Time-Vest RSUs and 1,000,000 unvested 2009 Performance-Vest RSUs that would have vested on an accelerated basis if Mr. Ramsbottom terminated employment without cause or for good reason on December 31, 2013 and, in either case, such termination occurred within 60 days prior to or one year (or eighteen months with respect to the 2013 RSUs, 2012 RSUs, 2013 PSUs and 2012 PSUs) after a change in control of Rentech. We have assumed for purposes of this calculation that all performance criteria applicable to the 2009 Performance-Vest RSUs were attained on December 31, 2013 (and, accordingly, the unvested 2009 Performance-Vest RSUs held by Mr. Ramsbottom vested in full on such date). The 2013 PSUs and 2012 PSUs would be deemed attained based on actual performance as of the date of the change in control. The threshold level of performance criteria applicable to the 2013 PSUs and 2012 PSUs had not been attained as of December 31, 2013, and, accordingly, none of the unvested 2013 PSUs and 2012 PSUs would have vested on an accelerated basis.

(8)

Represents the aggregate value of 20,662 unvested 2011 IPO RSUs that would have vested on an accelerated basis upon Mr. Ramsbottom termination of employment for any other reason not described in the prior columns (other than a termination for cause).

(9)

Value of 2013 Phantom Units, 2012 Phantom Units and 2011 IPO Units determined by multiplying the number of accelerating RNP units by the fair market value of RNP’s common unit on December 31, 2013 ($17.60).

(10)	Represents the aggregate value of 11,091 unvested 2011 IPO Units that would have vested on an accelerated basis upon Mr. Ramsbottom’s termination without cause or for good reason on December 31, 2013.
(11)

Represents the aggregate value of 13,945 unvested 2013 Phantom Units, 3,733 unvested 2012 Phantom Units and 11,091 unvested 2011 IPO Units held by Mr. Ramsbottom that would have vested on an accelerated basis upon Mr. Ramsbottom’s termination due to death or disability on December 31, 2012.

(12)

Represents the aggregate value of 13,945 unvested 2013 Phantom Units, 3,733 unvested 2012 Phantom Units and 11,091 unvested 2011 IPO Units held by Mr. Ramsbottom that would have vested on an accelerated basis if Mr. Ramsbottom terminated employment without cause or for good reason on December 31, 2013 and, in either case, such termination occurred within 60 days prior to or one year after a change in control of us (or within eighteen months after a change in control with respect to the 2013 Phantom Units and 2012 Phantom Units).

(13)

Represents the aggregate value of 1,580 unvested 2011 IPO Units that would have vested on an accelerated basis upon Mr. Ramsbottom’s termination of employment for any other reason not described in the prior columns (other than a termination for cause).

(14)

Represents the cost of Company-paid continuation health benefits for eighteen months, based on our estimated costs to provide such coverage. For purposes of continuation health benefits, a “qualifying termination in connection with a change in control” means: (i) for Mr. Ramsbottom, a termination without cause, for good reason or due to our non-renewal of his employment agreement within three months before or two years after a change in control of us, and (ii) for the remaining NEOs, a termination without cause or for good reason within three months before or two years after a change in control of us.

(15)

As of December 31, 2013, no excise taxes would have been imposed by Section 4999 of the Internal Revenue Code on the relevant payments and benefits, meaning that no gross-up obligations would have applied. Accordingly, no gross-up amounts are included in these figures.

(16)	Represents the executive’s annual base salary, payable over the one-year period after his termination date, plus his target annual incentive bonus.
(17)	Represents the executive’s annual base salary, payable over the one-year period after his termination date.
(18)	Represents the executive’s annual base salary plus target bonus which equals the prior year’s bonus, payable in a lump sum upon termination.
(19)	Represents the aggregate value of 100,944 unvested 2011 IPO RSUs that would have vested on an accelerated basis upon Mr. Cohrs’ termination without cause or for good reason on December 31, 2013.
(20)

Represents the aggregate value of 77,844 unvested 2013 RSUs, 276,596 unvested 2013 PSUs, 21,127 unvested 2012 RSUs, 166,007 unvested 2012 PSUs, 100,944 unvested 2011 IPO RSUs and 65,312 unvested 2011 Time-Vest RSUs held by Mr. Cohrs that would have vested on an accelerated basis upon Mr. Cohrs’ termination due to death or disability on December 31, 2013. We have assumed for purposes of this calculation that we achieved target performance with respect to the 2013 PSUs and 2012 PSUs on December 31, 2013.

(21)

Represents the aggregate value of 77,844 unvested 2013 RSUs, 21,127 unvested 2012 RSUs, 100,944 unvested 2011 IPO RSUs, 65,312 unvested 2011 Time-Vest RSUs and 700,000 unvested 2009 Performance-Vest RSUs that would have vested on an accelerated basis if Mr. Cohrs terminated employment without cause or for good reason on December 31, 2013 and, in either case, such termination occurred within 60 days prior to or one year (or eighteen months with respect to the 2013 RSUs, 2013 PSUs, 2012 RSUs and 2012 PSUs) after a change in control of us. We have assumed for purposes of this calculation that all performance criteria applicable to the 2009 Performance-Vest RSUs were attained on December 31, 2013 (and, accordingly, the unvested 2009 Performance-Vest RSUs held by Mr. Cohrs vested in full on such date). The 2013 PSUs and 2012 PSUs would be deemed attained based on actual performance as of the date of the change in control. The threshold level of performance criteria applicable to the 2013 PSUs and 2012 PSUs had not been attained as of December 31, 2013, and, accordingly, none of the unvested 2013 PSUs and 2012 PSUs would have vested on an accelerated basis.

(22)

Represents the aggregate value of 14,381 unvested 2011 IPO RSUs that would have vested on an accelerated basis upon Mr. Cohrs’ termination of employment for any other reason not described in the prior columns (other than a termination for cause).

(23)	Represents the aggregate value of 7,720 unvested 2011 IPO Units that would have vested on an accelerated basis upon Mr. Cohrs’ termination without cause or for good reason on December 31, 2013.
(24)

Represents the aggregate value of 7,554 unvested 2013 Phantom Units, 1,600 unvested 2012 Phantom Units and 7,720 unvested 2011 IPO Units held by Mr. Cohrs that would have vested on an accelerated basis upon Mr. Cohrs’ termination due to death or disability on December 31, 2013.

(25)

Represents the aggregate value of 7,554 unvested 2013 Phantom Units, 1,600 unvested 2012 Phantom Units and 7,720 unvested 2011 IPO Units held by Mr. Cohrs that would have vested on an accelerated basis if Mr. Cohrs terminated employment without cause or for good reason on December 31, 2013, in either case, such termination occurred within 60 days prior to or one year after the change in control of us (or within eighteen months after a change in control with respect to the 2013 Phantom Units and 2012 Phantom Units).

(26)

Represents the aggregate value of 1,100 unvested 2011 IPO Units that would have vested on an accelerated basis upon Mr. Cohrs’ termination of employment for any other reason not described in the prior columns (other than a termination for cause).

(27)

Represents the aggregate value of 95,808 unvested 2013 RSUs, 170,213 unvested 2013 PSUs, 200,000 unvested 2013 Ebnet RSUs and 200,000 unvested 2012 Ebnet RSUs held by Mr. Ebnet that would have vested on an accelerated basis upon Mr. Ebnet’s termination due to death or disability on December 31, 2013. We have assumed for purposes of this calculation that we achieved target performance with respect to the 2013 PSUs on December 31, 2013.

(28)

Represents the aggregate value of 95,808 unvested 2013 RSUs, 200,000 unvested 2013 Ebnet RSUs and 200,000 unvested 2012 Ebnet RSUs that would have vested on an accelerated basis if Mr. Ebnet terminated employment without cause or for good reason on December 31, 2013 and, in either case, such termination occurred within eighteen months after a change in control of us. The 2013 PSUs would be deemed attained based on actual performance as of the date of the change in control. The threshold level of performance criteria applicable to the 2013 PSUs had not been attained as of December 31, 2013, and, accordingly, none of the unvested 2013 PSUs would have vested on an accelerated basis.

(29)	Represents the aggregate value of 79,916 unvested 2011 IPO RSUs that would have vested on an accelerated basis upon Mr. Morris’ termination without cause or for good reason on December 31, 2013.
(30)

Represents the aggregate value of 47,904 unvested 2013 RSUs, 170,213 unvested 2013 PSUs, 14,789 unvested 2012 RSUs, 116,205 unvested 2012 PSUs, 79,916 unvested 2011 IPO RSUs and 31,666 unvested 2011 Time-Vest RSUs held by Mr. Morris that would have vested on an accelerated basis upon Mr. Morris’ termination due to death or disability on December 31, 2013. We have assumed for purposes of this calculation that we achieved target performance with respect to the 2013 PSUs and 2012 PSUs on December 31, 2013.

36    RENTECH, INC.  ï  2014 Proxy Statement

(31)

Represents the aggregate value of 47,904 unvested 2013 RSUs, 14,789 unvested 2012 RSUs, 79,916 unvested 2011 IPO RSUs, 31,666 unvested 2011 Time-Vest RSUs and 300,000 unvested 2009 Performance-Vest RSUs that would have vested on an accelerated basis if Mr. Morris terminated employment without cause or for good reason on December 31, 2013 and, in either case, such termination occurred within 60 days prior to or one year (or eighteen months with respect to the 2013 RSUs, 2013 PSUs, 2012 RSUs and 2012 PSUs) after a change in control of us. We have assumed for purposes of this calculation that all performance criteria applicable to the 2009 Performance-Vest RSUs were attained on December 31, 2013 (and, accordingly, the unvested 2009 Performance-Vest RSUs held by Mr. Morris vested in full on such date). The 2013 PSUs and 2012 PSUs would be deemed attained based on actual performance as of the date of the change in control. The threshold level of performance criteria applicable to the 2013 PSUs and 2012 PSUs had not been attained as of December 31, 2013, and, accordingly, none of the unvested 2013 PSUs and 2012 PSUs would have vested on an accelerated basis.

(32)

Represents the aggregate value of 11,385 unvested 2011 IPO RSUs that would have vested on an accelerated basis upon Mr. Morris’ termination of employment for any other reason not described in the prior columns (other than a termination for cause).

(33)	Represents the aggregate value of 6,112 unvested 2011 IPO Units that would have vested on an accelerated basis upon Mr. Morris’ termination without cause or for good reason on December 31, 2013.
(34)

Represents the aggregate value of 4,648 unvested 2013 Phantom Units, 1,120 unvested 2012 Phantom Units and 6,112 unvested 2011 IPO Units held by Mr. Morris that would have vested on an accelerated basis upon Mr. Morris’ termination due to death or disability on December 31, 2013.

(35)

Represents the aggregate value of 4,648 unvested 2013 Phantom Units, 1,120 unvested 2012 Phantom Units and 6,112 unvested 2011 IPO Units held by Mr. Morris that would have vested on an accelerated basis if Mr. Morris terminated employment without cause or for good reason on December 31, 2013, in either case, such termination occurred within 60 days prior to or one year after the change in control of us (or within eighteen months after a change in control with respect to the 2013 Phantom Units and 2012 Phantom Units).

(36)

Represents the aggregate value of 871 unvested 2011 IPO Units that would have vested on an accelerated basis upon Mr. Morris’ termination of employment for any other reason not described in the prior columns (other than a termination for cause).

(37)

Represents the aggregate value of 83,832 unvested 2013 RSUs, 148,936 unvested 2013 PSUs, 27,465 unvested 2012 RSUs, 107,905 unvested 2012 PSUs and 31,666 unvested 2011 Time-Vest RSUs held by Mr. Wright that would have vested on an accelerated basis upon Mr. Wright’s termination due to death or disability on December 31, 2013. We have assumed for purposes of this calculation that we achieved target performance with respect to the 2013 PSUs and 2012 PSUs on December 31, 2013.

(38)

Represents the aggregate value of 83,832 unvested 2013 RSUs, 27,465 unvested 2012 RSUs, 31,666 unvested 2011 Time-Vest RSUs and 350,000 unvested 2009 Performance-Vest RSUs that would have vested on an accelerated basis if Mr. Wright terminated employment without cause or for good reason on December 31, 2013 and, in either case, such termination occurred within 60 days prior to or one year (or eighteen months with respect to the 2013 RSUs, 2013 PSUs, 2012 RSUs and 2012 PSUs) after a change in control of us. We have assumed for purposes of this calculation that all performance criteria applicable to the 2009 Performance-Vest RSUs were attained on December 31, 2013 (and, accordingly, the unvested 2009 Performance-Vest RSUs held by Mr. Wright vested in full on such date). The 2013 PSUs and 2012 PSUs would be deemed attained based on actual performance as of the date of the change in control. The threshold level of performance criteria applicable to the 2013 PSUs and 2012 PSUs had not been attained as of December 31, 2013, and, accordingly, none of the unvested 2013 PSUs and 2012 PSUs would have vested on an accelerated basis.

Director Compensation

The following table sets forth compensation information with respect to our non-employee directors during 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Michael S. Burke	$61,250	$75,375	$ —	—	—	—	$136,625
General Wesley K. Clark	$45,000	$75,375	$ —	—	—	—	$120,375
Michael F. Ray	$45,000	$75,375	$ —	—	—	—	$120,375
Ronald M. Sega	$46,875	$75,375	$ —	—	—	—	$122,250
Edward M. Stern	$59,375	$75,375	$ —	—	—	—	$134,750
Halbert S. Washburn	$69,375	$75,375	$ —	—	—	—	$144,750
John A. Williams	$37,500	$75,375	$ —	—	—	—	$112,875
Dennis L. Yakobson	$37,500	$75,375	$ —	—	—	—	$112,875
(1)

Amounts reflect the full grant-date fair value of the 2013 stock grants and 2013 restricted stock unit awards, calculated in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all awards made to non-employee directors in Note 15 to our consolidated financial statements in Part II—Item 8 “Financial Statements and Supplementary Data” to this Annual Report.

(2)	The number of RSUs held by each non-employee director as of December 31, 2013 was 11,200.
(3)

The options held by Messrs. Burke, Clark, Ray, Sega, Stern, Washburn, Williams and Yakobson as of December 31, 2013 covered 60,742, 21,501, 28,490, 60,742, 21,501, 60,742, 49,991 and 168,251 shares, respectively.

Directors who are our employees do not receive additional compensation for their services on the Board. The compensation plan for nonemployee directors during 2013 provided for an annual retainer of $40,000 to be paid in quarterly increments of $10,000 to each outside director. The Chairman of the Board received an additional fee of $25,000 per year. Additional cash compensation was provided for participation in committees of the Board as follows: the Chairman of the Audit Committee and the Chairman of the

Compensation Committee received $17,500 per year; the Chairman of the Nominating and Corporate Governance Committee received $10,000 per year; members of the Audit Committee and Compensation Committee receive $7,500 per year; and members of the Nominating and Corporate Governance Committee received $5,000 per year. Directors were also reimbursed for reasonable out-of-pocket expenses incurred in their capacity as directors. No additional cash fees were paid to directors for attendance at Board or committee meetings.

RENTECH, INC.  ï  2014 Proxy Statement    37

Effective on April 1, 2014, non-employee directors stopped receiving cash compensation for their services on the Board, and all annual retainer fees and committee fees are paid to our non-employee directors in the form of restricted stock or deferred stock units that vest quarterly. The number of shares of restricted stock or deferred stock units for awards starting as of the 2014 annual meeting will be calculated by dividing each director’s expected annual retainer fees and committee fees by the fair market value of our Common stock on the date of the annual meeting.

Each newly elected non-employee member of the Board is granted a fully-vested option to purchase 20,000 shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock on the date of grant and a term of five years following the date of grant. Each non-employee director serving immediately following our annual meeting of shareholders also is granted (i) a number of shares of our fully vested Common Stock obtained by dividing $50,000 by the fair market value of our Common Stock on the date of grant, rounded up to the nearest 100 shares, and (ii) an RSU grant obtained by dividing $25,000 by the fair market value of our Common Stock on the date of grant, rounded up to the nearest 100 shares, vesting on the earlier of the one year anniversary of the date of grant and our annual meeting of shareholders, subject to the director’s continued service on the Board through such date.

Compensation Committee Interlocks and Insider Participation

During 2013, the following individuals served as members of the Compensation Committee: Michael S. Burke, Halbert S. Washburn, and Edward M. Stern. None of these individuals has ever served as our officer or employee or an officer or employee of any of our subsidiaries. None of our executive officers has served as a director or member of the compensation committee of another entity at which an executive officer of such entity is also one of our directors.

Compensation Risk Assessment

We have assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. In reaching our conclusion, we considered the following elements of our compensation plans and policies:

•

The mix of fixed (base salary) and variable (cash annual incentive and equity) compensation, including short-term (cash annual incentive) and long-term (equity) incentives, reduces the significance of any one particular compensation component;

•

The mix of various types of equity awards (including RSUs and PSUs) which have different vesting provisions that are based on a variety of factors including stock performance, accomplishment of commercial milestones and time vesting, so that no single event drives long-term compensation;

•	The fact that all of our equity awards vest over time (in addition to performance vesting in some circumstances), typically three years, encouraging a long-term view by recipients;

•	The fact that the Compensation Committee oversees our equity plans and incentive based bonus awards and has the discretion to reduce or eliminate bonuses based on performance;

•	Our formal performance evaluation approach based on quantitative and qualitative performance is used company-wide setting cash and equity incentives;
•

We have adopted a clawback policy pursuant to which, in the event of an accounting restatement due to material non-compliance with any financial reporting requirements under the securities law, we will be entitled (but not required) to recoup from executive officers all cash bonuses and all contingent equity that would not have been paid if performance had been measured in accordance with the restated financials. This policy only applies to incentives paid or granted, as applicable, (i) within three years of the date that the accounting restatement is required and (ii) on or after January 1, 2013; and

•

We have adopted stock ownership guidelines for our executives officers and non-employee directors, pursuant to which they must accumulate and hold equity of the Company valued at three times (3x) (or six times (6x) in the case of our Chief Executive Officer) their annual base salary (with respect to our executive officers) or their annual cash retainer (with respect to our non-employee directors) within the earlier of (i) five years after the adoption of these guidelines or (ii) five years after becoming an executive officer of the Company (with respect to our executive officers) or five years after joining the Board (with respect to our non-employee directors). If, after the five year period set forth above, an individual fails to satisfy the above ownership requirements, then he or she will be required to retain 100% of any of our shares acquired through stock option exercise or vesting of any performance stock units, restricted stock units and restricted stock awards (net of shares sold or withheld to satisfy taxes and, in the case of stock options, the exercise price) until such time that he or she meets the ownership requirements.

38    RENTECH, INC.  ï  2014 Proxy Statement

Audit Committee and Audit Committee Financial Expert

Our Board has a standing Audit Committee. Our Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules of the SEC and NASDAQ.

The charter of our Audit Committee is available on the Corporate Governance section of our website at http://www.rentechinc.com. Our Board regularly reviews developments in corporate governance and modifies the charter as warranted. Modifications are reflected on our website at the address previously given. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to the website.

The Audit Committee of our Board has been delegated responsibility for reviewing with the independent auditors the plans and results of the audit engagement; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors’ fees; and recommending the engagement of the auditors to our full Board. The Audit Committee consists of Mr. Burke, Mr. Clark and Mr. Ray until his resignation on April 9, 2014 and thereafter, Mr. Williams. Our Board has determined that Mr. Burke, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

Audit Committee Report

The Audit Committee of the Board is composed entirely of independent directors, as independence is defined by the listing standards of NASDAQ and the rules of the SEC. The Audit Committee assists the Board with overseeing our accounting and financial reporting processes and the audits of the financial statements of us.

In fulfilling its responsibilities during the past fiscal year, the committee:

•

Discussed with the independent accountants, among other issues, the matters to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight board in Rule 3200T;

•

Received the written disclosures and the letter from the auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountants their independence;

•	Discussed the overall audit process and reviewed related reports;

•	Involved the independent accountants in the committee’s review of our financial statements and related reports with management as well as management’s assessment of internal controls;

•	Provided independent accountants the full access to the committee and the Board, to report on appropriate matters;

•	Discussed with the independent accountants matters required to be reviewed by generally accepted auditing standards;

•	Assessed the competence and qualification of PricewaterhouseCoopers LLP. to serve as our auditors; and
•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with our management and our independent auditors.

In addition, the Audit Committee considered the quality and adequacy of our internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the committee determined appropriate.

Based on these reviews and discussions, the committee recommended to the Board, and the Board approved, our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 17, 2014, which included our audited financial statements.

The reports and opinions of PricewaterhouseCoopers LLP are filed separately in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 17, 2014, and they should be read in conjunction with the information contained in this section of the proxy statement and the review of the audited financial statements.

AUDIT COMMITTEE

Michael S. Burke, Chairman

Wesley K. Clark

John A. Williams

In accordance with the rules and regulations of the SEC, neither the report of the Audit Committee nor the report of the Compensation Committee appearing in this proxy statement will be deemed to be soliciting material or to be filed with the SEC or subject to Regulations 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Securities Act, or any filing under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

RENTECH, INC.  ï  2014 Proxy Statement    39

Nominating and Corporate Governance Committee and Shareholder Communications

The Nominating and Corporate Governance Committee currently consists of Mr. Sega, Mr. Stern and Mr. Williams and consisted throughout 2013 of Messrs. Sega and Stern. The Nominating and Corporate Governance Committee’s primary duties include making recommendations to the Board regarding composition of the Board, recruitment of new directors, and performance of the Board. The committee’s policy is to identify and consider candidates for election as directors, including candidates recommended by our security holders. To submit recommendations to the Board with suggestions for election, or to send communications to the Board about other corporate matters, security holders may write to the Chairman of the Board or to any one or more individual directors at our address given on the first page of this proxy statement.

In considering suggestions for nominations, the committee will review the composition of the Board in relation to our efforts to maintain effective corporate governance practices. The committee will consider our business plan, the perspective of its security holders, and applicable regulations regarding the duties and qualifications of directors. In consultation with the Chairman of the Board, the committee will evaluate candidates against the qualifications that the committee expects to develop, conduct appropriate verifications of the background of candidates, interview selected candidates, identify potential conflicts of interest, and present the candidates who have been suggested to the full Board, with the committee’s recommendations for nominations.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business. When considering a potential director candidate, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate’s experience and qualifications. The Nominating and Corporate Governance Committee looks for personal and professional integrity, demonstrated ability and judgment and business experience.

The Nominating and Corporate Governance Committee will consider shareholder recommendations of candidates on the same basis as it considers all other candidates. To be considered by the Nominating and Corporate Governance Committee, suggestions by security holders must be submitted before our fiscal year-end, and must be accompanied by a description of the qualifications of the proposed candidate and a written statement by the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. The committee may require that the proposed nominee furnish other information as it may reasonably request to assist in determining the qualifications of the proposed nominee to serve as a director. This restriction on eligibility is removed after the action or proceeding is finally resolved.

The Nominating and Corporate Governance Committee requires all candidates to complete a prospective director questionnaire, provide a current curriculum vitae, and satisfy a credit and background check. In addition, the committee will conduct telephone and in-person meetings with all candidates. Factors the committee considers vital for all candidates include industry experience, management experience and public company experience.

Transactions with Related Persons

Pursuant to its charter, the audit committee of the Board is responsible for reviewing and approving all related party transactions. While we do not have a formal written policy or procedure for the review, approval or ratification of related party transactions, the audit committee must review the material facts of any such transaction and approve that transaction on a case by case basis.

Code of Ethics

Rentech has adopted a Code of Business Conduct or Ethics that applies to Rentech’s directors, officers and employees. This code includes a special section entitled “Business Conduct and Ethics for Senior Financial Officers” which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the Code of

Business Conduct or Ethics was filed as an exhibit to Rentech’s annual report on Form 10-K for the fiscal year ended September 30, 2008 and is available on the Corporate Governance Section of our website at www.rentechinc.com. Our website address referenced above is not intended to be an active hyperlink, and the contents of our website shall not be deemed to be incorporated herein.

40    RENTECH, INC.  ï  2014 Proxy Statement

Independent Certified Public Accountants

The Board has selected PricewaterhouseCoopers LLP as our independent certified public accountants for the fiscal year ending December 31, 2014. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in us nor any connection with us in any capacity otherwise than as independent accountants.

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting of shareholders to answer appropriate questions and will be afforded an opportunity to make a statement regarding the financial statements.

Principal Accountant Fees and Services

The following table presents fees billed and expected to be billed for audit fees, audit-related fees, tax fees and other services rendered by PricewaterhouseCoopers LLC for the calendar years ended December 31, 2013 and 2012.

	For the Calendar Years Ended December 31,
	2013	2012
Audit Fees (1)	$1,715,000	$1,022,500
Audit-Related Fees (2)	399,800	21,710
Tax Fees (3)	435,000	876,582
All Other Fees	—	—
Total	$2,549,800	$1,920,792
(1)	Represents the aggregate fees billed and expected to be billed for professional services rendered for the audit of Rentech’s and RNP’s consolidated financial statements for the calendar years ended December 31, 2013 and 2012, and for the audit of Rentech’s and RNP’s internal control over financial reporting and reviews of the financial statements included in Rentech’s and RNP’s quarterly reports on Form 10-Q, assistance with Securities Act filings and related matters, consents issued in connection with Securities Act filings, and consultations on financial accounting and reporting standards arising during the course of the audit for the calendar years ended December 31, 2013 and 2012.
(2)	Represents fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Rentech’s and RNP’s consolidated financial statements, and are not reported as Audit Fees.
(3)	Represents the aggregate fees billed and expected to be billed for Rentech’s 2013 and 2012 tax return and tax consultation regarding various issues including property and sales tax issues, research and development credits and RNP’s structure.

The audit committee is required to pre-approve all audit services and non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act of 2002) to be provided by our independent registered public accounting firm. Non-audit services were reviewed with the audit committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP were compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The audit committee pre-approved all fees incurred in the calendar years ended December 31, 2013 and 2012.

RENTECH, INC.  ï  2014 Proxy Statement    41

MAJORITY VOTING PROPOSAL

(Proxy Item 3)

We are asking our shareholders to approve amendments to our bylaws to adopt a majority vote standard in our future uncontested director elections.

Current Plurality Vote Standard

Section 2.11.2 of our bylaws currently provides for directors to be elected by a plurality of the votes cast in an election of directors. Under this plurality vote standard, the director nominees who receive the highest number of votes cast in their favor, up to the number of directors to be elected, are elected as directors, regardless of whether a director nominee receives a majority of the votes cast in favor of his or her election. Accordingly, a director may be elected without receiving a majority of votes cast “for” his or her election and even if the number of “withheld” votes exceeds the number of “for” votes.

Proposed Majority Vote Standard for Uncontested Elections of Directors and Resignation Policy

Under a majority vote standard, each vote is specifically counted “for” or “against” the director’s election. A director nominee would be required to receive the affirmative vote of a majority of the “votes cast” with respect to such election in order to be elected (i.e., the director nominee would be required to receive more votes “for” the director’s election than votes “against” the director’s election). Abstentions, votes withheld and broker non-votes will not be treated as “votes cast” and would have no effect in determining whether the required majority vote had been obtained.

The majority vote standard would only apply in uncontested elections. Uncontested elections are elections where the number of director nominees does not exceed the number of directors to be elected at the meeting. In a contested election, director nominees would continue to be elected by a plurality vote standard. A contested election is an election where the number of director nominees exceeds the number of directors to be elected at the annual meeting, as determined by the Secretary of the Company.

Additionally, we are proposing to amend the bylaws to include a director resignation requirement consistent with the majority vote standard. Without such an amendment, even if an incumbent director does not receive the vote required for re-election, that director would continue to serve as a “holdover director” until a successor is elected and qualified. However, the proposed amendment to our bylaws would require the holdover director to tender his or her offer to resign to our Secretary immediately following certification of the election results. Within 90 days following certification of the election results, (i) the Nominating and Corporate Governance Committee will consider, and make a recommendation to the Board, as to whether to accept or reject the resignation, or whether other action should be taken and (ii) the Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it. If the Board accepts the holdover director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board may fill the resulting vacancy in accordance with Section 3.13 of our current bylaws, or may decrease the size of the Board in accordance with Section 3.3 of our current bylaws.

The Board has concluded that the plurality vote standard should continue to apply in contested director elections. If a majority vote standard is used in a contested election, fewer candidates could be elected to the Board than the number of authorized Board seats. Accordingly, and as we believe is customary among public companies, we will retain plurality voting in contested elections.

Proposed Implementation of Majority Vote Standard

The implementation of the majority vote standard for uncontested elections and the related director resignation requirement requires an amendment to Section 2.11.2 of our bylaws. Additionally, we will need to amend Section 3.14 of our bylaws, which addresses resignation of directors, to add a reference to the director resignation requirement. The amendments to our bylaws proposed in this Proxy Item 3 are reflected in Annex B attached hereto (the “Majority Voting

Amendments”). If the Majority Voting Amendments are approved by the requisite percentage of shareholders, we will so amend Sections 2.11.2 and 3.14 of our bylaws. The proposed majority vote standard would apply to director elections beginning at the 2015 annual meeting of shareholders. As noted above, a plurality vote standard would continue to apply in the event of a contested director election.

42    RENTECH, INC.  ï  2014 Proxy Statement

Vote Required

In order to effect the Majority Voting Amendments to implement a majority vote standard for the election of directors in uncontested elections and the related director resignation requirement, we must first obtain the affirmative vote of the holders of two-thirds or more of the voting power of the outstanding shares of stock that are entitled to vote on the proposal. If we do not obtain the requisite shareholder vote in favor of the Majority Voting Amendments, we will be unable to implement a majority vote standard and our directors will continue to be elected by a plurality vote standard.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE MAJORITY VOTING PROPOSAL.

RENTECH, INC.  ï  2014 Proxy Statement    43

FIRST PLAN AMENDMENT PROPOSAL

(Proxy Item 4)

Introduction

The Board has adopted the First Plan Amendment, subject to approval by our shareholders pursuant to this proxy statement. The Second Restated Plan, which amended and restated in its entirety the Amended and Restated Rentech, Inc. 2009 Plan (the “First Restated Plan”), was adopted by the Compensation Committee of the Board (the “Compensation Committee”) on April 26, 2013 and approved by our shareholders on June 4, 2013.

The First Plan Amendment amends the Second Restated Plan to increase the aggregate number of shares of our common stock with respect to which awards may be granted under the Second Restated Plan, as amended by the First Plan Amendment, such that the total number of shares available for grant under the Second Restated Plan, as amended by the First Plan Amendment, will be 10,800,000, which is a net increase of 6,317,000 new shares added to the 4,483,000 shares which remained available for grant under the Second Restated Plan as of December 31, 2013.

The First Plan Amendment to the Second Restated Plan will become effective only if it is approved by our shareholders, and approval of the First Plan Amendment is recommended by our Board of Directors. In the event that the First Plan Amendment is not approved by our shareholders, (i) the Second Restated Plan (which has previously been approved by our shareholders) will continue in full force in accordance with its terms as in effect immediately prior to the adoption of the First Plan Amendment by the Compensation Committee,

(ii) the First Plan Amendment will not take effect, and (iii) we may continue to grant awards under the Second Restated Plan in accordance with its terms and conditions (including, without limitation, the limit on the maximum number of shares available for issuance under the Second Restated Plan without giving effect to the Amendment).

The increase in shares is intended to provide us with additional shares for the grant of stock-based awards to our eligible employees, directors and consultants, thereby linking their compensation to shareholder value creation and providing a mix of compensation elements in their overall compensation arrangements. The Board believes that the increase in the aggregate number of shares of common stock with respect to which awards may be granted under the Second Restated Plan, as amended by the First Plan Amendment, is desirable to accomplish the objectives of the Second Restated Plan (which are discussed in more detail below) and is in the best interest of our shareholders.

The material features of the Second Restated Plan, as amended by the First Plan Amendment, are described below. The description in this proposal is not intended to be complete and is qualified in its entirety by reference to the full text of the Second Restated Plan, as amended by the First Plan Amendment. A copy of the First Plan Amendment is attached to this proxy statement as Annex C and you are advised to review the actual terms of the First Plan Amendment.

Burn Rate Commitment

We previously committed to cap our average annual burn rate at 4.57% in fiscal years 2013, 2014, and 2015. Our average burn rate in fiscal year 2013 was approximately 3.43%. In calculating our compliance with this maximum burn rate commitment, we define “burn rate” as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average number of shares of our common stock outstanding (basic) during our fiscal year. For purposes of calculating the number of awards granted in each of the next three fiscal years, (i) awards of stock options and stock appreciation rights will count as one share, and (ii) awards of restricted stock, restricted stock units or other full value awards will count as 1.5 shares.

44    RENTECH, INC.  ï  2014 Proxy Statement

Historical Burn Rate

The table below shows our historic burn rate over the past three full fiscal years, with long-term incentive awards attributed to the year in which they were granted. In 2011, we transitioned from a September 30th fiscal year end to a December 31st year end by adding a three-month transition period from October 1, 2011 until December 31, 2011. If burn rate were annualized for the 39-month period that is disclosed below including the three-month transition, then it would be 4.13% of weighted average shares outstanding (it is 4.48% without annualizing 39 months into a more standard 36-month equivalent period).

		15 Mos. Ending 12/31/2011	12 Mos. Ending 12/31/2012		12 Mos. Ending 12/31/2013	Average
(a)	Restricted stock, stock units, and performance units granted after conversion to option equivalents at 1.5:1	13,692,000	5,037,600		7,766,100
(b)	Options granted	3,267,000	312,000	(1)	0
(c)	Total option-equivalent shares granted (a+b)	16,959,000	5,037,600		7,766,100
(d)	Weighted average shares outstanding (basic)	223,014,000	223,189,000		226,139,000
(e)	Burn rate (c/d)	7.60%	2.40%		3.43%	4.48%
(1)	Adjustment for December 27, 2012 special distribution.

We grant performance stock units (PSUs) as part of our long-term incentive program, some of which have not been earned or are still in their performance period. If the Company’s burn rate is calculated by attributing PSUs to the year in which they are earned, then burn rate for the last three full fiscal years including the three-month 2011 fiscal year transition would be 3.38%. However, if this rate were annualized to convert the 39-month disclosure period into a more standard 36-month three-year average, then three-year average equity compensation burn rate would be 3.12%.

		15 Mos. Ending 12/31/2011	12 Mos. Ending 12/31/2012		12 Mos. Ending 12/31/2013	Average
(a)	Time-vested restricted stock or units granted after conversion to option equivalents at 1.5:1	9,252,000	2,093,100		3,258,600
(b)	Performance-based restricted stock or units earned after conversion to option equivalents at 1.5:1	613,950	0		3,913,203
(c)	Options granted	3,267,000	312,000	(1)	0
(d)	Total option-equivalent shares granted (a+b+c)	13,132,950	2,093,100		7,171,803
(e)	Weighted average shares outstanding (basic)	223,014,000	223,189,000		226,139,000
(f)	Burn rate (d/e)	5.89%	1.08%		3.17%	3.38%
(1)	Adjustment for December 27, 2012 special distribution.

As of December 31, 2013, (i) 4,483,000 shares were available for grant under our equity compensation plans; (ii) 3,490,000 options and compensatory warrants were outstanding with a weighted average price of $1.59 and a weighted average term of 5.16 years, and (iii) 11,330,000 full value awards were outstanding.

Rationale for Share Increase

In connection with the Board’s approval of the First Plan Amendment, Frederic W. Cook & Co., Inc. (“Cook”), the Compensation Committee’s independent compensation consultant, prepared an analysis of certain share usage, dilution and overhang metrics, peer group market practices and trends, and the costs of the Second Restated Plan, as amended by the Amendment, including the estimated shareholder value transfer cost. Specifically, the analysis considered:

•

Cook determined that, based on its run rate analysis, our 2013 burn rate was at approximately the 75th percentile of the companies in our selected 2013 Peer Group. Our selected 2013 Peer Group is described in more detail above under the heading “Election of Directors (Proxy Item 2) — Compensation Discussion and Analysis.” Additionally, based on Cook’s analysis, the Company’s three-year average burn rate (calculated over the last three full fiscal years, including the three-month transition period) is at approximately the 85th percentile of the companies in our selected 2013 Peer Group. Equity award grants made during this 39-month period included grants of special, one-time equity awards made in connection with the initial public offering of our subsidiary, Rentech Nitrogen Partners, L.P., and were not part of our annual equity award grant program.

RENTECH, INC.  ï  2014 Proxy Statement    45

•

Based on historical usage, we estimate that the shares reserved for issuance under the Second Restated Plan (without giving effect to the Amendment) would be sufficient for approximately two years of awards measured from the date of this proxy statement, meaning that if we do not increase the shares available for issuance under our Second Restated Plan, then, based on historical usage rates of shares under our Second Restated Plan, we would expect to exhaust the share limit under our Second Restated Plan by the end of 2014, at which time we would lose an important compensation tool that is aligned with shareholder interests and used to attract, motivate and retain highly qualified talent. This projection assumes that we continue to grant awards consistent with our historical usage and current practices, as reflected in our three-year average burn rate (which is described in more detail above under “Historical Burn Rate”); however, note that future circumstances may require us to change our current equity grant practices and, accordingly, we cannot predict with certainty at this time when our existing share reserve would be exhausted.

•

In 2013, 2012 and 2011, our end-of-year overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding on each of December 31, 2013, December 31, 2012, December 31, 2011 and September 30, 2011, plus the number of shares remaining available for issuance under our Second Restated Plan on each such date, by (ii) the number of our shares outstanding as of December 31, 2013, December 31, 2012, December 31, 2011, September 30, 2011, respectively, was 7.8%, 7.8%, 9.5% and 10.0%, respectively. If the First Plan Amendment is approved, the issuance of the additional shares to be reserved under the Second Restated Plan, as amended by the First Plan Amendment, would dilute the holdings of shareholders by an additional 2.3% on a fully diluted basis, based on the number of shares of our common stock outstanding as of December 31, 2013. If the First Plan Amendment is approved, we expect our overhang immediately following such approval to be approximately 10.1% (including the shares that will be reserved for issuance under the Second Restated Plan, as amended by the Amendment). Based on the Cook analysis, this overhang level is at approximately the 55th percentile of the companies in our selected 2013 Peer Group and we expect our overhang level will decrease in subsequent years as we issue shares from the Second Restated Plan.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain executives and employees in the labor markets in which we compete, the Board has determined that the size of the share reserve under the Second Restated Plan is reasonable and appropriate at this time.

Summary of the Second Restated Plan, as amended by the First Plan Amendment

General

The purpose of the Second Restated Plan is to promote the success and enhance our value by linking the personal interests of participants to those of our shareholders and by providing participants with an incentive for outstanding performance to generate superior returns to our shareholders.

The Second Restated Plan provides for the grant of stock options (including both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards, and other performance-based awards to eligible directors, employees and consultants.

Administration

The Board previously delegated the administration of the Second Restated Plan to, and the Second Restated Plan is currently administered by, the Compensation Committee. The Second Restated Plan requires that the plan administrator consist solely of (and the Compensation Committee consists of) two or more directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Securities and Exchange Act, an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and an “independent director” under the NASDAQ rules. The Compensation Committee has the exclusive authority to administer the Second Restated Plan including, subject to the terms of the Second Restated Plan and all applicable law, the power to designate participants to receive awards and determine the types and sizes of awards, the price and timing of awards, any applicable vesting requirements or restrictions, and the acceleration or waiver of any such vesting requirements or restrictions, provided that the Compensation Committee does not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards that are intended to qualify as “performance- based compensation” under Section 162(m) of the Code. The Compensation Committee also has the authority to establish, adopt or revise rules and regulations as it may deem

46    RENTECH, INC.  ï  2014 Proxy Statement

necessary or advisable to administer the Second Restated Plan, interpret the Second Restated Plan and any award agreements, and make all other decisions and determinations as it deems necessary or advisable to administer the Second Restated Plan. The Board may at any time exercise all powers of the Compensation Committee other than those powers that are required, under Section 162(m) of the Code or Rule 16b-3 under the Exchange Act, to be exercised solely by the Compensation Committee.

The Compensation Committee may delegate to a committee of one or more members of the Board or one or more of our officers the authority to grant or amend awards to participants other than participants who are senior executives of us and subject to Section 16 of the Exchange Act, employees who are “covered employees” within the meaning of Section 162(m) of the Code and/or officers or directors to whom such authority to grant or amend awards has been delegated.

Eligibility

Persons eligible to participate in the Second Restated Plan include employees, consultants, and directors of us and our subsidiaries, as determined by the Compensation Committee. As of March 31, 2014, approximately 140 employees and 8 directors (other than employee directors) were eligible to participate in the Second Restated Plan. Consultants are also eligible to participate in the Second Restated Plan, however no awards have been granted to consultants since the Second Restated Plan was approved by shareholders on June 4, 2013.

Limitation on Awards and Shares Available

If our shareholders approve the First Plan Amendment, the aggregate number of shares of common stock which may be issued pursuant to awards under the Second Restated Plan, as amended by the First Plan Amendment, will be increased by an additional 6,317,000 shares to a total of 10,800,000 shares, less, for any awards granted under the Second Restated Plan between December 31, 2013 and the date on which our shareholders approve the First Plan Amendment (the “Interim Awards”), (i) one (1) share for each share subject to any option or stock appreciation right, and (ii) 1.5 shares for each share subject to any full value award (the “Share Limit”) The Share Limit represents the sum of (a) 4,483,000 shares which remained available for grant under the Second Restated Plan as of December 31, 2013, plus (ii) 6,317,000 new shares reserved for issuance pursuant to the First Amendment, less (iii) share reductions applicable in connection with any Interim Awards. Any shares subject to full value awards granted under the Second Restated Plan are counted against this limit as 1.5 shares for every one (1) share delivered in respect of such an award. Full value awards generally include all equity awards other than stock options and stock appreciation rights, such as restricted stock, restricted stock units and other stock awards for which the participant is not required to pay the grant-date price for the award. Any shares that are subject to awards of options or stock appreciation rights (i.e., not full value awards), in either case, are counted against this limit as one (1) share for every one (1) share subject to such an award. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the Second Restated Plan. The shares of common stock covered by the Second Restated Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

Except as provided below with respect to stock appreciation rights, to the extent that (i) any shares subject to an award granted under the Second Restated Plan are forfeited, or such award terminates, expires, or lapses for any reason or is settled in cash, or (ii) after December 31, 2012, any shares subject to an award granted under the First Restated Plan or any prior plan (collectively, the “Prior Plans”) are forfeited, or such award terminates, expires, or lapses for any reason or is settled in cash, in each such case, any shares subject to the award may, to the extent of such forfeiture, termination, expiration, or cash settlement, be used again for new grants under the Second Restated Plan. To the extent that award shares are added back to the Second Restated Plan’s share limit and again become available for grants of awards, each such award share will be added back as 1.5 shares if such share was subject to a full value award granted or as one (1) share if such share was subject to an option or stock appreciation right.

To the extent that tax withholding obligations arising in connection with any full value award granted under the Second Restated Plan or, after December 31, 2012, any full value award that is granted under any Prior Plan, in any case, are satisfied by tendering shares of common stock (either actually or by attestation) or by the withholding of shares by us, such shares will again become available for new grants under the Second Restated Plan. However, the following shares will not be added back to the Second Restated Plan or become available for new grants of awards thereunder: (i) shares tendered or withheld to satisfy any exercise or strike price or tax withholding obligations arising in connection with any option or stock appreciation right (whether granted under the Second Restated Plan or any Prior Plan), (ii) shares subject to a stock appreciation right (whether granted under the Second Restated Plan or any Prior Plan) that are not issued in connection with the stock settlement of such award, or (iii) shares reacquired by us on the option market or otherwise using cash proceeds from the exercise of an option (whether granted under the Second Restated Plan or any Prior Plan).

RENTECH, INC.  ï  2014 Proxy Statement    47

Awards granted and shares issued in assumption of, or in substitution or exchange for, any awards previously granted, or the right or obligation to make future awards, in each case, by a company acquired by us or any of our subsidiaries or with which we or any of our subsidiaries combines will not be counted against the shares available for issuance under the Second Restated Plan. If a company acquired by us or any of our subsidiaries, or with which we or any of our subsidiaries combines, has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of the pre-existing plan (as adjusted) may be used for grants of awards under the Second Restated Plan and will not reduce the share limit under the Second Restated Plan or again become available for issuance under the Second Restated Plan. Awards using such available shares will not be made after the date on which awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and may only be made to individuals who were not employees or directors or us our any of our subsidiaries prior to such acquisition or combination.

If our shareholders approve the First Plan Amendment, the maximum number of shares that may be issued pursuant to incentive stock options under the Second Restated Plan, as amended by the First Plan Amendment, as of the date on which our shareholders approve the First Plan Amendment, will be 10,800,000 shares, less, for any Interim Awards granted, (i) one (1) share for each share subject to any option or stock appreciation right, and (ii) 1.5 shares for each share subject to any full value award. The maximum number of shares of common stock that may be granted to any one participant pursuant to the Second Restated Plan during any one calendar year is (i) 6,774,500 shares with respect to options, (ii) 6,774,500 shares with respect to stock appreciation rights, (iii) 6,774,500 shares with respect to full value awards, and grants of any one type of award will not reduce the number of shares that may be granted subject to any other type of award during the same period. During any one calendar year, no participant may be granted performance-based awards denominated in cash under which more than $2,000,000 may be earned with respect to any twelve-month period during the applicable performance period. The maximum grant date value of any awards granted under the Second Restated Plan to any non-employee director during any one calendar year shall be $275,000. However, notwithstanding the foregoing, the award limits applicable to any newly-hired employee during the calendar year in which such newly-hired employee is hired equal two (2) times the foregoing limits. As of May 15, 2014, the closing price of our common stock on NASDAQ was $2.23 per share.

Awards

The Second Restated Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards, and other performance-based awards.

Stock Options

Both incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Second Restated Plan. Only employees are eligible to receive grants of incentive stock options pursuant to the Second Restated Plan. The per share exercise price of any stock option granted pursuant to the Second Restated Plan will not be less than 100% of the fair market value of a share of our common stock on the date of grant or, in the case of an incentive stock option granted to an individual that owns stock possessing more than 10% of the total combined voting power of all classes of our stock (each such individual, a “10% Holder”) the per share exercise price will not be less than 110% of the fair market value of a share of our common stock on the date of grant. The Compensation Committee will determine the time or times at which an option may be exercised (in whole or in part) and any performance or other conditions that must be satisfied prior to exercise. In no event may the term of an option exceed ten years (or five years with respect to incentive stock options granted to 10% Holders). However, subject to Section 409A of the Code, the term of an option (other than an incentive stock option) that would, by its terms, expire (other than due to a termination of the participant’s service for “cause”) during a period in which the option may not be exercised because the exercise would violate applicable law or regulation will be extended to the end of the thirtieth (30th) day following the date on which the exercise will no longer violate any such law or regulation.

The aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as Section 422 of the Code may provide from time to time (and any options exceeding such limitation will be treated as nonqualified stock options).

Upon the exercise of a stock option, the exercise price must be paid in full. The Compensation Committee will determine the methods by which the exercise price may be paid, which may include: (i) cash, (ii) tendering shares of common stock (including shares of common stock otherwise issuable upon exercise of the option) held for such period of time as may be required by the Compensation Committee in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the exercise price of the option or exercised portion thereof, or (iii) other property

48    RENTECH, INC.  ï  2014 Proxy Statement

acceptable to the Compensation Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price, provided that payment of such proceeds is then made to us upon settlement of such sale). However, no participant who is a member of the Board or an “executive officer” of us within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act (which prohibits certain extensions of credit to directors and executive officers). Each outstanding option with an exercise price per share that is less than the fair market value of a share of common stock on the last business day of the applicable term of the option will automatically be exercised on such date.

Restricted Stock

A restricted stock award is the grant of shares of common stock to a participant in exchange for consideration determined by the Compensation Committee (including services and/or cash) that is nontransferable and subject to a substantial risk of forfeiture until specific restrictions lapse. The Compensation Committee will determine the restrictions applicable to awards of restricted stock, which may include continuing employment and/or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

Stock Appreciation Rights

A stock appreciation right (a “SAR”) represents the right to receive payment of an amount equal to (i) the excess of the fair market value of a share of common stock on the date of exercise of the SAR over an amount equal to the fair market value of a share of common stock on the date of grant of the SAR (or such greater value as the Compensation Committee may determine at the time of grant), multiplied by (ii) the number of shares subject to the SAR. Payment of such amounts may be made in cash, common stock or a combination of both, in the discretion of the Compensation Committee. Each outstanding SAR with a strike price per share that is less than the fair market value of a share of common stock on the last business day of the applicable term of the SAR will automatically be exercised on such date.

The term of any SAR will not exceed ten years from the date of grant. However, subject to Section 409A of the Code, the term of a SAR that would, by its terms, expire (other than due to a termination of the participant’s service for “cause”) during a period in which the SAR may not be exercised because the exercise would violate applicable law or regulation will be extended to the end of the thirtieth (30th) day following the date on which the exercise will no longer violate any such law or regulation.

Other Types of Awards

Awards of performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units and performance bonus awards may also be granted under the Second Restated Plan. The term, form of payment (cash, shares or a combination of both), and other terms and conditions of such awards shall be determined by the Compensation Committee in its discretion.

Performance Share Awards. Performance share awards are awards denominated in shares of stock and subject to restrictions that lapse only upon the attainment of specified performance goals. The Compensation Committee will determine the performance goals applicable to such awards.

Performance Stock Units. Performance stock units are awards representing the right to receive shares (or their equivalent value in cash) upon the attainment of specified performance goals. The Compensation Committee will determine the performance goals applicable to such awards.

Dividend Equivalents. Dividend equivalents entitle participants to receive the equivalent value (in cash or additional shares) of dividends in respect of other awards held by participants when we declare dividends with respect to the common stock underlying such awards. Dividend equivalents with respect to a performance-based award, performance share award or performance stock unit award shall be subject to the same vesting conditions applicable to the performance-based award, performance share or performance stock unit award and shall be paid to a participant only if and to the extent that the vesting conditions are satisfied and the award vests. Under the Second Restated Plan, dividend equivalents shall not be granted with respect to options or SARs.

Stock Payments. Stock payments are compensation in the form of shares of common stock that are granted without restrictions imposed by us. Stock payments may, but need not, be made in lieu of base salary, bonus, or other cash compensation otherwise payable to a participant.

Deferred Stock Awards. Deferred stock awards represent the right to receive shares of common stock on a specified date or dates if specified time-based vesting or performance criteria are attained.

RENTECH, INC.  ï  2014 Proxy Statement    49

Restricted Stock Units. Restricted stock units represent the right to receive shares of common stock upon the attainment of specified time-based vesting requirements or performance goals.

Performance Bonus Awards. Performance bonus awards represent the right to receive cash payments upon the attainment of specified performance goals determined by the Compensation Committee.

Performance-Based Awards Intended to Satisfy Section 162(m) of the Code

The Compensation Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Compensation Committee for the period are satisfied.

These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow, and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, achievement of milestones related to the development of projects utilizing the Company’s or any subsidiary’s technologies, customer satisfaction, working capital, earnings per share, price per share of common stock, and market share. These performance criteria may be measured in absolute terms, as compared to any incremental increase, relative to the results of another company or companies, or upon a comparison of any indicator of Company performance to the performance of another company or companies. Depending on the performance criteria used to establish the applicable performance goals, the performance goals may be expressed in terms of overall Company performance or the performance of a subsidiary, division, business unit, or an individual. The Compensation Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of performance goals for an applicable performance period in order to prevent the dilution or enlargement of the rights of participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its subsidiaries, or the financial statements of the Company or any of its subsidiaries, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

With regard to a particular performance period, the Compensation Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, if any, and the performance goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the amount of the award. Generally, a participant must be employed on the date the performance-based award is paid to be eligible for payment.

Clawback

Awards granted under the Second Restated Plan (including any proceeds, gains or other economic benefits received by any participant in connection with such awards) will be subject to the provisions of any clawback policy implemented by us (whether or not currently in effect).

Adjustments

In the event of any stock dividend, stock split, reverse stock split, spin-off, combination or exchange of shares, merger, consolidation, reorganization, recapitalization or other distribution of our assets to shareholders, or any other change affecting the shares or the share price of our common stock (including any nonreciprocal transaction between us and our shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number, kind or share price of our common stock and causes a change in the per share value of the common stock underlying outstanding awards), the Compensation Committee will make equitable adjustments, if any, to the Second Restated Plan and to outstanding awards in order to reflect such change, taking into consideration accounting and tax consequences, with respect to the aggregate number and kind of shares that may be issued under the Second Restated Plan, the number and kind of shares subject to outstanding awards, the terms and conditions of any outstanding awards and the grant or exercise price per share for any outstanding awards.

50    RENTECH, INC.  ï  2014 Proxy Statement

Change in Control

If we experience a change in control, the treatment of awards outstanding under the Second Restated Plan that were granted prior to November 2, 2009 will be governed by the terms of the First Restated Plan or our original 2009 Incentive Award Plan, as applicable, as in effect on the date on which such award was granted.

With respect to awards outstanding under the Second Restated Plan that were granted on or after November 2, 2009, if a change in control of us occurs, all such awards shall be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary thereof. In the event that the successor corporation or a parent or subsidiary thereof refuses to assume or substitute any such awards, then all such awards will fully vest (and, become exercisable, as applicable) and any forfeiture restrictions thereon will lapse immediately prior to the consummation of the change in control. With respect to any such award, the Compensation Committee will notify the participant that the award will be deemed to be exercised, if applicable, and, in any event, settled upon the occurrence of the change in control, and the award will terminate upon the change in control in exchange for payment of the consideration payable in the change in control for such fully vested (and exercised, if applicable) award.

Transferability

Except as otherwise permitted by the Compensation Committee, no award under the Second Restated Plan may be transferred other than by will or the laws of descent and distribution or, subject to the consent of the Compensation Committee, pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed. In addition, no right or interest of a participant in any award (i) may be pledged, encumbered, or hypothecated to or in favor of any party other than us or one of our subsidiaries or (ii) will be subject to any lien, obligation or liability of such participant or any other party (other than us or one of our subsidiaries), unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed.

Amendment and Termination

The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the Second Restated Plan at any time; provided, that shareholder approval must be obtained for any amendment (i) to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (ii) to increase the number of shares available under the Second Restated Plan or (iii) that results in a material increase in benefits or a change in eligibility requirements. In addition, no option or stock appreciation right may be amended to reduce the per share exercise price or base price, as applicable, of the shares subject to such option or stock appreciation right below the per share exercise price or base price, as applicable, as of the date of grant, and no award may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right having a higher per share exercise price or base price, as applicable. No amendment shall extend the term of any outstanding option or stock appreciation right beyond ten years from the date of grant, or reduce an option’s exercise price or a stock appreciation right’s base price below the common stock’s fair market value on the date of the option or stock appreciation right grant. In addition, no option or stock appreciation right may be cancelled in exchange for cash (without shareholder approval) when the per share exercise price or base price of such option or stock appreciation right, as applicable, exceeds the fair market value of the shares of common stock subject to such option or stock appreciation right.

The Second Restated Plan will terminate on the tenth anniversary of the date on which it was approved by our shareholders and became effective. In no event may an incentive stock option be granted pursuant to the Second Restated Plan on or after the tenth anniversary of the earlier to occur of the date on which our shareholders approved the Second Restated Plan and it became effective or the date on which the Board originally approved the Second Restated Plan.

Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Second Restated Plan. The discussion below does not purport to be complete, and it does not discuss state, local and foreign income taxes and federal employment taxes. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Nonqualified Stock Options. With respect to nonqualified stock options, the optionee should not have taxable income on the grant of the option. Generally, the optionee will recognize ordinary income in an amount equal to the fair market value of the shares at the time of exercise less the exercise price paid for the shares. The optionee’s basis in the shares for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our

RENTECH, INC. ï 2014 Proxy Statement 51

common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options. A participant receiving incentive stock options should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply. We will not be entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Second Restated Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment or settlement based on the fair market value of the award on that date. Compensation otherwise effectively deferred will generally be subject to taxation when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m). Section 162(m) of the Code, in general, limits a public corporation from taking a deduction for annual compensation in excess of $1 million for certain of its executive officers. It is possible that compensation attributable to awards under the Second Restated Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

The Section 162(m) deduction limit does not apply to certain “qualified performance-based” compensation under Section 162(m) of the Code. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires the following: (i) the compensation must be paid solely upon account of the attainment of one or more pre-established objective performance goals; (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors”; (iii) the material terms of the performance goals must be disclosed to and approved by the shareholders; and (iv) the compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment. Section 162(m) of the Code contains a special rule for stock options and stock appreciation rights which provides that stock options and stock appreciation rights will satisfy the “qualified performance-based compensation” exemption if (1) the awards are made by a qualifying compensation committee, (2) the plan sets the maximum number of shares that can be granted to any person within a specified period and (3) the compensation is based solely on an increase in the stock price after the grant date.

The Second Restated Plan has been designed to permit the Compensation Committee to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Code. In the event the Committee determines that it is in our best interests to make use of such awards, the remuneration attributable to those awards should not be subject to the $1 million deduction limitation. The Compensation Committee may, in its discretion, grant awards that do not qualify as “performance-based compensation” and which may, therefore, be subject to the $1 million deduction limitation.

Section 409A. Certain types of awards under the Second Restated Plan, such as restricted stock units and dividend equivalents, may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the greatest extent possible, awards granted under the Second Restated Plan are structured in a manner intended to avoid the imposition of taxes under Section 409A of the Code by complying with the requirements of Section 409A of the Code or qualifying for an available exemption from such requirements. To the extent determined necessary or appropriate by the Board, the Second Restated Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

52    RENTECH, INC.  ï  2014 Proxy Statement

New Plan Benefits

The number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Second Restated Plan, as amended by the Amendment, will be determined in the discretion of the Compensation Committee in the future, and the Compensation Committee has not made any determination to make future grants to any persons under the Second Restated Plan, as amended by the Amendment, as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by participants under the Second Restated Plan, as amended by the Amendment.

Certain tables in this proxy statement under the general heading “Election of Directors (Proxy Item 2)—Compensation Discussion and Analysis,” including the Summary Compensation Table, the Grants of Plan-Based Awards Table, the Outstanding Equity Awards at Fiscal Year-End Table and the Option Exercises and Stock Vested Table set forth information with respect to prior awards granted to our individual named executive officers under the Second Restated Plan and other shareholder-approved plans.

Awards Granted

The table below sets forth summary information concerning the number of shares of our common stock subject to awards granted under the Second Restated Plan since it was approved by our shareholders on June 4, 2013 to our named executive officers, directors and employees as of December 31, 2013.

As described above, it is not possible to determine the amount of awards that will be granted in the future to participants under the Second Restated Plan, as amended by the Amendment.

Name and Position	Dollar Value ($) (1)	Number of Shares
D. Hunt Ramsbottom
Chief Executive Officer	1,145,114	654,351
Dan J. Cohrs
Chief Financial Officer	620,270	354,440
Sean Ebnet
Senior Vice President — Business Development	465,537	266,021
Harold A. Wright
Senior Vice President and Chief Technology Officer	407,344	232,768
Colin M. Morris
General Counsel	381,705	218,117
All Current Executive Officers as a Group	3,019,970	1,725,697
All Non-Executive Directors as a Group	156,800	89,600
All Non-Executive Officer Employees as a Group	2,141,654	1,223,802
(1)	Award values were calculated based on the $1.75 closing price of our common stock on December 31, 2013.

Vote Required

A quorum for the transaction of business at the meeting requires the presence at the annual meeting, in person or by proxy, of the holders of not less than a majority of the voting power of the outstanding shares of common stock. If a quorum is present, the proposal to approve the First Plan Amendment will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. If brokers have not received any instruction from their customers on how to vote the customer’s shares on a particular proposal, the brokers are allowed to vote on routine matters but not on non-routine proposals. The absence of votes by brokers on non-routine matters are “broker non-votes.” Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the proposal to approve the First Plan Amendment.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE FIRST PLAN AMENDMENT PROPOSAL.

RENTECH, INC.  ï  2014 Proxy Statement    53

SAY-ON-PAY PROPOSAL

(Proxy Item 5)

Background

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis (an “Advisory Vote”), the compensation of our named executive officers as disclosed under the heading “Election of Directors (Proxy Item 2)—Compensation Discussion and Analysis” above in accordance with applicable SEC’s rules. Our Board previously determined, upon the approval of our shareholders, to hold an Advisory Vote on the compensation of our named executive officers every three years. Accordingly, we expect that our next Advisory Vote to approve the compensation of our named executive officers (following this 2014 annual meeting of our shareholders) will occur at our annual meeting of shareholders in 2017.

Summary

We are asking our shareholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, or NEOs, which consist of our Chief Executive Officer, Chief Financial Officer and next three highest paid executive officers, as described in under the heading “Election of Directors (Proxy Item 2)—Compensation Discussion and Analysis” above and the related executive compensation tables. Our executive compensation program is designed to enable us to recruit, retain and develop superior management talent who are critical to our success. Our executive compensation program rewards our NEOs for the achievement of specific annual and long-term goals, including overall company goals, individual performance and the realization of increased shareholder value. The following is a summary of some of the key points of our executive compensation program. We urge our shareholders to review the “Election of Directors (Proxy Item 2)—Compensation Discussion and Analysis” section above and the related executive compensation tables for more information.

Pay-for-Performance. We emphasize pay-for-performance and condition a considerable amount of our NEOs’ pay upon Rentech’s performance. We seek to provide market-level salaries for our executives with the opportunity to exceed market levels for total compensation if short- and long-term performance exceeds expectations. Our executive compensation program is designed so that above-median compensation is awarded upon the attainment of exceptional performance.

Cash Incentives Linked to Performance Goals. Under our annual incentive program, bonuses are determined by reference to Rentech’s and our NEOs’ achievement of challenging, pre-determined performance goals, and may be paid below applicable target bonus levels if some or all of the applicable goals are not achieved. For fiscal year 2013, our NEOs received actual bonuses that were less than target amounts because certain key performance goals were not achieved and other individual and Company accomplishments were insufficient to outweigh the Company’s inability to timely achieve these goals.

Performance-Based Equity Awards. To further emphasize Rentech’s pay-for-performance philosophy and commitment to aligning our executives’ compensation with Rentech’s performance and with the interests of our shareholders, we have developed and implemented, as a component of our equity compensation strategy, long-term incentive equity awards that vest only upon the achievement of applicable performance requirements (as well as continued service). These awards further align the interests of our NEOs with those of our shareholders, incentivize our NEOs to work towards increasing value for our shareholders and encourage retention. Specifically, our long-term incentives have been designed using a portfolio approach with a mix of awards and vesting requirements, including (i) grants of performance stock units, or PSUs, with performance vesting requirements based on the achievement of a target level (at least +25%) of total shareholder return, or TSR, and (ii) grants of restricted stock units that vest over a three year period, in each case, subject to continued service through the applicable vesting date.

In fiscal year 2013, 60% of the long-term incentive awards granted to each of our NEOs (excluding an isolated award of time-vested restricted stock units granted to Mr. Ebnet in connection with his promotion in 2013) were PSUs that are earned only upon our achievement of future TSR performance criteria over a three-year performance period. Each NEO is eligible to earn a specified number of target PSUs. Actual PSU payouts (if any) range from 0% to 175% of the target PSU levels depending on the actual level of TSR attained, and are subject to continued service through the applicable vesting date. We believe that these PSUs encourage retention and support long-term performance by aligning the interests of our executives and our shareholders and emphasize shareholder return improvement before NEOs’ awards are earned and paid.

No Change in Control Payments. None of our NEOs are entitled to receive any “single trigger” cash payments in connection with a change in control of Rentech. Rather, change in control related cash severance is paid only if the

54    RENTECH, INC.  ï  2014 Proxy Statement

executive officer is involuntarily terminated in connection with the change in control. We believe that this provides reasonable protections to our NEOs while they negotiate with potential acquirers on behalf of shareholders, while also encouraging their continued employment and focus on our post-transaction success.

Stock Ownership Guidelines. In April 2013, we adopted stock ownership guidelines for our executives officers and non-employee directors, pursuant to which they must accumulate and hold equity of Rentech valued at three times (or six times in the case of our Chief Executive Officer) their annual base salary (with respect to our executive officers) or their annual cash retainer (with respect to our non-employee directors) within the earlier of (i) five years after the adoption of these guidelines or (ii) five years after becoming an executive officer of Rentech or joining the Board, as applicable. If an individual fails to satisfy the above ownership requirements at the end of the applicable five-year period, then he or she will be required to retain 100% of any shares acquired through stock option exercise or the vesting of PSUs, restricted stock units and restricted stock awards (net of shares sold or withheld to satisfy taxes and, in the case of stock options, the exercise price) until such time that he or she meets the ownership requirements.

Clawback Policy. In March 2013, we adopted a clawback policy pursuant to which, in the event of an accounting restatement due to material non-compliance with any financial reporting requirements under the securities law, we would be entitled to recoup from executive officers all cash bonuses and all contingent equity that would not have been paid if performance had been measured in accordance with the restated financials.

Corporate Governance. We are committed to strong governance standards with respect to our compensation program, procedures and practices. Pursuant to our commitment to strong governance standards, the Compensation Committee is comprised solely of independent directors. The Compensation Committee retains an independent compensation consultant to provide it with advice and guidance on Rentech’s executive compensation program design and evaluate our executive compensation. The Compensation Committee oversees and periodically assesses the risks associated with our company-wide compensation structure, policies and programs to determine whether such programs encourage excessive risk taking. We have implemented equity compensation grant procedures that comply with evolving best practices.

Recommendation

The Board believes that the information provided above under the heading “Election of Directors (Proxy Item 2)—Compensation Discussion and Analysis” and the related executive compensation tables demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

The following resolution will be submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of Rentech approve, on an advisory basis, the compensation of Rentech’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of our Proxy Statement filed with the SEC as of May 16, 2014.”

The say-on-pay vote is advisory, and therefore not binding on Rentech, the Compensation Committee or the Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE SAY-ON-PAY PROPOSAL.

RENTECH, INC.  ï  2014 Proxy Statement    55

AUDITOR RATIFICATION PROPOSAL

(Proxy Item 6)

Proposal

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014, and has further directed that management submit the selection of PricewaterhouseCoopers LLP for ratification by the shareholders at the annual meeting of shareholders. PricewaterhouseCoopers LLP has audited our financial statements the fiscal year ended September 30, 2009. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting of shareholders and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain PricewaterhouseCoopers LLP in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us.

Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE AUDITOR RATIFICATION PROPOSAL.

56    RENTECH, INC.  ï  2014 Proxy Statement

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Proposals of shareholders intended to be presented at the annual meeting of shareholders held in 2015 must be received by our corporate secretary on or before             in order to be eligible for inclusion in our proxy statement and form of proxy. However, if the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline for inclusion in the proxy will be a reasonable time before we begin to print and mail proxy materials for next year’s meeting. To be included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.

Under our bylaws, for business properly to be brought before the annual meeting of shareholders held in 2015, a shareholder must have given timely notice in proper written form to our Secretary at the address set forth on the first page of this proxy statement in accordance with the then current provisions of our bylaws. Our bylaws currently require that such notice be delivered to or mailed and received at our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (i.e., no earlier than April 2, 2015 and no later than May 4, 2015). If, however, we advance the date of the next annual meeting by more than 30 days or delay such date by more than 60 days, notice by the shareholder must be given not earlier than the close of business on the 90th day in advance of such meeting and not after the later of (i) the close of business on the 60th day prior to such meeting, or (ii) the tenth day following the first public announcement of the date of such meeting.

Shareholders may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to the Secretary. For additional information regarding shareholder recommendations for director candidates, see “Election of Directors (Proxy Item 2)—Nominating and Corporate Governance Committee and Shareholder Communications.”

Under our bylaws, for a shareholder to nominate a director for election at the annual meeting of shareholders held in 2015, a shareholder must have given timely notice in proper written form to our Secretary at the address set forth on the first page of this proxy statement in accordance with the then current provisions of our bylaws. Our bylaws currently require that such notice be delivered to or mailed and received at our principal executive offices not later than December 31, 2014. In addition, the shareholder must also provide the director nomination information required by our bylaws.

RENTECH, INC.  ï  2014 Proxy Statement    57

OTHER BUSINESS

Management does not know of any other matters to be brought before the annual meeting. If any other business items not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with the Board’s recommendation on those matters.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 has been mailed to you concurrently with this proxy statement. This Annual Report is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. We will provide upon written request, without charge to each shareholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Any exhibits listed in such Form 10-K also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our principal executive offices at 10877 Wilshire Boulevard, 10th Floor, Los Angeles, California 90024, Attention: Secretary.

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to our shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for this year or future years should be directed in writing to our principal executive offices at 10877 Wilshire Boulevard, 10th Floor, Los Angeles, California 90024, Attention: Secretary, or by phone at (310) 571-9800.

ALL SHAREHOLDERS ARE URGED TO VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, OR TO COMPLETE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Colin M. Morris

Secretary

May 16, 2014

58    RENTECH, INC.  ï  2014 Proxy Statement

ANNEX A

PROPOSED BOARD INCREASE AMENDMENT

PROPOSED AMENDMENT TO ARTICLE 6, SECTION 1 OF OUR ARTICLES OF INCORPORATION

6-1. The business and affairs of the Corporation shall be governed by a Board of Directors who shall be elected according to the Bylaws of the Corporation. The number of directors shall be not less than three nor more than ten persons, provided, however, that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

A-1

ANNEX B

PROPOSED MAJORITY VOTING AMENDMENTS

PROPOSED AMENDMENT TO SECTION 2.11.2 OF OUR BYLAWS

Section 2.11.2. Entitlement to Vote.

(a) Unless otherwise provided by these bylaws or the articles of incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter. If two or more persons hold shares as co-tenants or fiduciaries and the vote for those shares is cast in a name that purports to be the name of at least one of them and the person voting in person or signing a proxy vote appears to be acting on behalf of all the cotenants or fiduciaries, the corporation may accept the vote. If more than one cotenant or fiduciary votes, the act of the majority shall bind all of the votes, and if the votes are evenly divided, each cotenant or fiduciary may vote the shares proportionately according to their beneficial interest. A shareholder shall not be entitled to vote where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of shareholders entitled to vote prior to that shareholder becoming a shareholder.

(b) Each record holder of stock shall be entitled to vote on the election of directors and shall have as many votes for each director as the shares owned by him and for whose election he has the right to vote.

(c) A nominee for director shall be elected to the Board if the nominee receives a majority of the votes cast with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees for director exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. A majority of the votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election (but counted for purposes of determining a quorum). If an incumbent director nominee fails to receive a majority of the votes cast in an election that is not a Contested Election, such director shall immediately tender his or her resignation to the Board, such resignation to become effective upon acceptance by the Board. The Nominating and Corporate Governance Committee of the Board, or such other committee designated by the Board, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation within ninety days following certification of the election results. The Nominating and Corporate Governance Committee (or other committee of the Board) in making its recommendation, and the Board in making its decision, each may consider any factors and other information that they consider relevant and appropriate. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board may fill the resulting vacancy pursuant to Section 3.13, or may decrease the size of the Board pursuant to Section 3.3.

(d) Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of this Section would not be violated in the circumstances presented to the court, the shares of the corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation, except to the extent the second corporation holds the shares in a fiduciary capacity.

(e) Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

PROPOSED AMENDMENT TO SECTION 3.14 OF OUR BYLAWS

Section 3.14. Resignation. Except as otherwise expressly provided in Section 2.11.2(c), any director may resign at any time by giving written notice to the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

B-1

ANNEX C

PROPOSED FIRST PLAN AMENDMENT

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED RENTECH, INC. 2009 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED RENTECH, INC. 2009 INCENTIVE AWARD PLAN (this “First Amendment”) is made and adopted by the Board of Directors (the “Board”) of Rentech, Inc., a Delaware corporation (the “Company”), effective as of                     , 2014 (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Second Amended and Restated Rentech, Inc. 2009 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 14.1 of the Plan, the Board may amend the Plan from time to time to increase the number of shares of Common Stock available for issuance under the Plan, subject to approval by the Company’s stockholders; and

WHEREAS, the Company desires to amend the Plan to increase the number of shares of Common Stock subject to the Plan by an additional six million three hundred seventeen thousand (6,317,000) shares of Common Stock as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, effective as of the Effective Date, subject to approval by the Company’s stockholders (the date on which the Company’s stockholders approve the First Amendment, the “First Amendment Date”):

AMENDMENT

1. Section 3.1(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a) Subject to Article 11 and Section 3.1(b) hereof, effective as of the First Amendment Date, the aggregate number of shares of Stock which may be subject to awards granted under the Plan is 10,800,000 shares less, for any awards granted under the Plan between December 31, 2013 (the “Share Count Date”) and the First Amendment Date (collectively, “Interim Awards”), (i) one share for each share of Stock subject to any such Option or Stock Appreciation Right, and (ii) 1.5 shares for each share of Stock subject to any such Full Value Award (the “Share Limit”), which Share Limit represents the sum of (i) 4,483,000 shares which remained available for grant under the Plan as of the Share Count Date, plus (ii) 6,317,000 new shares reserved for issuance pursuant to the First Amendment, less (iii) share reductions applicable in connection with any Interim Awards. Any shares of Stock that are subject to Options or Stock Appreciation Rights granted under the Second Restated Plan shall be counted against the Share Limit as one share for each share of Stock subject to such Option or Stock Appreciation Right, and any shares of Stock that are granted or delivered under the Second Restated Plan in settlement of any Full Value Awards shall be counted against the Share Limit as 1.5 shares of Stock for each share of Stock subject to such Full Value Award. The maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options under the Plan as of the First Amendment Date is 10,800,000 shares, less, for any Interim Awards granted, (i) one share for each share of Stock subject to any such Option or Stock Appreciation Right, and (ii) 1.5 shares for each share of Stock subject to any such Full Value Award.”

2. This First Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

C-1

IMPORTANT INFORMATION CONCERNING THE RENTECH ANNUAL MEETING

Check-in begins: 7:30 am PDT	Meeting begins: 8:30 am PDT

•	Our shareholders, including joint holders, as of the close of business on May 15, 2014, the record date for the annual meeting, are entitled to attend the annual meeting on July 1, 2014.

•	All shareholders and their proxies should be prepared to present photo identification for admission to the meeting

•

If you are a registered shareholder, an admission ticket is attached to your proxy card. Please detach and bring the admission ticket with you to the meeting. Shareholders who do not present admission tickets at the meeting will be admitted only upon verification of ownership.

•

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on May 15, 2014, the record date for voting.

•	Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on May 15, 2014.

•	Failure to present identification or otherwise comply with the above procedures will result in exclusion from the meeting.

•	Meeting attendees will not be permitted to bring cameras, mobile phones, recording equipment, electronic devices or large bags, briefcases or packages to the meeting.

•

During the Annual Meeting the Secretary will report on the matters set forth in the Notice of the Meeting and remarks about the Company will be provided by the management. Shareholders will have the opportunity to submit questions in writing to management up through the conclusion of the management presentation.

•	Please allow ample time for check-in.

THANK YOU FOR YOUR INTEREST AND SUPPORT—YOUR VOTE IS IMPORTANT!

Directions to the Sheraton Gateway Los Angeles Hotel:

From the Los Angeles International Airport:

Go east on Century Blvd. for less than one mile. Complimentary Airport Shuttle is provided to the hotel.

From Downtown Los Angeles:

Take the CA-110 South to the I-105 West toward the Los Angeles Airport. Take exit 2A toward La Cienega/Aviation Blvd. Turn left onto West Imperial Highway. Turn right onto Aviation Blvd and then make a slight left onto West Century Blvd.

From Orange County:

Take the I-405 North toward Santa Monica and then take the Century Blvd. exit toward the Los Angeles Airport. Turn left onto West Century Blvd.

RENTECH, INC. 10877 Wilshire Boulevard, 10th Floor Los Angeles, California 90024	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the cost incurred by your company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY TELEPHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote “FOR” the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees(s) on the line below.
1.	Election of Directors ☐	☐	☐

Nominees

01 Michael S. Burke 02 General (ret) Wesley K. Clark 03 Ronald M. Sega

The Board of Directors recommends you vote “FOR” the following proposals:				For	Against	Abstain

2.	Approval of the increase in the Board of Directors from nine seats to ten seats			☐	☐	☐

3.	Approval to the amendment of the bylaws of the Company to implement majority vote standard for uncontested elections of directors			☐	☐	☐

4.	Approval of the amendment to the Second Amended and Restated Rentech, Inc. 2009 Incentive Award Plan to increase the number of shares available under such plan			☐	☐	☐

5.	Approval on an advisory (nonbinding) basis of the named executive officer compensation			☐	☐	☐

6.	Ratification of selection of independent registered public accounting firm.			☐	☐	☐

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name, by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Ticket for Admission to

2014 Rentech Annual Shareholders Meeting

Time:	8:30 am PDT, July 1, 2014

Place:	Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California

Admission:	This ticket will admit shareholder. Ticket for one guest can be requested upon admission to the annual meeting. Valid admission ticket and government issued picture identification required to enter meeting.

Detach along perforated lines and retain ticket for admission to Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K Combo is/are available at www.proxyvote.com.

PROXY	Rentech, Inc.	PROXY

Annual Meeting of Shareholders—July 1, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Rentech, Inc., a Colorado corporation, hereby acknowledge(s) receipt of the Proxy Statement dated May 16, 2014, and hereby appoint(s) Colin M. Morris, D. Hunt Ramsbottom, and Dan J. Cohrs, and each of them, proxy and attorney-in-fact, with full of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Shareholders of Rentech, Inc., to be held at the Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California on July 1, 2014 at 8:30 am PDT and at any adjournment or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the recommendations of the Board of Directors indicated on the reverse side, and according to the discretion of the Board of Directors for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN AND DATE THIS PROXY AND VOTE

BY ONE OF THE METHODS DESCRIBED ON THE REVERSE SIDE.

(Continued, and to be signed and dated, on the reverse side)